                                                                PRELIMINARY COPY

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/X/        Preliminary Proxy Statement
/ /        Confidential, for Use of the Commission Only (as permitted by Rule
           14a-6(e)(2))
/ /        Definitive Proxy Statement
/ /        Definitive Additional Materials
/ /        Soliciting Material Pursuant to Section240.14a-11(c) or
           Section240.14a-12

_______________NYLIFE GOVERNMENT MORTGAGE PLUS LIMITED PARTNERSHIP______________
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ /        $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of
           Schedule 14A.
/ /        $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/X/        Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
           1)         Title   of   each  class   of  securities   to  which   transaction  applies:
                      Units of Depositary Receipts Representing Assigned Limited Partner Interests
           2)         Aggregate   number   of    securities   to    which   transaction    applies:
                      8,168,457.7
           3)         Per  unit price or other underlying value of transaction computed pursuant to
                      Exchange Act Rule  0-11 (Set  forth the  amount on  which the  filing fee  is calculated and state how it was determined):
                      $3.69  (aggregate amount  to be distributed  to security  holders, assuming a sale of  the partnership's  holdings  for the  estimated fair  market  value,
                      $30,169,500)
           4)         Proposed maximum aggregate value of transaction:
                      $30,169,500 (aggregate amount to be distributed to security holders, assuming a  sale for  the estimated fair  market value, the  partnership's holdings at
                      $30,169,500)
           5)         Total fee paid:
                      $6,033.18
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee  is offset as provided by Exchange Act Rule  0-11(a)(2)
           and  identify the filing for which the  offsetting fee was paid previously. Identify the previous filing by registration statement number, or  the Form or Schedule and the  date of its filing.
           1)         Amount Previously Paid:
                      -----------------------------------------------------------------------------
           2)         Form, Schedule or Registration Statement No.:
                      -----------------------------------------------------------------------------
           3)         Filing Party:
                      -----------------------------------------------------------------------------
           4)         Date Filed:
                      -----------------------------------------------------------------------------

--------------------------------------------------------------------------------

              NYLIFE GOVERNMENT MORTGAGE PLUS LIMITED PARTNERSHIP
                         51 Madison Avenue, Suite 1710
                            New York, New York 10010
                        Telephone Number: 1-800-278-4117

                                 March 29, 1996

To the Unitholders of
    NYLIFE Government Mortgage Plus Limited Partnership:

    Enclosed is a copy of the preliminary consent solicitation statement (the "Preliminary Solicitation Statement") relating to the solicitation of written consents of the unitholders (the "Unitholders") of NYLIFE Government Mortgage Plus Limited Partnership, a Massachusetts limited partnership (the "Partnership"), to dissolve, terminate and wind up the Partnership.

    THIS IS A PRELIMINARY SOLICITATION STATEMENT. ACCORDINGLY, A CONSENT CARD IS NOT INCLUDED HEREWITH. A DEFINITIVE VERSION OF THE SOLICITATION STATEMENT (THE "DEFINITIVE SOLICITATION STATEMENT") WILL BE SENT TO YOU IN THE NEAR FUTURE, ALONG WITH A CONSENT CARD. AT THAT TIME, YOU WILL BE REQUESTED TO FORWARD YOUR CONSENT CARD TO THE PARTNERSHIP.

    Due to the importance of the actions for which consent is solicited, you should read the entire Preliminary Solicitation Statement carefully. Furthermore, before returning the consent card to be mailed to you later with the Definitive Solicitation Statement, you should read the Definitive Solicitation Statement, in its entirety, carefully.

    Regardless of the number of units of depositary receipts of the Partnership ("Units") you hold, it is important that your Units be voted. After you have received and read the Definitive Solicitation Statement, we urge you to fill in, date, sign and mail the consent card promptly.

                                   Sincerely,
                                   NYLIFE REALTY INC.,
                                     GENERAL PARTNER

March 29, 1996

                                                                PRELIMINARY COPY

SOLICITATION STATEMENT

              NYLIFE GOVERNMENT MORTGAGE PLUS LIMITED PARTNERSHIP

                         51 Madison Avenue, Suite 1710
                               New York, NY 10010
                        Telephone Number: 1-800-278-4117

                SOLICITATION OF CONSENTS TO DISSOLVE, TERMINATE
                          AND WIND UP THE PARTNERSHIP

To the Unitholders of NYLIFE Government Mortgage Plus Limited Partnership:

    NYLIFE Government Mortgage Plus Limited Partnership, a Massachusetts limited partnership (the "Partnership"), is soliciting consents of holders (the "Unitholders") of units of depositary receipts ("Units") representing assigned limited partner interests in the Partnership held by NYLIFE Depositary Corporation (the "Corporate Limited Partner") to dissolve, terminate and wind up the Partnership (the "Proposal"). If the Proposal is approved by the requisite consent of Unitholders, the Partnership will be dissolved, terminated and wound up in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"). Under the Partnership Agreement, adoption of the Proposal requires the consent of holders of record of more than 50% of the outstanding Units (a "majority in interest").

    NYLIFE Realty Inc. (the "General Partner"), the sole general partner of the Partnership, is not making any recommendation as to whether or not a Unitholder should vote in favor of the Proposal. Each Unitholder must make his, her or its own decision with respect to the Proposal.

    The approximate date on which this Preliminary Solicitation Statement is first being mailed to Unitholders is March 29, 1996. The Definitive Solicitation Statement will be mailed to the Unitholders at a later date. Only Unitholders of record at the close of business on the date specified in the Definitive Solicitation Statement (the "Record Date") will be entitled to submit consent cards with respect to the Proposal. The deadline for the receipt of consent cards (the "Expiration Date") will be specified in the Definitive Solicitation Statement. However, the Proposal will be deemed adopted and effective on the date (the "Approval Date") when the Partnership has received executed consent cards consenting to the Proposal from the holders of a majority in interest of the Units outstanding on the Record Date.

    Unitholders may revoke any previously submitted consent with respect to the Proposal by delivering written notice of revocation to the Partnership prior to the earlier of the Approval Date or the Expiration Date. Any duly executed consent card on which a consent or indication of withholding of consent is not indicated (except broker non-votes expressly indicating a lack of discretionary authority to consent) will be deemed a consent to the Proposal. An abstention from voting on the Proposal will effectively count as a negative vote with respect to the Proposal.

        This Preliminary Solicitation Statement is dated March 29, 1996.

                                                                PRELIMINARY COPY

                               TABLE OF CONTENTS

SUMMARY................................................................................          1
  The Partnership......................................................................          1
  The Proposal and Its Potential Effects...............................................          1
    The Proposal.......................................................................          1
    Effect of Approval of the Proposal and the Settlement..............................          2
    Required Consent...................................................................          3
  Effect on Partnership and Unitholders if Proposal Is Not Approved....................          3
  No Dissenters' Rights................................................................          3
  Considerations with Respect to the Proposal..........................................          4
  Determination of Liquidation Advance.................................................          4
  Litigation and Proposed Settlement...................................................          4
    The Lawsuit........................................................................          4
    Denial of Claims...................................................................          5
    Terms of Proposed Settlement Payments..............................................          5
    Release............................................................................          5
    Conditions to Settlement...........................................................          5
    Class Notice and Final Order.......................................................          6
  Federal Income Tax Consequences......................................................          6
  Interests of General Partner and Affiliates..........................................          7
  Solicitation Costs...................................................................          7

THE PROPOSAL AND CONSIDERATIONS WITH RESPECT TO THE PROPOSAL...........................          8
  The Proposal.........................................................................          8
    General............................................................................          8
    Liquidation Procedures.............................................................          8
    Sale of the Partnership's Assets...................................................          8
    Provision for Liabilities..........................................................          8
    Liquidating Distributions..........................................................          9
    Allocation of Profits and Losses...................................................          9
  Effect of Approval of the Proposal and the Settlement................................         10
    Cash Payments to Settling Unitholders..............................................         10
    Effect of Settlement on Liquidating Distributions..................................         11
  Consent of Unitholders...............................................................         11
  Effect on Partnership and Unitholders if Proposal Is Not Approved....................         11
  No Dissenters' Rights................................................................         12
  Board Determination..................................................................         12
  Considerations with Respect to the Proposal..........................................         12

LITIGATION AND PROPOSED SETTLEMENT.....................................................         13
  The Lawsuit and the Class Members....................................................         13
  Denial of Claims.....................................................................         13
  Payment Under the Settlement Agreement to the Unitholders............................         14
  The Hearing Order and the Settlement Hearing.........................................         14
  Potential Termination of the Settlement Agreement....................................         14
  Potential Termination of the Settlement Agreement with Respect to the Partnership....         15
  Release..............................................................................         15
  Final Approval and Final Order and Judgment..........................................         15
  Regulatory Approvals.................................................................         15

CERTAIN INFORMATION CONCERNING THE PARTNERSHIP.........................................         16
  General..............................................................................         16

                                                                PRELIMINARY COPY

  General Partner and Management.......................................................         16
  Rights and Powers of Unitholders.....................................................         16
  Term and Dissolution of the Partnership..............................................         17
  The Mortgages........................................................................         18
    Cross Creek........................................................................         18
      Participating Insured Mortgage...................................................         18
      Participating Guaranteed Loan....................................................         19
      Participation Payments...........................................................         19
      Property Description.............................................................         20
    The Highlands......................................................................         20
      Participating Insured Mortgage...................................................         20
      Participating Guaranteed Loan....................................................         21
      Sale of the Highlands............................................................         21
      Recent Developments..............................................................         21
    Signature Place....................................................................         22
      Participating Insured Mortgage...................................................         22
      Participating Guaranteed Loan....................................................         23
      Participation Payments...........................................................         24
      Property Description.............................................................         24
  Guarantee of PGLs....................................................................         24
  Competition..........................................................................         25
  Legal Proceedings....................................................................         25

SELECTED FINANCIAL DATA................................................................         26

PRO FORMA FINANCIAL DATA...............................................................         27

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS............................................................................         31
  Liquidity and Capital Resources......................................................         31
  Results of Operations................................................................         31
    1995 Compared to 1994..............................................................         31
    1994 Compared to 1993..............................................................         32
    1993 Compared to 1992..............................................................         32

FEDERAL INCOME TAX CONSEQUENCES........................................................         32

General................................................................................         32
Cash Payment...........................................................................         33
  Liquidation Advance..................................................................         33
  Refund...............................................................................         33
  Enhancement..........................................................................         33
  Special Rules for Tax-Exempt Unitholders.............................................         33
Winding Up and Liquidation of Partnership..............................................         33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........................         34

INTERESTS OF CERTAIN PERSONS IN TRANSACTION............................................         35

MARKET FOR UNITS AND RELATED MATTERS...................................................         35

VOTING PROCEDURES......................................................................         36

ADDITIONAL INFORMATION.................................................................         37

INCORPORATION BY REFERENCE.............................................................         38

INDEX TO FINANCIAL STATEMENTS..........................................................        F-1

                                                                PRELIMINARY COPY

                                    SUMMARY

    THE FOLLOWING SUMMARY IS INTENDED TO ASSIST UNITHOLDERS IN REVIEWING THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PRELIMINARY SOLICITATION STATEMENT AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH DETAILED INFORMATION.

THE PARTNERSHIP

    The Partnership is a Massachusetts limited partnership that was formed in 1988 solely for the purposes of investing in (a) federally insured or coinsured mortgages on multi-family residential properties or residential care facilities directly, or through the purchase of mortgage-backed securities ("MBSs") guaranteed as to principal and Basic Interest (as defined in the Partnership Agreement) by the Government National Mortgage Association ("GNMA"), (b) participations in the revenue stream above a specified base level and/or in the residual value, if any, of the underlying property generally secured by a subordinated mortgage ("Participation Interests"), and (c) a limited amount of uninsured loans to the equity investors ("Individual Investors") in the entities that own such underlying properties, which loans also provide indirectly for additional Partnership participation in the revenue stream above a specified base level and/or in the residual value of the underlying property ("Participating Guaranteed Loans" or "PGLs"). Although the Participation Interests are not guaranteed or insured by any government agency and the PGLs are not secured by any real estate mortgage, for ease of reference, the MBSs and the Participation Interests are collectively referred to herein as the "Participating Insured Mortgages" or "PIMs" and the PIMs and the PGLs are collectively referred to herein as the "Mortgages".

    The Partnership's initial public offering of Units began on May 26, 1989 and concluded on September 30, 1991 (the "Public Offering"). As of such date, the Partnership had raised gross proceeds of $81,684,577. After the return of $42,312,611 of uninvested gross proceeds (the "Uninvested Gross Proceeds") to investors in 1992, the Partnership had 8,168,457.7 Units outstanding with a capital value of $4.82 per Unit.

    Since the formation of the Partnership, the Partnership has invested in three PIMs consisting of (i) MBSs collateralized by three federally co-insured mortgages on multi-family residential properties pursuant to the coinsurance program of Section 221(d)(4) of the National Housing Act and (ii) Participation Interests evidenced by additional interest agreements and secured by subordinated mortgages on such properties. Each MBS is guaranteed as to principal and Basic Interest by GNMA. The Partnership recently sold one such MBS, and currently holds two such MBSs. See "Certain Information Concerning the Partnership -- The Mortgages -- The Highlands -- Recent Developments." The remaining two MBSs are related to two PIMs which provide for the Partnership to participate in 50% of the underlying property's net cash flow and appreciation, if any. The Partnership originally funded three PGLs with respect to the same properties underlying the Partnership's PIMs. The Partnership currently holds two such PGLs. These PGLs provide for additional Partnership participation of 10% to 15% in such properties' net cash flow and appreciation, if any.

    The General Partner, NYLIFE Realty Inc., is a Delaware corporation and an indirect wholly-owned subsidiary of New York Life Insurance Company ("New York Life"). The General Partner is primarily responsible for both investment and administrative matters of the Partnership.

THE PROPOSAL AND ITS POTENTIAL EFFECTS

    THE PROPOSAL. The Partnership is soliciting the consent of the Unitholders to the Proposal. The consents are being solicited in conjunction with the proposed settlement (the "Settlement") of a class action lawsuit (the "Lawsuit") pending in the United States District Court for the Southern District of Florida (the "Court"). However, the Proposal is not conditioned upon approval by the Court of the Settlement or upon the Settlement becoming final. If the Unitholders approve the Proposal, the Partnership will be dissolved, terminated and wound up in accordance with the terms of the Partnership Agreement. The assets of the Partnership will be sold for cash at the best price available therefor and the cash remaining after satisfaction of the Partnership's liabilities will generally be distributed

                                                                PRELIMINARY COPY

to the General Partner and the Unitholders (together, the "partners"). For a discussion of the allocation and distribution of proceeds to the partners upon liquidation of the Partnership, see "The Proposal and Considerations with Respect to the Proposal -- The Proposal -- Liquidating Distributions."

    EFFECT OF APPROVAL OF THE PROPOSAL AND THE SETTLEMENT. If the Proposal is approved by the Unitholders, and the Settlement is approved by the Court and becomes final, a Unitholder who participates in the Settlement (a "Settling Unitholder") will receive from the General Partner within 30 days of the date on which the Court enters a Final Order and Judgment approving the Settlement and the period for appeal of the Final Order and Judgment has expired or, if the Final Order and Judgment is appealed, the date on which all such appeals have been finally adjudicated in a manner that affirms the Final Order and Judgment (the "Final Settlement Date"), or as soon as practicable thereafter, a cash payment (the "Cash Payment") that, together with prior distributions to such Settling Unitholder from the Partnership, will result in such Settling Unitholder having received, in the aggregate, an amount at least equal to his, her or its total investment in the Partnership. The Cash Payment to each Settling Unitholder will include an amount (the "Liquidation Advance") that will be equal to such Settling Unitholder's proportionate share in the sum of (i) the aggregate unpaid principal amount as of December 31, 1995, less any payments of principal since that date, of all mortgages and loans held by the Partnership, adjusted to account for the disposition of any assets of the Partnership through the Final Settlement Date (the "Loan Balance"), and (ii) the excess of the Working Capital (as defined herein) for the Partnership remaining as of the Final Settlement Date after the General Partner estimates the amount of Working Capital that may be needed to meet other outstanding liabilities, contingencies or operating expenses or costs associated with winding up the Partnership ("Distributable Working Capital"). "Working Capital," as used herein, means the amount, as determined by the General Partner, which is equal to the sum of the cash, cash equivalents and accounts receivable, less payables and accrued liabilities, and excluding the value of any assets included in the Loan Balance as of the end of the fiscal quarter immediately preceding the Final Settlement Date.

    The Liquidation Advance will be deemed an advance by the General Partner to the Settling Unitholder that is repayable solely out of any liquidating distribution (a "Liquidating Distribution") made by the Partnership to such Settling Unitholder. Each Settling Unitholder will grant a security interest in favor of the General Partner in his, her or its Units and Liquidating Distribution up to the amount of such Settling Unitholder's Liquidation Advance to secure the repayment of such Liquidation Advance out of his, her or its Liquidating Distribution. The Liquidating Distribution will consist of the assets of the Partnership, including proceeds from liquidation of the Mortgages as well as cash and cash equivalents, remaining after sale of the Partnership's assets and discharge of its liabilities. To the extent a Settling Unitholder's Liquidating Distribution exceeds his, her or its Liquidation Advance, such Settling Unitholder will receive the excess amount in up to two installments as the Partnership is liquidated and sales proceeds and liabilities are determined. If a Settling Unitholder's Liquidating Distribution is less than the amount such Settling Unitholder received as a Liquidation Advance, such Settling Unitholder will not be obligated to repay the difference to the General Partner.

    Each Cash Payment also will include either a Refund (as defined below) or an Enhancement (as defined below). If payment of the Liquidation Advance to a Settling Unitholder plus all prior distributions to such Settling Unitholders from the Partnership would not result in such Settling Unitholder having received in the aggregate an amount at least equal to his, her or its total investment in the Partnership, the Cash Payment will include an amount (the "Refund") that will be equal to an amount that, together with the Liquidation Advance and the prior distributions to the Settling Unitholder from the Partnership, will result in the Settling Unitholder having received in the aggregate an amount at least equal to his, her or its total investment in the Partnership. If payment of the Liquidation Advance plus all prior distributions to the Settling Unitholder from the Partnership would result in such Settling Unitholder having received in the aggregate an amount equal to or greater than his, her or its total investment in the Partnership, the Cash Payment will include an

                                                                PRELIMINARY COPY
amount (the "Enhancement") that will be equal to $.20 multiplied by the number of Units of the Partnership held by such Settling Unitholder. In no event will the Refund or the Enhancement be less than $200 for any Settling Unitholder. For payments that may be made pursuant to the Settlement to a Settling Unitholder that is a defined benefit plan, see "The Proposal and Considerations with Respect to the Proposal -- The Proposal -- Effect of Approval of the Proposal and the Settlement."

    A Unitholder who does not participate in the Settlement (a "Non-Settling Unitholder") will not receive a Cash Payment in connection with the Settlement, and instead will receive only a Liquidating Distribution, which will be less than the amount the Non-Settling Unitholder would have received had he, she or it participated in the Settlement. See "The Proposal and Considerations with Respect to the Proposal -- Effect of Approval of the Proposal and the Settlement -- Cash Payments to Settling Unitholders."

    There are numerous conditions to the Settlement, including approval by the Court. There can be no assurance that if the Proposal is approved by the
Unitholders and the Partnership is liquidated, such conditions will be satisfied. If the Proposal is approved but the Settlement does not become final, Unitholders will receive only Liquidating Distributions. See "Litigation and Proposed Settlement -- Potential Termination of the Settlement Agreement" and "Litigation and Proposed Settlement -- Potential Termination of the Settlement Agreement with Respect to the Partnership."

    REQUIRED CONSENT. The Partnership Agreement requires that the holders of a majority in interest of the Units must approve the Proposal. The General Partner owns 11,869.86 Units and will vote in respect of the Proposal in the same proportion as the Unitholders who vote for or against the Proposal. For information on the number of Units outstanding and the number of Units with respect to which Unitholders must give their consent to the Proposal to approve the Proposal, see "The Proposal and Considerations with Respect to the Proposal -- Consent of Unitholders."

EFFECT ON PARTNERSHIP AND UNITHOLDERS IF PROPOSAL IS NOT APPROVED

    If the Proposal is not approved, the Partnership will continue to own the Mortgages, and the Partnership will continue to receive payments thereon. Consistent with the Partnership's investment objectives, the General Partner may consider offers for the sale of the Mortgages as opportunities arise. In any such sale, the Partnership may benefit from any increase in the value of the Mortgages. Although New York Life has determined to exit the partnership business, the Partnership may continue to operate until the expiration of the term of the Partnership on December 31, 2028. In any event, the Partnership will not have the right to call all of its remaining Mortgages until 2001.

    Under the terms of the Settlement Agreement (as defined below), if the consents necessary to dissolve, terminate and wind up the Partnership have not been obtained by the Final Settlement Date, the New York Life Defendants (as defined below) will have the option of either (a) terminating the Settlement as it applies to the Partnership and the Settling Unitholders or (b) paying to each Settling Unitholder the Refund or the Enhancement, as the case may be, but not the Liquidation Advance, in exchange for a Release (as defined below) from such Settling Unitholder. In the latter event, the Refund or the Enhancement, as the case may be, will be calculated as if the Liquidation Advance had been paid. There can be no assurance that the future performance of the Partnership or the outcome of the Lawsuit (as defined above) or any possible future settlement thereof would result in the Unitholders receiving as much or more than they would receive if the Proposal is approved and the Settlement is approved and becomes final. See "The Proposal and Considerations with Respect to the Proposal -- Effect on Partnership and Unitholders if Proposal Is Not Approved."

NO DISSENTERS' RIGHTS

    The Unitholders will not be entitled to any dissenters' rights or appraisal rights under either the Partnership Agreement or Massachusetts law with respect to the transactions described in this Solicitation Statement. See "The Proposal and Considerations with Respect to the Proposal -- No Dissenters' Rights."

                                                                PRELIMINARY COPY

CONSIDERATIONS WITH RESPECT TO THE PROPOSAL

    There is no established trading market for the Units. Dissolution of the Partnership will provide Unitholders an opportunity to receive cash in liquidation of their investment in the Partnership and make alternative investments that such Unitholders believe may generate more favorable returns or offer more liquidity than are currently being provided by an investment in the Partnership. However, by dissolving the Partnership, the Unitholders will be forgoing their proportionate interest in the Mortgages, as well as potential participation in the cash flow and appreciation of the underlying properties above specified levels through the participation features of the Mortgages, which participation could generate returns in excess of amounts receivable pursuant to the Settlement. There can be no assurance that the potential participation rights would generate returns that are equivalent to or greater than the amounts received pursuant to the Settlement. There can be no assurance that the Settlement will be approved or become final or that any alternative investments made by a Unitholder with amounts received in connection with the liquidation and Settlement would generate returns that are equivalent to or greater than those that would be earned by continuing investment in the Partnership. See "Litigation and Proposed Settlement."

    Continuing to operate the Partnership as a public partnership requires ongoing expenditures for overhead costs associated with investor relations and investor servicing, as well as legal and accounting costs associated with required compliance reporting. The Partnership is subject to federal and state securities laws and the terms of the Partnership Agreement under which periodic reports and annual financial statements are required to be generated by the Partnership. In addition, the cost of completing these reports and financial statements is paid out of the revenues of the Partnership. Due to the return of the Uninvested Gross Proceeds to investors in 1992, the aggregate principal amount of the Mortgages purchased by the Partnership is substantially less than was originally contemplated pursuant to the Public Offering, and has led to a corresponding reduction in revenues that were expected to be generated by the Partnership to cover overhead costs. See "The Proposal and Considerations with Respect to the Proposal -- The Proposal."

    If the Proposal is approved by the Unitholders and the Settlement is approved by the Court and becomes final, Settling Unitholders will not be permitted to transfer their Units. Settling Unitholders will, however, receive the Cash Payment.

    THE GENERAL PARTNER IS NOT MAKING ANY RECOMMENDATION AS TO WHETHER OR NOT A UNITHOLDER SHOULD VOTE IN FAVOR OF THE PROPOSAL. EACH UNITHOLDER MUST MAKE HIS, HER OR ITS OWN DECISION WITH RESPECT TO THE PROPOSAL.

DETERMINATION OF LIQUIDATION ADVANCE

    The  Liquidation  Advance  will  be  equal  to  the  Settling   Unitholder's
proportionate share in the sum of (i) the Loan Balance plus (ii) the Distributable Working Capital. As of December 31, 1995, the Loan Balance was $30,165,900. The Loan Balance at December 31, 1995 does not take into account the sale of the Highlands MBS as described under "Certain Information Concerning the Partnership -- The Mortgages -- The Highlands -- Recent Developments." The proceeds of such sale will be distributed to Unitholders on May 15, 1996.

LITIGATION AND PROPOSED SETTLEMENT

    THE LAWSUIT. On March 18, 1996, Evelyn Shea and Ann Grimshawe ("Plaintiffs") filed the Lawsuit in the Court against New York Life and several of its subsidiaries, including the General Partner (together with New York Life, the "New York Life Defendants") and two companies unaffiliated with New York Life (collectively, with the New York Life Defendants, the "Defendants"). The Lawsuit was preceded by two similar but separate lawsuits filed by the Plaintiffs in Texas State Court on January 11, 1996. The Plaintiffs purport to represent a class (the "Class") of all persons (the "Class Members") who purchased or otherwise assumed rights and title to interests ("Proprietary Investment Units") in certain limited partnerships (the "Proprietary Partnerships"), including the

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Partnership, created, sponsored, marketed, sold, operated or managed by the  New
York Life Defendants from January 1, 1985 through March 18, 1996. In the Lawsuit, Plaintiffs allege generally that the Defendants engaged in fraudulent activities in connection with the marketing and sale of interests in the Proprietary Partnerships and the subsequent operation of such partnerships, breached implied covenants and fiduciary duties owed to investors in the Proprietary Partnerships and violated various federal securities and state laws and rules. See "Litigation and Proposed Settlement -- The Lawsuit and the Class Members."

    DENIAL OF CLAIMS. The Defendants have denied and continue to deny any wrongdoing or liability alleged in the Lawsuit. The Defendants have, nevertheless, agreed to the proposed Settlement of the Lawsuit for the reasons described in more detail elsewhere in this Solicitation Statement. See "Litigation and Proposed Settlement -- Denial of Claims and Defendants' Reasons for Proposed Settlement."

    TERMS OF PROPOSED SETTLEMENT PAYMENTS. On March 19, 1996, the Plaintiffs and Defendants filed with the Court a Stipulation of Settlement (the "Settlement Agreement") that sets forth the terms of the proposed Settlement of the Lawsuit. With respect to the Partnership, the proposed Settlement generally provides that each Settling Unitholder who is a Class Member and who has not excluded himself, herself or itself from the Class by following the procedures outlined by the Court will receive the Liquidation Advance and either the Refund or the Enhancement, as the case may be, as described more fully elsewhere in this Solicitation Statement. See "Litigation and Proposed Settlement -- Payment Under the Settlement Agreement to Unitholders" and "The Proposal -- Cash Payments to Settling Unitholders if the Proposal and Settlement are Approved."

    RELEASE. As part of the proposed Settlement, Plaintiffs and all Class Members who did not exclude themselves from the Class, including the Settling Unitholders, will each grant a full release and discharge (the "Release") of the Defendants, their affiliates, agents and various other persons and entities from any and all causes of action in connection with the Proprietary Partnerships, including the Partnership. See "Litigation and Proposed Settlement -- Release."

    CONDITIONS TO SETTLEMENT. The Settlement Agreement is not yet final and may be terminated in certain circumstances. The Settlement will become final only after the Court enters a Final Order and Judgment approving the Settlement and the period for appeal thereof has expired, or if the Final Order or Judgment is appealed, on the date on which all appeals have been finally disposed of in a manner that affirms the Final Order and Judgment. See "Litigation and Proposed Settlement -- Potential Termination of the Settlement Agreement."

    Plaintiffs have the right to terminate the Settlement Agreement under the circumstances specified therein. In addition, the Defendants may unilaterally terminate the Settlement Agreement (a) with respect to all the Proprietary Partnerships taken together if those persons who elect to exclude themselves from the Class (i) together number more than 3% of all Class Members, or (ii) have ownership interests in the Proprietary Partnerships that together account for more than 3% of all capital invested by limited partners or unitholders in the Proprietary Partnerships; (b) with respect to a particular Proprietary Partnership if those persons who elect to exclude themselves from the Class with respect to a Proprietary Partnership (i) together number more than 3% of all those who are members of the Class with respect to such partnership, or (ii) have ownership interests in such partnership that together account for more than 3% of all capital invested by limited partners or unitholders in such partnership; (c) if the votes, consents or authorizations necessary to dissolve and liquidate four or more of the Proprietary Partnerships are not obtained; (d) if any state or federal regulator, self-regulatory organization or other administrative body or official (i) objects either to any aspect or term of the Settlement Agreement or to the transactions to be entered into to facilitate the proposed Settlement and takes or threatens to take any regulatory or legal action that would impair the ability of the parties to conclude the Settlement or (ii) requires as a condition of not taking action any modification to the Settlement Agreement, including, without limitation, any constriction or extension of the scope of the contemplated relief, that the Defendants in their sole discretion believe

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would  impair  their ability  to  consummate the  Settlement  or to  provide the contemplated relief; or (e) if a final order dismissing the Texas State Court actions with prejudice, which is no longer appealable, has not been entered by the Final Settlement Date. See "Litigation and Proposed Settlement -- Potential Termination of the Settlement Agreement." Furthermore, the Settlement Agreement provides that if the Unitholders do not approve the Proposal, the New York Life Defendants may either (i) unilaterally terminate the Settlement Agreement as it applies to the Partnership and the Settling Unitholders or (ii) pay each Settling Unitholder the Refund or the Enhancement, as the case may be, but not the Liquidation Advance, in exchange for a Release from such Settling Unitholder as described below. In the latter event, the Refund or the Enhancement, as the case may be, will be calculated as if the Liquidation Advance had been paid. See "Litigation and Proposed Settlement -- Potential Termination of Settlement Agreement with Respect to the Partnership."

    CLASS NOTICE AND FINAL ORDER. The Court has certified the Class for settlement purposes only and directed the New York Life Defendants, or their designee(s), to cause a notice (the "Class Notice") to be mailed to all potential members of the Class at their last known address no later than 90 days before the Settlement Hearing. The Class Notice accompanies this Preliminary Solicitation Statement and should be referred to for further information regarding the Lawsuit, the Settlement and the Settlement Hearing. See "Litigation and Proposed Settlement -- The Hearing Order and the Settlement Hearing."

FEDERAL INCOME TAX CONSEQUENCES

    The following summary of what the General Partner believes, based on the advice of tax counsel, are likely to be the principal federal income tax consequences of the transaction for most Unitholders, is for general information purposes only. Each Unitholder is strongly urged to consult his, her or its own tax adviser with respect to the specific consequences of the receipt of a Cash Payment pursuant to the Settlement and of the winding up and liquidation of the Partnership in such Unitholder's particular circumstances. See "Federal Income Tax Consequences."

    In general, with respect to the receipt of a Cash Payment pursuant to the Settlement, the Refund and the Enhancement should be treated for federal income tax purposes as a return of capital and should be applied against and reduce a Settling Unitholder's adjusted tax basis in his, her or its Units. To the extent, if any, that the Refund or Enhancement received by a Settling Unitholder exceeds his, her or its adjusted tax basis in his, her or its Units, such excess will constitute taxable income to such Settling Unitholder, which may be ordinary income. A Settling Unitholder generally should not recognize income on his, her or its receipt of the Liquidation Advance. If the Liquidation Advance received by a Settling Unitholder ultimately exceeds the Liquidating Distribution allocable to such Settling Unitholder, such excess generally should be treated for federal income tax purposes in the same manner as a Refund received at the time of the liquidation of the Partnership. Except to the extent a tax-exempt entity such as a charitable or other tax-exempt organization, a pension, profit sharing or stock bonus plan, or a Keogh Plan, IRA or other employee benefit plan (a "Tax-Exempt Unitholder") borrowed to purchase his, her or its Units, such a Unitholder should not recognize unrelated business taxable income as a result of his, her or its receipt of the Refund or Enhancement. Property acquired with the proceeds of the Liquidation Advance should not be treated as "debt-financed property" within the meaning of the Internal Revenue Code of 1986 (the "Code").

    In general, upon the disposition of the Partnership's properties, each Unitholder will recognize his, her or its allocable share of the gain or loss from the properties sold. Such amount will be characterized as capital gain except to the extent of the amount of gain attributable to (i) accrued, unpaid interest (including original issue discount), (ii) interest based on appreciation in property or (iii) market discount (in certain cases).

    A Unitholder could also recognize additional gain or loss upon the liquidation of the partnership and the distribution of the sales proceeds, to the extent that the sum of the cash received (including the amount of the Liquidating Distribution deemed received) and the reduction in his, her or its share of Partnership non-recourse liabilities (if any) is greater or less than the adjusted tax basis of his, her

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or  its Units (taking into account any gain  or loss recognized from the sale of the Partnership assets and his, her or its receipt of a Refund or Enhancement). Such gain or loss should be characterized as capital gain or loss.

    A Tax-Exempt Unitholder may have unrelated business taxable income as a result of the winding up and liquidation of the Partnership if it has incurred "acquisition indebtedness" within the meaning of the Code with respect to its Units.

INTERESTS OF GENERAL PARTNER AND AFFILIATES

    The Proposal may give rise to certain conflicts of interest arising out of the relationships among the Partnership, the General Partner and affiliates of the General Partner. If the Court approves the Settlement and the Settlement becomes final, the General Partner and certain of its affiliates will be released from certain liabilities as discussed under "Litigation and Proposed Settlement -- Release." As a condition to receipt of a Liquidation Advance from the General Partner, each Settling Unitholder will grant a security interest in favor of the General Partner in his, her or its Units and Liquidating Distribution up to the amount of such Settling Unitholder's Liquidation Advance to secure the repayment of the Liquidation Advance out of his, her or its Liquidating Distribution. The General Partner is entitled to receive an asset management fee ("Asset Management Fee") equal to .5% of the total invested assets of the Partnership on a quarterly basis. However, the General Partner has agreed to waive any such future Asset Management Fees if the Proposal is approved. The General Partner will receive a Liquidating Distribution as a result of its general partnership interest and ownership of Units. No Cash Payment will be made with respect to Units owned by the General Partner. See "Interests of Certain Persons in Transaction."

SOLICITATION COSTS

    The Partnership Agreement allows certain costs and expenses incurred by the General Partner, including those in connection with the preparation and mailing of the Solicitation Statement and all papers which accompany or supplement the Solicitation Statement, to be charged to the Partnership. The General Partner, however, has elected to pay all costs and expenses, including legal fees, incurred in connection with the preparation, filing and distribution of this Solicitation Statement and all accompanying or supplementary papers.

    The Partnership has retained the services of D. F. King & Co., Inc. ("King") to solicit the written consents of the Unitholders. Additionally, Boston
Financial Data Services ("BFDS") has been retained by the General Partner, certain of its affiliates and the Plaintiffs as the class action administrator in connection with the Lawsuit. As such, BFDS may assist in the solicitation of written consents. Solicitation of written consents also may be undertaken by the directors, officers, employees and agents of the General Partner or New York Life. Solicitation may be made by mail, telephone, telegraph, facsimile transmission or personal interview. The fees and expenses of King and BFDS and the costs incurred by the General Partner in connection with the solicitation of consents will be borne by the General Partner.

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                                                                PRELIMINARY COPY

          THE PROPOSAL AND CONSIDERATIONS WITH RESPECT TO THE PROPOSAL

THE PROPOSAL

    GENERAL. The Partnership is requesting the consent of the Unitholders to dissolve, terminate and wind up the Partnership. If the Proposal is approved, the assets of the Partnership will be sold and, after satisfaction of all Partnership liabilities, the net proceeds of such sale will be distributed to the partners in accordance with the terms of the Partnership Agreement. The Proposal is not conditioned upon the Court's approval of the Settlement or the Settlement becoming final. There can be no assurance that, if the Proposal is approved, the Settlement will be approved and become final.

    Summarized in this Preliminary Solicitation Statement are certain provisions of the Partnership Agreement. Such summaries are qualified in their entirety by reference to the full text of the Partnership Agreement, which has been provided previously to the Unitholders and copies of which may be obtained without charge upon request to the Partnership at the address set forth under "Incorporation By Reference."

    LIQUIDATION PROCEDURES. The Partnership Agreement provides that upon the dissolution of the Partnership, the General Partner shall proceed with the liquidation of the Partnership (including, without limitation, the sale or other disposition of any remaining Mortgages and cancellation of the Certificate of Limited Partnership), and the net proceeds of such liquidation shall be first applied to the payment of debts and other obligations of the Partnership, and all remaining net proceeds, if any, shall be applied and distributed as described below under "-- Liquidating Distributions." The General Partner will determine the amount, timing and method of making any Liquidating Distributions to the Unitholders in accordance with the terms of the Partnership Agreement. See "-- Liquidating Distributions." The Partnership will terminate upon the final distribution of the net proceeds from the liquidation of the Partnership's assets, and the General Partner will thereafter file a Certificate of Cancellation with the Secretary of State of the Commonwealth of Massachusetts for the Limited Partnership. Any right of the General Partner to reasonable compensation for services rendered in connection with the liquidation will be waived by the General Partner.

    SALE OF THE PARTNERSHIP'S ASSETS. If the Proposal is approved, the General Partner will undertake to sell the Mortgages to unaffiliated third-party purchasers for cash at the best price available therefor. The General Partner will engage an independent investment banking firm to conduct the sale of the Mortgages and to render a fairness opinion in connection therewith. The General Partner, however, reserves the right to sell the properties in any other manner that it believes will achieve the best price.

    The General Partner and its affiliates will not purchase any of the Partnership's properties or assets in the liquidation. Any such purchase would generally be prohibited by the Partnership Agreement.

    The Partnership has recently sold the Highlands MBS. No sale or agreement to sell any of the other Mortgages has been made, and there can be no assurance as to the price that will be received upon any such sale.

    PROVISION FOR LIABILITIES. Provision will be made for the payment of all debts and liabilities of the Partnership, including all expenses incurred in the liquidation, prior to distribution of the proceeds realized from liquidating the Partnership's properties and assets. See the Financial Statements included elsewhere herein for the liabilities of the Partnership as shown on the balance sheet of the Partnership as of December 31, 1995. The General Partner will set aside a specified amount to meet anticipated liabilities of the Partnership.

    Under applicable Massachusetts law, distributions to limited partners, including liquidating distributions, are subject to satisfaction of the liabilities of the dissolving limited partnership. In general, a limited partnership is prohibited from making a distribution to its partners to the extent that, after giving effect to the distribution, the partnership's liabilities exceed the fair value of its

                                       8
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assets. In the event a final liquidating distribution is made to the Unitholders without payment of all Partnership liabilities, a Unitholder may be liable therefor, for a period of one year, to the extent he, she or it received the return of any part of his, her or its capital contribution to the extent necessary to discharge the Unitholder's share of the Partnership's liabilities to creditors who extended credit to the Partnership during the period the contribution was held by the Partnership. As the Cash Payments are not being made by the Partnership and therefore do not constitute distributions to the Unitholders, this provision of Massachusetts law does not apply with respect to the Cash Payments and the Unitholders will not be liable to the Partnership thereof.

    LIQUIDATING DISTRIBUTIONS. After discharging all debts and liabilities of the Partnership or making provision therefor, all remaining cash will be distributed in accordance with the terms of the Partnership Agreement as summarized below. The dissolution of the Partnership is not conditioned upon the Settlement being approved by the Court or the Settlement becoming final.
Therefore, if the Proposal is approved, there can be no assurance that a Unitholder will receive any amounts other than a Liquidating Distribution.

    The Partnership Agreement provides that upon a Terminating Capital Transaction, which would include the dissolution, termination and winding up of the Partnership contemplated by the Proposal, the cash received by the
Partnership in such transaction less all debts and liabilities of the Partnership required to be paid as a result of the transaction and any reserves for contingent liabilities, to the extent deemed reasonable by the General Partner ("Net Cash Proceeds"), will be distributed in the following order of priority:

        (i) first, each Unitholder and the General Partner will receive an amount equal to the then positive balance, if any, in his, her or its capital account;

        (ii) second, the Unitholders will receive a return of their invested capital;

       (iii) third, the General Partner will receive a return of its invested capital;

       (iv) fourth, Net Cash Proceeds will be distributed 99% to the Unitholders and 1% to the General Partner until the Unitholders receive such amount as would be necessary, after giving effect to previous distributable cash flow distributions, to produce in the aggregate a cumulative return on invested capital equal to 12% per annum; and

        (v) fifth, any remaining Net Cash Proceeds will then be distributed 90% to the Unitholders and 10% to the General Partner.

    ALLOCATION OF PROFITS AND LOSSES. The profits of the Partnership arising from a Terminating Capital Transaction shall be allocated among the partners as follows:

        (i) first, to the partners in an amount equal to the aggregate of the then-negative balances in the capital accounts of the partners;

        (ii) second, to the Unitholders until the aggregate of the positive balances in the capital accounts of the Unitholders is equal to their invested capital;

       (iii) third, to the General Partner until the positive balance in its capital account is equal to its invested capital;

       (iv) fourth, 99% to the Unitholders and 1% to the General Partner until the aggregate of the positive balances in the capital accounts of the Unitholders is equal to their invested capital plus the amount of cash which must be distributed to the Unitholders to provide them, in the aggregate, with a cumulative return of 12% per annum on their invested capital; and

        (v) fifth, any remaining profits will be allocated 90% to the Unitholders and 10% to the General Partner.

                                       9
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                                                                PRELIMINARY COPY

    The losses of the Partnership attributable to a Terminating Capital Transaction and the winding up of the affairs of the Partnership shall be allocated to the partners to the extent of, and in proportion to, the positive balances in their capital accounts.

EFFECT OF APPROVAL OF THE PROPOSAL AND THE SETTLEMENT

    CASH PAYMENTS TO SETTLING UNITHOLDERS. If the Unitholders approve the Proposal and the Court approves the Settlement and the Settlement becomes final, a Settling Unitholder will receive from the General Partner within 30 days of the Final Settlement Date, or as soon as practicable thereafter, the Cash Payment that, together with prior distributions to such Settling Unitholder from the Partnership, will result in the Settling Unitholder having received, in the aggregate, an amount at least equal to his, her or its total investment in the Partnership. The Cash Payment to each Settling Unitholder will include the Liquidation Advance, which will be equal to the Settling Unitholder's proportionate share of the sum of (i) the Loan Balance, plus (ii) the Distributable Working Capital. The Liquidation Advance will be deemed an advance by the General Partner to a Settling Unitholder that is repayable solely out of any Liquidating Distribution made by the Partnership to the Settling Unitholder. Each Settling Unitholder will grant a security interest in favor of the General Partner in his, her or its Units and Liquidating Distribution up to the amount of such Settling Unitholder's Liquidation Advance to secure the repayment of such Liquidation Advance out of his, her or its Liquidating Distribution. The Liquidating Distributions will consist of net assets of the Partnership, including proceeds from liquidation of partnership properties as well as cash and cash equivalents, remaining after sale of the Partnership's assets and discharge of its liabilities.

    If payment of the Liquidation Advance to a Settling Unitholder plus all prior distributions to the Settling Unitholder from the Partnership would not result in such Settling Unitholder having received in the aggregate an amount at least equal to his, her or its total investment in the Partnership, the Cash Payment will include the Refund, which will be equal to an amount that, together with the Liquidation Advance and the prior distributions to the Settling Unitholder from the Partnership, will result in the Settling Unitholder having received in the aggregate an amount at least equal to his, her or its total investment in the Partnership. A Unitholder's total investment in the Partnership is the total amount paid by the Unitholder to acquire his, her or its total Units of the Partnership, regardless of whether the Unitholder acquired the Units from the General Partner or its affiliates or an unrelated party. If payment of the Liquidation Advance plus all prior distributions to a Settling Unitholder from the Partnership would result in such Settling Unitholder having received in the aggregate an amount equal to or greater than his, her or its total investment in the Partnership, the Cash Payment will include the Enhancement that will be equal to $.20 multiplied by the number of Units of the Partnership held by such Settling Unitholder. In no event will the Refund or the Enhancement be less than $200 for any Settling Unitholder.

    If the Proposal is approved by the Unitholders and the Settlement becomes final, it is anticipated that, along with the Liquidation Advance, Settling Unitholders would receive the Enhancement with respect to such Units. However, the payment received by each Settling Unitholder will depend upon the amount paid for the subject Units by such Settling Unitholder, the distributions received as of the Final Settlement Date on such Units by the Settling Unitholder and the amount of the Liquidation Advance the Settling Unitholder receives.

    To the extent a Settling Unitholder's Liquidating Distribution exceeds the Liquidation Advance, the Settling Unitholder will receive the excess amount in up to two installments as the Partnership is liquidated and sales proceeds and liabilities are determined.

    Notwithstanding the foregoing, if a Settling Unitholder is a defined benefit plan under the Employee Retirement Income and Security Act of 1974, as amended ("ERISA"), and the receipt of the Liquidation Advance would be a prohibited transaction under ERISA, then such Settling Unitholder will be entitled to receive the Refund or the Enhancement, as the case may be, but not the Liquidation

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Advance.  In such event, the Refund or  Enhancement will be calculated as if the
Liquidation Advance had been paid. Such Settling Unitholder will also be entitled to its proportionate share of any Liquidating Distributions made by the Partnership.

    A Non-Settling Unitholder will not receive a Cash Payment in connection with the Settlement, and instead will receive only a Liquidating Distribution, which will be less than the amount the Non-Settling Unitholder would have received had he, she or it participated in the Settlement.

    EFFECT OF SETTLEMENT ON LIQUIDATING DISTRIBUTIONS. If the Proposal is approved by the Unitholders and the Settlement is approved by the Court and becomes final, the Partnership Agreement will govern the amount of proceeds distributed to the partners as described above under "-- The Proposal --
Liquidating Distributions." However, under the terms of the Settlement Agreement, the Liquidating Distributions would be paid in up to two installments.

    The first installment will be paid within 30 days, or as soon as practicable thereafter, after the General Partner determines the reserve (the "Reserve") necessary to meet anticipated liabilities of the Partnership. The second installment will be paid within 30 days, or as soon as practicable thereafter, after all liabilities, contingencies and other obligations of the Partnership (including, without limitation, debts to the General Partner) have been satisfied or otherwise provided for, to the extent that there is any remaining Reserve. As each Settling Unitholder will already have received an advance from the General Partner of his, her or its share of liquidation proceeds up to the amount of his, her or its Liquidation Advance, such Settling Unitholder's share of proceeds up to the amount of his, her or its Liquidation Advance will instead be distributed to the General Partner in repayment of such Liquidation Advance. If a Settling Unitholder's Liquidating Distribution is less than the amount such Settling Unitholder received as a Liquidation Advance, such Settling Unitholder will not be obligated to repay the difference to the General Partner.

CONSENT OF UNITHOLDERS

    The Partnership Agreement provides that the Partnership is to be dissolved, terminated and wound up upon the consent in writing of Unitholders who own a majority in interest of the total outstanding Units. As of the Record Date,
there were          Units  outstanding. Therefore, Unitholders holding at  least
        Units must consent for the Partnership to be dissolved. The General Partner owns 11,869.86 Units and will vote in respect of the Proposal in the same proportion as the Unitholders who vote for or against the Proposal.

    If Unitholders owning more than a majority in interest of the total outstanding Units vote to dissolve the Partnership pursuant to the terms of the Partnership Agreement, Unitholders who did not join in such consent will nevertheless be bound by the decision to dissolve, terminate and wind up the Partnership. An abstention from voting on the Proposal will effectively count as a negative vote with respect to the Proposal. Broker non-votes expressly indicating a lack of discretionary authority to consent also will effectively count as a negative vote with respect to the Proposal.

EFFECT ON PARTNERSHIP AND UNITHOLDERS IF PROPOSAL IS NOT APPROVED

    If the Proposal is not approved, the Partnership will continue to own the Mortgages and will continue to receive payments thereon. Consistent with the Partnership's investment objectives, the General Partner may consider offers for the sale of the Mortgages as opportunities arise. In any such sale, the Partnership may benefit from any increase in the value of the Mortgages. Although New York Life has determined to exit the partnership business, the Partnership may continue to operate until the expiration of the term of the Partnership on December 31, 2028. In any event, the Partnership will not have the right to call all of its remaining Mortgages until 2001.

    Under the terms of the Settlement Agreement, if the consents necessary to dissolve, terminate and wind up the Partnership have not been obtained by the Final Settlement Date, the New York Life Defendants will have the option of either (a) terminating the proposed Settlement as it applies to the Partnership and the Settling Unitholders or (b) paying to each Settling Unitholder the Refund or the Enhancement, as the case may be, but not the Liquidation Advance, in exchange for a Release from

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such Settling Unitholder. See "Litigation  and Proposed Settlement --  Potential
Termination of the Settlement Agreement with Respect to the Partnership." Whether the Settling Unitholder would be entitled to receive the Refund or the Enhancement depends upon the amount paid for the subject Units by the Settling Unitholder, the distributions received as of the Final Settlement Date on such Units by the Settling Unitholder, and the amount of the Liquidation Advance the Settling Unitholder would have received had the Proposal been approved and the Settlement become final. There can be no assurance that the future performance of the Partnership or the outcome of the Lawsuit or any possible future settlement thereof will result in a return on investment to the Unitholders that equals or exceeds the return facilitated by the approval of the Proposal and the Settlement becoming final.

NO DISSENTERS' RIGHTS

    The Unitholders will not be entitled to any dissenters' or appraisal rights under either the Partnership Agreement or Massachusetts law with respect to the transactions described in this Solicitation Statement.

BOARD DETERMINATION

    THE BOARD OF DIRECTORS OF THE GENERAL PARTNER MAKES NO RECOMMENDATION TO THE UNITHOLDERS AS TO THE DISSOLUTION, TERMINATION AND WINDING UP OF THE PARTNERSHIP. EACH UNITHOLDER MUST MAKE HIS, HER OR ITS OWN DECISION WITH RESPECT TO THE PROPOSAL AFTER CONSULTING WITH HIS, HER OR ITS OWN ADVISORS BASED ON HIS, HER OR ITS OWN FINANCIAL POSITION AND REQUIREMENTS.

CONSIDERATIONS WITH RESPECT TO THE PROPOSAL

    There is no established trading market for the Units. Dissolution of the Partnership will provide Unitholders an opportunity to receive cash in liquidation of their investment in the Partnership and make alternative investments that such Unitholders believe may generate more favorable returns or offer more liquidity than are currently being provided by an investment in the Partnership. However, by dissolving the Partnership, the Unitholders will be forgoing their proportionate interest in the Mortgages, as well as potential participation in the cash flow and appreciation of the underlying properties above specified levels through the participation features of the Mortgages, which participation could generate returns in excess of amounts receivable pursuant to the Settlement. There can be no assurance that the potential participation rights would generate returns that are equivalent to or greater than the amounts received pursuant to the Settlement. There can be no assurance that the Settlement will be approved or become final or that any alternative investments made by a Unitholder with amounts received in connection with the liquidation and Settlement would generate returns that are equivalent to or greater than those that would be earned by continuing investment in the Partnership. See "Litigation and Proposed Settlement." Pursuant to a preliminary injunction issued by the Court, Unitholders who have not excluded themselves from the Class have been enjoined from transferring their Units except in certain specified circumstances. If the Proposal is approved by the Unitholders and the Settlement is approved by the Court and becomes final, Settling Unitholders will not be permitted to transfer their Units. Settling Unitholders will, however, receive the Cash Payment. See "Litigation and Proposed Settlement -- The Hearing Order and the Settlement Hearing."

    Continuing to operate the Partnership as a public partnership requires ongoing expenditures for overhead costs associated with investor relations and investor servicing, as well as legal and accounting costs associated with required compliance reporting. The Partnership is subject to federal and state securities laws and the terms of the Partnership Agreement under which periodic reports and annual financial statements are required to be generated by the Partnership. In addition, the cost of completing these reports and financial statements is paid out of the revenues of the Partnership. Due to the return of the Uninvested Gross Proceeds to investors, the aggregate principal amount of the Mortgages purchased by the Partnership is substantially less than was originally contemplated pursuant to the Public Offering, and has led to a corresponding reduction in revenues that were expected to be generated by the Partnership to cover overhead costs.

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                                                                PRELIMINARY COPY

    If the Proposal is approved by the Unitholders, Settling Unitholders will be entitled to a Cash Payment if the Settlement is approved by the Court and becomes final. If the Proposal is not approved, the General Partner may terminate the Settlement as to the Partnership.

    THE GENERAL PARTNER IS NOT MAKING ANY RECOMMENDATION TO UNITHOLDERS AS TO WHETHER OR NOT TO VOTE IN FAVOR OF THE PROPOSAL. EACH UNITHOLDER MUST MAKE HIS, HER OR ITS OWN DECISION WITH RESPECT TO THE PROPOSAL.

                       LITIGATION AND PROPOSED SETTLEMENT

THE LAWSUIT AND THE CLASS MEMBERS

    On January 11, 1996, Evelyn Shea and Ann Grimshawe ("Plaintiffs") filed separate class action complaints in the District Court of Harris County, Texas ("Texas State Court") against NYLIFE Equity Inc., New York Life, NYLIFE Inc. and NYLIFE Securities Inc. (collectively with all predecessors and successors of each entity, the "New York Life Defendants"), and American Exploration Production Company and American Exploration Company (collectively, the "American Defendants"). The New York Life Defendants and the American Defendants are sometimes collectively referred to as the "Defendants." The Plaintiffs' allegations against the Defendants included fraud, breach of fiduciary duties, violation of the National Association of Securities Dealers, Inc. Rules of Fair Practice by NYLIFE Securities Inc., negligent misrepresentation, breach of implied covenants and violation of Texas state securities laws.

    On March 18, 1996 Plaintiffs filed a complaint in the United States District Court for the Southern District of Florida captioned SHEA, ET AL. V. NEW YORK LIFE INSURANCE CO., ET AL. (the "Lawsuit"), amplifying the claims alleged in the complaint filed in Texas State Court, alleging violations of federal securities and state laws, adding the General Partner as a New York Life Defendant and including allegations concerning the Partnership. Plaintiffs purport to represent a class of all persons who purchased or otherwise assumed rights and title to interests in certain limited partnerships, including the Limited Partnerships, and other programs created, sponsored, marketed, sold, operated or managed by the New York Life Defendants from January 1, 1985 through March 18, 1996 (the "Proprietary Partnerships").

    On March 19, 1996, the Plaintiffs and the Defendants filed with the Court a Stipulation of Settlement (the "Settlement Agreement") that sets forth the terms of the proposed Settlement of the claims underlying the Lawsuit. The Settlement Agreement provides that the Plaintiffs will serve as the representatives of all persons (the "Class" or "Class Members") who purchased an interest ("Proprietary Investment Units") in any of the Proprietary Partnerships. Expressly excluded from the Class are investors who signed a document that released the New York Life Defendants from any further claims concerning such investments. The Defendants have agreed separately that they will not participate in the Settlement in connection with respect to any Proprietary Investment Units they own.

DENIAL OF CLAIMS

    Prior to the institution of the Lawsuit, with respect to certain Proprietary Partnerships, the New York Life Defendants determined that it would be in the best interests of the investors in certain Proprietary Partnerships to terminate such partnerships and, in connection therewith, to provide certain payments to the limited partners that would have been in addition to any amounts they would receive upon liquidation of the partnerships, although the New York Life Defendants had no obligation to do so. The Defendants expressly deny any wrongdoing alleged in the Lawsuit and do not concede any wrongdoing or liability in connection with any of the facts or claims that have been alleged against them in the Lawsuit. The Defendants consider it desirable, however, for the Settlement to be effected because such Settlement will: (i) provide substantial benefits to the Class Members, in a manner consistent with New York Life's prior determination to wind up most of the Proprietary Partnerships through orderly liquidation because the continuation of the business no longer served the intended objectives of either the Defendants or the owners of interests in such partnerships; (ii) confer substantial benefits on the Defendants and current limited partners and unitholders of the Proprietary Partnerships by providing an opportunity not only to wind up the

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Proprietary  Partnerships  on a  schedule favorable  to the  Class, but  also to resolve the issues presented by the Lawsuit with respect to the sale of interests in and operation of the Proprietary Partnerships; and (iii) put Plaintiffs' claims and the underlying matters to rest without undue expense to
the   Class  while  reducing  the  burdens  and  uncertainties  associated  with protracted litigation of the claims underlying the Lawsuit.

PAYMENT UNDER THE SETTLEMENT AGREEMENT TO THE UNITHOLDERS

    The terms of the Settlement Agreement with respect to the Partnership generally provide that each Settling Unitholder who is a Class Member, and who has not excluded himself, herself or itself from the Class by following the procedures outlined by the Court, will receive the Liquidation Advance and either the Refund or the Enhancement, as the case may be, as described more fully under "The Proposal and Considerations with Respect to the Proposal -- The Proposal -- Liquidating Distributions."

THE HEARING ORDER AND THE SETTLEMENT HEARING

    On March 19, 1996, the Court issued the Hearing Order, which, among other things, certified the Class for settlement purposes only and directed Defendants, or their designee(s), to cause the Class Notice to be mailed to all potential Class Members at their last known address no later than 90 days before the Settlement Hearing. The Class Notice accompanies this Preliminary Solicitation Statement, and you should refer to the Class Notice for further information regarding the Lawsuit, the Settlement and the Settlement Hearing.

    Among other things, the Hearing Order preliminarily enjoins all Class Members who have not excluded themselves from the Class from selling, transferring, pledging, encumbering, hypothecating or assigning any Unit they own or in which they have an interest, PROVIDED THAT (i) the Court may for good cause shown by a Class Member allow a transfer notwithstanding the injunction and (ii) any Class Member may transfer a Unit where such Class Member agrees in writing to be bound by the Release described in the Class Notice and to waive any right to receive benefits under the proposed Settlement, in which case the person to whom the Unit(s) are transferred will be entitled to the benefits that the Class Member would have received but for the transfer.

POTENTIAL TERMINATION OF THE SETTLEMENT AGREEMENT

    The Settlement Agreement is not yet final and could be terminated for various reasons. The Settlement will become final only after the Court enters a Final Order and Judgment approving the Settlement and the period for appeal thereof has expired or, if the Final Order and Judgment is appealed, on the date on which all appeals have been finally disposed of in a manner that affirms the Final Order and Judgment. There can be no assurance that such approval will be obtained or that the Settlement will become final.

    Plaintiffs have the right to terminate the Settlement Agreement under the circumstances specified therein. In addition, the Defendants may unilaterally terminate the Settlement Agreement if: (a) with respect to all the Proprietary Partnerships taken together, those persons who elect to exclude themselves from the Class (i) together number more than 3% of all Class Members or (ii) have ownership interests in the Proprietary Partnerships that together account for more than 3% of all capital invested by limited partners or unitholders in the Proprietary Partnerships; (b) with respect to a particular Proprietary Partnership, if those persons who elect to exclude themselves from the Class with respect to such Proprietary Partnership (i) together number more than 3% of all those who are Class Members with respect to such Proprietary Partnership or
(ii) have ownership interests in such partnership that together account for more than 3% of all capital invested by limited partners or unitholders in such partnership; (c) if the votes, consents or authorizations necessary to dissolve and liquidate four or more of the Proprietary Partnerships are not obtained; (d) if any state or federal regulator, self-regulatory organization or other administrative body or official (i) objects either to any aspect or term of the Settlement Agreement or to the transactions to be entered into to facilitate the proposed Settlement and takes or threatens to take any regulatory or legal action that would impair

                                       14
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                                                                PRELIMINARY COPY

the ability of the parties to conclude the Settlement on the terms set forth in the Settlement Agreement or (ii) requires as a condition of not taking action any modification to the Settlement Agreement, including, without limitation, any constriction or extension of the scope of the contemplated relief, that the Defendants in their sole discretion reasonably believe would impair their ability to consummate the Settlement or to provide the contemplated relief; or
(e) if a final order dismissing the Texas State Court actions with prejudice, which is no longer appealable, has not been entered by the Final Settlement Date.

POTENTIAL TERMINATION OF THE SETTLEMENT AGREEMENT WITH RESPECT TO THE
PARTNERSHIP

    If the consents necessary to dissolve the Partnership have not been obtained by the Final Settlement Date, the Defendants may either (i) unilaterally terminate the Settlement Agreement as it applies to the Partnership and the Unitholders or (ii) pay each Settling Unitholder the Refund or the Enhancement, as the case may be, but not the Liquidation Advance, in exchange for a Release from such Settling Unitholder. If the Defendants choose the latter option, a Settling Unitholder will receive the Refund or the Enhancement, as the case may be, in an amount equal to the amount of the Refund or Enhancement he, she or it would have received had the Proposal been approved and the Liquidation Advance been paid.

RELEASE

    Effective as of the Final Settlement Date, Plaintiffs and all Class Members who did not exclude themselves from the Class, including the Settling Unitholders, agree that they will release and discharge (the "Release") the Defendants and certain of their affiliates, agents and various other persons and entities from, INTER ALIA, any and all causes of action that were, could have been, may be or could be alleged in connection with the Proprietary Partnerships, including the Partnership, or any other limited partnership or other direct investment program created, sponsored, marketed, sold, operated or managed by the Defendants. The Class Notice accompanying this Preliminary Solicitation Statement sets forth further information regarding the scope of the Release.

FINAL APPROVAL AND FINAL ORDER AND JUDGMENT

    Until the Settlement becomes final as described in the Class Notice, the General Partner will not be obligated to pay any amounts to the Settling Unitholders in connection with the Settlement.

REGULATORY APPROVALS

    Other than the filing of a Certificate of Cancellation with the Secretary of State of the Commonwealth of Massachusetts and a filing with the Securities and Exchange Commission to deregister the Units, the General Partner is not aware of any federal or state regulatory requirements that must be complied with or any approval of a state or federal body that is necessary to proceed with the dissolution, termination and winding up of the Partnership other than any such requirement or approval that may arise in connection with the sale of the Partnership's assets due to (i) the identity of the purchaser or purchasers of the Partnership's properties and assets or (ii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which may require certain information to be filed with the Department of Justice and the Federal Trade Commission and may require certain waiting periods to be satisfied prior to such sale. Following final liquidation of the Partnership, and deregistration of the Units under
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Partnership's obligations to file reports pursuant to Section 15(d) of the Exchange Act will terminate. Additionally, in order to proceed with the Settlement, the final approval of the Court must be obtained.

                                                                PRELIMINARY COPY

                 CERTAIN INFORMATION CONCERNING THE PARTNERSHIP

GENERAL

    The Partnership is a Massachusetts limited partnership that was formed in 1988 solely for the purposes of investing in (a) federally insured or coinsured mortgages on multi-family residential properties or residential care facilities directly, or through the purchase of MBSs guaranteed as to principal and Basic Interest by GNMA, (b) Participation Interests in such properties, and (c) PGLs.

    The Partnership's initial public offering of Units of limited partnership interests began on May 26, 1989 and concluded on September 30, 1991. As of such date, the Partnership had raised gross proceeds of $81,684,577. After the return of $42,312,611 of Uninvested Gross Proceeds to investors in 1992, the Partnership had 8,168,457.7 Units outstanding with a capital value of $4.82 per Unit.

    Since its formation, the Partnership has invested in three PIMs consisting of (i) MBSs collaterized by three federally co-insured mortgages on multi-family residential properties pursuant to the coinsurance program of Section 221(d)(4) of the National Housing Act, and (ii) Participation Interests evidenced by additional interest agreements and secured by subordinated mortgages on such properties. Each MBS is guaranteed as to principal and Basic Interest by GNMA. The Partnership recently sold one such MBS, and currently holds two such MBSs. See "-- The Mortgages -- The Highlands -- Recent Developments" below. The remaining two MBSs are related to two PIMs which provide for the Partnership to participate in 50% of the underlying property's net cash flow and appreciation, if any. The Partnership originally funded three PGLs with respect to the same properties underlying the Partnership's PIMs. The Partnership currently holds two such PGLs. These PGLs provide for additional Partnership participation of 10% to 15% in such properties' net cash flow and appreciation, if any.

GENERAL PARTNER AND MANAGEMENT

    The general partner of the Partnership is NYLIFE Realty Inc., a Delaware corporation and an indirect wholly-owned subsidiary of New York Life. The General Partner is primarily responsible for both investment and administrative matters of the Partnership.

RIGHTS AND POWERS OF UNITHOLDERS

    Upon dissolution and winding up of the Partnership, the Unitholders will no longer have an interest in the Partnership's assets and business and will be giving up all their rights under the Partnership Agreement. The Unitholders may not take part in the control of the business or affairs of the Partnership and have no voice in the management or operations of the Partnership. Their lack of a voice in management and control is necessary to limit liability in excess of their investment in the Partnership and their share of undistributed profits from the Partnership. The Unitholders:

        (i) share all profits, losses and distributions of the Partnership in accordance with the Partnership Agreement;

        (ii) have their liability for operations of the Partnership limited to the amount of their capital contributions and to their shares of Partnership capital and undistributed net revenues of the Partnership, if any; provided, however, that under applicable partnership law the Unitholders may under certain circumstances be required to repay to the Partnership amounts previously distributed to them by the Partnership (see "The Proposal and Considerations with Respect to the Proposal -- The Proposal -- Provision for Liabilities");

       (iii) have the right to inspect and copy the records relating to the activities of the Partnership during ordinary business hours;

       (iv) obtain from the General Partner from time to time upon reasonable demand (i) true and full information regarding the status of the business and financial condition of the Partnership, (ii) promptly after becoming available, a copy of the Partnership's federal, state and local income tax returns for each year, and (iii) other information regarding the affairs of the Partnership as provided in the Partnership Agreement;

                                       16
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                                                                PRELIMINARY COPY

        (v) receive financial statements, income tax information and certain periodic reports as provided in the Partnership Agreement;

       (vi) have the right to assign their Units to the extent and as provided in Section 10 of the Partnership Agreement;

       (vii) have the right to propose and vote on certain matters affecting the Partnership as provided in Sections 7 and 13 of the Partnership Agreement;

      (viii) have the right to dissolution and winding up of the Partnership by decree of court as provided for in the Massachusetts Uniform Partnership Act;

       (ix) have the right to dissolve terminate the Partnership or to continue the Partnership as described below under "-- Term and Dissolution of the Partnership";

        (x) have the right to approve or disapprove the sale of all or substantially all of the assets of the Partnership upon the affirmative vote of a majority in interest of the Unitholders;

       (xi) have the right (subject to certain restrictions) to amend the Partnership Agreement by the affirmative vote of a majority in interest of the Unitholders;

       (xii) have the right to remove the General Partner and elect a replacement to operate and carry on the business of the Partnership upon the affirmative vote of a majority in interest of the Unitholders; and

      (xiii) have the right to approve or disapprove a voluntary withdrawal of the General Partner and elect a replacement therefor upon the affirmative vote of a majority in interest of the Unitholders.

TERM AND DISSOLUTION OF THE PARTNERSHIP

    The Partnership Agreement provides that the Partnership will continue for a maximum period ending at midnight on December 31, 2028, but may be dissolved at an earlier date if certain contingencies occur. Unitholders may not withdraw from the Partnership prior to dissolution, but may assign their Units to others to the extent permitted by Section 10 of the Partnership Agreement. The contingencies whereupon the Partnership may be dissolved at an earlier date are as follows:

        (i) the retirement, withdrawal, dissolution, bankruptcy or removal of the General Partner, or the sale, assignment, encumbrance, or other disposition by the General Partner of its entire interest, unless a substitute General Partner, who shall be consented to by a majority in interest of the Unitholders and admitted into the Partnership, elects to continue the business of the Partnership within 90 days of the date of such event;

        (ii) an election to dissolve the Partnership made in writing by the General Partner with the consent of a majority in interest of the Unitholders, or, subject to compliance with Section 13 of the Partnership Agreement, by a majority in interest of the Unitholders, without action by the General Partner;

       (iii) the sale or other disposition of all or substantially all of the Mortgages unless the General Partner elects to continue the Partnership business for the purpose of the receipt and collection of a note and payments thereon or the collection of any other consideration to be received in exchange for the Mortgages; or

       (iv) any other event which causes the dissolution and/or winding up of the Partnership under the Massachusetts Uniform Limited Partnership Act to the extent not otherwise provided in the Partnership Agreement.

    See Section 11 of the Partnership Agreement.

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THE MORTGAGES

    CROSS CREEK

    In 1990, the Partnership acquired a PIM (the "Cross Creek PIM") consisting of (i) an MBS collaterized by a mortgage loan in the principal amount of up to $7,230,000 (the "Cross Creek Mortgage") secured by a first mortgage on a 152 unit garden style apartment complex in Greenville, South Carolina known as Halcyon at Cross Creek ("Cross Creek") and (ii) an uninsured participation interest secured by a subordinated mortgage on Cross Creek. The borrower under the Cross Creek Mortgage is Boiling Springs Apartments, Ltd. (the "Cross Creek Borrower"). In addition, the Partnership made a PGL to the Individual Investors in the Cross Creek Borrower (the "Individual Cross Creek Borrowers") in the principal amount of up to $600,000 (the "Cross Creek PGL").

    PARTICIPATING INSURED MORTGAGE

    To fund the construction of Cross Creek, the Partnership purchased from Love Funding Corporation ("LFC"), mortgage-backed pass-through construction loan certificates ("CLCs"), guaranteed as to timely payment of principal and Basic Interest by GNMA, in the maximum principal amount of $7,230,000.

    Following the maturity of the CLCs at the conclusion of the construction period, and upon final endorsement ("Final Endorsement") of the promissory note evidencing the Cross Creek Mortgage (the "Cross Creek Mortgage Note") by the department of Housing and Urban Development ("HUD"), which occurred on January 8, 1992, the Partnership received a mortgage-backed permanent loan certificate ("PLC"), guaranteed as to the timely payment of principal and Basic Interest by GNMA. The PLC has a face amount of $7,226,406, and an issue date of February 1, 1992.

    The Cross Creek Mortgage Note bears interest at an annual rate ("Basic Interest Rate") of 8.50% during the permanent term. One quarter of one percent (.25%) of the foregoing amount is retained by LFC and GNMA as a servicing and guarantee fee; accordingly, the Partnership's MBS related to the Cross Creek Mortgage bears interest at the rate of 8.25% per annum. The Cross Creek Borrower is required to make equal monthly payments of principal and interest on the Cross Creek Mortgage Note until its maturity on December 15, 2031.

    The Cross Creek Mortgage is coinsured by LFC and HUD under Section 221(d)(4) of the National Housing Act, which relates to new construction of multi-family residential properties. The Cross Creek Mortgage Note is non-recourse to the Cross Creek Borrower, except under limited circumstances, including fraud.

    The Cross Creek Mortgage Note may be prepaid upon 30 days written notice after, but not prior to, the tenth anniversary of the date of initial HUD endorsement ("Initial Endorsement") of the Cross Creek Mortgage Note, with a prepayment charge equal to 1% of the outstanding principal amount of the Cross Creek Mortgage Note. Initial Endorsement of the Cross Creek Mortgage Note occurred on February 22, 1990. Notwithstanding the foregoing, if HUD determines that prepayment will avoid a mortgage insurance claim and is in the best interest of the federal government, the Cross Creek Mortgage Note may be prepaid at any time without the Partnership's consent and without any prepayment charge. The Partnership has the option, upon six months written notice, to require prepayment in full of the Cross Creek Mortgage Note on or after the tenth anniversary of the date of the Initial Endorsement. No prepayment fee shall be imposed if the Partnership exercises this option. Enforcement of this option would require the termination of the coinsurance contract and the surrender of the PLC.

    The Partnership is entitled under the participation portion of the Cross Creek PIM, in addition to monthly pass-through payments of principal and Basis Interest to: (i) 50% of any increase in the value of Cross Creek in excess of its base value (i.e., the outstanding principal amounts of the Cross Creek MBS and PGL), the increase in value is measured from February 22, 1990 until the sale of Cross Creek, or until the maturity, refinancing or prepayment of the Cross Creek Mortgage; and (ii) 50% of Cross Creek's monthly net cash flow
(subject    to    certain   HUD    restrictions   and    reserve   requirements)

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beginning with the first month after completion of construction. The  obligation of the Cross Creek Borrower to make these participation payments is evidenced by an additional interest agreement between the Cross Creek Borrower and the Partnership, which is secured by a subordinated mortgage on Cross Creek, and is non-recourse to the Cross Creek Borrower, except under limited circumstances, including fraud. This obligation is further secured by a collateral assignment by the Individual Cross Creek Borrowers of their interests in the Cross Creek Borrower.

    PARTICIPATING GUARANTEED LOAN

    The Partnership has made a PGL of up to $600,000 to the Individual Cross Creek Borrowers, who are jointly and severally liable for this obligation. The Cross Creek PGL, which is non-recourse debt, is secured by a collateral assignment by the Individual Cross Creek Borrowers of their partnership interests in the Cross Creek Borrower, constituting a second lien thereon. The promissory note evidencing the Cross Creek PGL provides that the Individual Cross Creek Borrowers will use the proceeds thereof to satisfy obligations of the Cross Creek Borrower.

    Of the maximum loan proceeds to be available under the Cross Creek PGL, $400,000 had been advanced as of December 31, 1995. The Partnership's commitment to advance additional funds under the Cross Creek PGL expired on January 8, 1993. The unfunded loan commitment of $200,000, which had been included in the Partnership's working capital reserve, was distributed to the Partnership's investors on November 15, 1994.

    The Cross Creek PGL bears interest at the rate of 10% per annum, payable semi-annually, and provides that interest may be accrued up to $100,000 to the extent Surplus Cash Distributions (as defined by HUD) to the Individual Cross Creek Borrowers are insufficient to fully pay the interest obligation. Any such accruals will be added to the outstanding principal balance of the PGL and shall bear interest at the same rate. Accrued interest reached $100,000 on September 25, 1993. Accordingly, accrued interest became due and payable on October 1, 1993. Principal and unpaid interest, if any, shall be due and payable on February 21, 2005, unless sooner paid.

    No prepayments of the principal amount of the Cross Creek PGL will be permitted prior to the tenth anniversary of the Initial Endorsement of the Cross Creek Mortgage Note. Thereafter, the PGL may be prepaid in whole, but not in part, subject to a prepayment fee equal to 1% of the principal amount prepaid. Also, commencing on the tenth anniversary date, the Partnership will have the right to call the Cross Creek PGL, in which case no prepayment fee shall be paid.

    The terms of the Cross Creek PGL entitle the Partnership to participations, in addition to Basic Interest, equal to: (i) 15% of any increase in the value of the Individual Cross Creek Borrowers' partnership interest in the Cross Creek Borrower (determined by reference to the value of Cross Creek) over the base value of the Individual Cross Creek Borrowers' partnership interest (based on the outstanding principal amount of the Cross Creek Mortgage and the Cross Creek
PGL), such increase to be determined upon the sale of Cross Creek or upon the refinancing, prepayment or maturity of the PGL; and (ii) 15% of the Individual Cross Creek Borrowers' interest in Cross Creek's net cash flow (subject to certain HUD restrictions and reserve requirements). The aforesaid 15% participation provided by the Cross Creek PGL is over and above the 50% participation provided by the Cross Creek PIM. The payment obligation of the Individual Cross Creek Borrowers with respect to this participation is evidenced by a supplemental interest agreement, and is non-recourse to the Individual Cross Creek Borrowers, except under limited circumstances, including fraud. These obligations are collateralized by a collateral assignment by the Individual Cross Creek Borrowers of their partnership interests in the Cross Creek Borrower (constituting a second lien thereon).

    PARTICIPATION PAYMENTS

    As of December 31, 1995, the Partnership had not received any participating distributions with respect to either the Cross Creek PIM or the Cross Creek PGL because HUD regulations generally do not permit the distribution of Surplus Cash (as defined by HUD) until cash on hand at a particular month end exceeds the amount of the required reserve. As outlined by HUD, the required reserve

                                       19
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generally  includes reserves for obligations due within 30 days, such as accrued mortgage interest payable; delinquent mortgage principal payments and deposits to reserve for replacements, if any; accounts payable and accrued expenses due within 30 days; loans and notes payable due within 30 days; deficient tax insurance or mortgage insurance premium escrow deposits, if any; prepaid rents; and tenant security deposits payable.

    At December 31, 1995, the Cross Creek Borrower represented that it had cash on hand of $32,009 while the required reserve was $127,572. Therefore, there was no Surplus Cash available for distribution under HUD regulations at that time. Since cash on hand and the required reserve fluctuate monthly based on property performance, the General Partner cannot determine when participating distributions will be received by the Partnership, if at all.

    PROPERTY DESCRIPTION

    Cross Creek is a 152 unit garden style apartment complex situated on 21.66 acres of land in Greenville, South Carolina. Cross Creek consists of 19 two-story buildings of cedar siding and stucco accents with pitched roofs. All upper floor units have covered wooden balconies and all ground floor units have patios. Amenities at Cross Creek include two pools, two tennis courts, a clubhouse with an exercise room, locker rooms, sauna and steam room.

    Occupancy at Cross Creek was 94% at December 31, 1995. The average occupancy rate for Cross Creek's primary submarket ranges between 94 and 97%. No rental concessions were offered during the year ended December 31, 1995.

    THE HIGHLANDS

    In December 1990, the Partnership acquired a PIM (the "Highlands PIM") consisting of (i) an MBS collateralized by a mortgage loan in the principal amount of up to $13,154,200 (the "Highlands Mortgage") secured by a first mortgage on a 272 unit garden style apartment complex located outside Tampa, Florida (the "Highlands") and (ii) a participation interest evidenced by an additional interest agreement and secured by a subordinated mortgage on the Highlands. The borrower under the Highlands Mortgage was originally Highland Oaks Associates Limited (the "Original Highlands Borrower"). The Original Highlands Borrower sold the Highlands in 1995 as discussed in further detail below. In addition, the Partnership made a PGL to the Individual Investors in the Original Highlands Borrower (the "Individual Highlands Borrowers") in the principal amount of up to $1,595,800 (the "Highlands PGL").

    PARTICIPATING INSURED MORTGAGE

    In 1990, to finance the construction of the Highlands, the Partnership purchased from Related Mortgage Corporation ("RMC"), CLCs, guaranteed as to timely payment of principal and Basic Interest by GNMA, in the maximum principal amount of up to $13,154,200.

    Upon the maturity of the CLCs at the conclusion of the construction period and upon Final Endorsement of the Highlands Mortgage Note, which occurred on May 31, 1992, the Partnership received a PLC guaranteed as to the timely payment of principal and Basic Interest by GNMA (the "Highlands PLC").

    In connection with its purchase of the CLCs, the Partnership acquired a participation interest in the Highlands pursuant to an additional interest agreement with the Highlands Borrower. Under the additional interest agreement the Partnership was entitled to (i) 50% of the net appreciation in the value of the Highlands from Initial Endorsement until the sale of the Highlands; and (ii) 50% of the

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Highlands'  net  cash  flow (subject  to  certain HUD  restrictions  and reserve requirements). The obligations of the Original Highlands Borrower under the additional interest agreement were secured in part by a second mortgage on the Highlands.

    PARTICIPATING GUARANTEED LOAN

    Pursuant to the Highlands PGL, the Partnership advanced $1,095,800 to the Individual Highlands Borrowers. The Highlands PGL was repaid in 1995 as described below.

    SALE OF THE HIGHLANDS

    Effective January 31, 1995, the Original Highlands Borrower sold the Highlands to Richland Properties, Inc. (the "New Highlands Borrower") for $16,300,000. The sale closed in escrow pending the receipt by the Partnership of a new GNMA certificate in the principal amount of $13,037,676, bearing interest at 7.625% per annum (the "Highlands GNMA") in exchange for the Highlands PLC. The Highlands GNMA certificate was received by the Partnership on February 15, 1995, at which time the sale was completed and the Partnership received the payments described below, together with the other closing documents. In addition, a mutual release was delivered, effective January 31, 1995, pursuant to which all obligations of, and claims against, the Original Highlands Borrower and its general partners were released by the Partnership and RMC, and all obligations of, and claims against, the Partnership and RMC were released by the Original Highlands Borrower and its general partners.

    In connection with the sale of the Highlands, the Highlands Mortgage ("Modified Mortgage") and related promissory note ("Modified Note") were modified to provide for (a) prepayment at any time with a prepayment charge payable to RMC, equal to 1% of the outstanding principal, and (b) a reduction in the interest rate from 8.5% to 7.875% per annum, one-quarter of one percent of which is retained by RMC and GNMA as a servicing and guarantee fee. Accordingly, the Highlands GNMA bears interest at the rate of 7.625% per annum.

    Concurrent with the sale of the Highlands as described above, the participation interests in the Highlands PIM and the Highlands PGL were cashed out and retired and principal and accrued interest of the Highlands PGL were repaid as the Partnership received $2,463,060, which included $1,095,800 of PGL principal, $210,798 of accrued interest, a prepayment fee of $324,000 and participation in net cash flow and net appreciation of $832,462. The Partnership distributed these proceeds to investors on May 15, 1995.

    Also on January 31, 1995, the Partnership and the Original Highlands Borrower (together with its partners) entered into a Special Closing Agreement, pursuant to which the two letters of credit held by the Partnership were each reduced from $75,000 to $17,500. The two letters of credit were being held as security for the obligations of the Original Highlands Borrower and its partners under the Special Closing Agreement, pursuant to which the Original Highlands Borrower agreed to pay a portion of any additional taxes determined to be due to the State of Florida in connection with the recording of the original loan documents. The State of Florida claimed that $136,800 of additional recording taxes were due. The recording tax dispute was recently settled. See "-- Recent Developments" below.

    During the year ended December 31, 1995, the Partnership received interest totaling $999,170.10 related to the Highlands GNMA, which has been distributed to investors in connection with the Partnership's regular quarterly distributions in accordance with the Partnership Agreement.

    RECENT DEVELOPMENTS

    On February 27, 1996, the Partnership sold the Highlands GNMA for cash in the amount of $13,105,373.01. The Highlands GNMA was sold through Utendahl
Capital Partners, an unaffiliated broker dealer. The sales price represents principal in the amount of $12,976,812.45, accrued interest in the amount of $71,462.59 and a premium of $57,097.97. The Partnership was not charged any separate fees or commissions in connection with the sale. The General Partner's decision to sell the Highlands GNMA was based in part on what it perceived to be a favorable market in which the Highlands GNMA could be sold at a premium.

                                       21
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    The  1996 sale  of the Highlands  GNMA, together  with the 1995  sale of the
Highlands and the related modification of the Highlands Mortgage, terminates the Partnership's beneficial interest in the Highlands Mortgage and the Highlands.

    The General Partner anticipates distributing the proceeds from the sale of the Highlands GNMA in connection with the Partnership's regular quarterly distribution to investors on May 15, 1996.

    On March 12, 1996, the Partnership settled the $136,800 recording tax claim of the State of Florida discussed above through a payment to the State of Florida made on behalf of the Partnership in the amount of $64,000 ($53,800 of which was funded by the General Partner and $10,150 of which was funded by the Original Highlands Borrower). The Partnership has recently received the signed Closing Agreement from the State of Florida settling the claim, and the letters of credit being held under the Special Closing Agreement will be returned to the Original Highlands Borrower.

    SIGNATURE PLACE

    In 1991, the Partnership acquired a PIM (the "Signature Place PIM") consisting of (i) MBSs issued by LFC and collateralized by a mortgage loan in the maximum principal amount of up to $9,800,000 (the "Signature Place Mortgage") secured by a first mortgage on a 232-unit multi-family residential apartment complex in Hampton, Virginia known as Signature Place ("Signature Place") and (ii) a participation interest evidenced by an additional interest agreement secured by a subordinated mortgage on Signature Place. The borrower under the Signature Place Mortgage is HG Partners Limited Partnership (the "Signature Place Borrower"). The Partnership also made a PGL to the Individual Investors in the Signature Place Borrower (the "Individual Signature Place Borrowers") in the original principal amount of up to $1,200,000 (the "Signature Place PGL").

    PARTICIPATING INSURED MORTGAGE

    In 1991, the Partnership purchased MBSs from LFC in the form of CLCs, guaranteed as to timely payment of principal and Basic Interest by GNMA, in the maximum principal amount of $9,800,000 to fund the construction of Signature Place.

    Following the maturity of the CLCs at the conclusion of the construction period and upon Final Endorsement of the promissory note evidencing the Signature Place Mortgage (the "Signature Place Mortgage Note") by HUD, which occurred on February 9, 1993, the Partnership received a PLC, guaranteed as to timely payment of principal and Basic Interest by GNMA (the "Signature Place PLC"). The Signature Place PLC has a face amount of $9,756,900, and an issue date of February 1, 1993.

    The Signature Place Mortgage Note bears interest at the Basic Interest Rate of 8.25% during the permanent term. One quarter of one percent (.25%) of the Basic Interest Rate is retained by LFC and GNMA as a servicing and guarantee fee; accordingly the Signature Place PLC bears interest at the rate of 8% per annum. The Signature Place Borrower is required to make equal monthly payments of principal and interest until maturity of the Signature Place Mortgage Note on January 15, 2033.

    The Signature Place Mortgage is coinsured by LFC and HUD under Section 221(d)(4) of the National Housing Act. The Signature Place Mortgage Note is
non-recourse to the Signature Place Borrower, except under limited circumstances, including fraud.

    The Signature Place Mortgage Note may be prepaid in full upon 45 days written notice after (but not prior to) the tenth anniversary of Initial Endorsement, which occurred on May 10, 1991 with a prepayment charge equal to 1% of the principal amount prepaid, plus any additional interest due thereon. Notwithstanding the foregoing, if HUD determines that prepayment will avoid a mortgage insurance claim and is in the best interest of the federal government, the Signature Place Mortgage Note may be prepaid at any time without the Partnership's consent and without any prepayment charge. The Partnership has the option, upon six months written notice, to require prepayment in full of the Signature Place Mortgage Note on or after the tenth anniversary of Initial Endorsement. No

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
                                                                PRELIMINARY COPY
prepayment fee shall be imposed if the Partnership exercises this option. Enforcement of this option would require the termination of the coinsurance contract and the surrender of the Signature Place PLC.

    The Partnership is entitled under the participation portion of the Signature Place PIM, in addition to monthly pass-through payments of principal and Basic Interest, to: (i) 50% of the net appreciation in the value of Signature Place from Initial Endorsement of the Signature Place Mortgage Note until the sale of Signature Place or the maturity, refinancing or prepayment of the Signature Place Mortgage; and (ii) 50% of Signature Place's net cash flow (subject to certain HUD restrictions and reserve requirements) beginning after completion of construction. The payment obligation of the Signature Place Borrower with respect to this participation is evidenced by an additional interest agreement, which is collateralized by a subordinated mortgage on Signature Place and is non-recourse to the Signature Place Borrower, except under limited circumstances, including fraud and environmental noncompliance.

    PARTICIPATING GUARANTEED LOAN

    The Partnership made the Signature Place PGL in the aggregate amount of up to $1,200,000 to the Individual Signature Place Borrowers, jointly and severally, in the form of a personal loan collateralized by the pledge of 100% of their partnership interests in the Signature Place Borrower. Only $100 had been funded under the Signature Place PGL as of December 31, 1995. The Partnership's obligation to advance funds under the Signature Place PGL expired on August 8, 1994. The unfunded loan proceeds of $1,199,900, which had been included in the Partnership's working capital reserve, were distributed to the Partnership's investors on November 15, 1994.

    The Signature Place PGL bears interest at the rate of 15% per annum, payable semi-annually, and provides that interest shall be accrued up to $100,000 to the extent Surplus Cash is insufficient to fully pay the interest obligation. Any such accruals will be added to the outstanding principal balance of the PGL and shall bear interest at the same rate. At such time as accruals of interest (including semi-annually compounded interest) exceed $100,000 or commencing with the second anniversary of Final Endorsement (regardless of the balance of such accruals), whichever occurs first, the Individual Signature Place Borrowers shall pay interest on the outstanding principal amount semi-annually, whether or not Surplus Cash is available. Principal and accrued interest, if any, shall be due and payable on May 8, 2006.

    Because less than $250,000 was funded under the Signature Place PGL, $249,900 (the difference between $250,000 and the total amount funded) is considered additional equity in the Signature Place Borrower ("Additional Equity") contributed by the Individual Signature Place Borrowers. To the extent the Individual Signature Place Borrowers' share of cash flow provides less than a 10% cumulative annual return on the outstanding balance of Additional Equity (compounded semi-annually) over the holding period of the investment, the shortfall shall be paid to the Individual Investors out of the proceeds from the sale of Signature Place or refinancing of the Signature Place Mortgage. All participation earned by the Partnership with respect to the Signature Place PGL shall be calculated after deducting the Borrowers' Additional Equity and interest and principal paid on the Signature Place PIM and PGL.

    No prepayments of the Signature Place PGL will be permitted prior to the tenth anniversary of Initial Endorsement of the Signature Place Mortgage Note. Thereafter, the Signature Place PGL may be prepaid in whole, but not in part, upon 90 days prior written notice to the Partnership subject to a prepayment fee equal to 1% of the principal amount prepaid. On the tenth anniversary date, the Partnership will have the right to call the Signature Place PGL by six months prior written notice to the Individual Signature Place Borrowers, in which case no prepayment fee shall be paid.

    The terms of the Signature Place PGL entitle the Partnership to participation in addition to Basic Interest equal to (i) 10% of any increase in the value of the partnership interests in the Signature Place Borrower (determined by reference to the value of Signature Place) over the base value of the

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                                                                PRELIMINARY COPY
partnership interests (based on the outstanding principal amount of the Signature Place Mortgage and the Signature Place PGL), such increase to be determined upon the sale of Signature Place or upon the refinancing, prepayment or maturity of the PGL; and (ii) 10% of the Individual Investors' interest in Signature Place's net cash flow (subject to certain HUD restrictions and reserve requirements). The aforesaid 10% participation in Signature Place provided by the Signature Place PGL is over and above the 50% participation in the Signature Place PIM. The payment obligation of the Individual Borrowers' with respect to this participation is evidenced by a supplemental interest agreement, and is non-recourse to such partners, except under limited circumstances, including fraud.

    PARTICIPATION PAYMENTS

    To date, the Partnership has not received any participating distributions with respect to either the Signature Place PIM or the Signature Place PGL because HUD regulations generally do not permit the distribution of Surplus Cash (as defined by HUD) until cash on hand at a particular month end exceeds the amount of the required reserve. As outlined by HUD, the required reserve generally includes reserves for obligations due within 30 days such as accrued mortgage interest payable; delinquent mortgage principal payments and deposits to reserve for replacements, if any; accounts payable and accrued expenses due within 30 days; loans and notes payable due within 30 days; deficient tax insurance or mortgage insurance premium escrow deposits, if any; prepaid rents; and tenant security deposits payable.

    At December 31, 1995, the Signature Place Borrower represented that it had cash on hand of $328,840 while the required reserve was approximately $183,659. The General Partner is currently evaluating the Surplus Cash statement from the Signature Place Borrower as of December 31, 1995 in order to determine what amount of participation in Surplus Cash, if any, is due to the Partnership.

    PROPERTY DESCRIPTION

    Signature Place is a 232 unit apartment complex located in Hampton, Virginia. The property is located in the Mercury Central section of Hampton, an area which includes a regional mall and a wide range of retail and other services, and convenient access from Interstate 64.

    Signature Place consists of approximately 191,728 net rentable square feet of building area in 13 two-and three-story buildings of wood frame construction with siding and brick veneer exteriors. The complex contains eight floor plans ranging from a 544 square foot one-bedroom unit to a 1,132 square foot three bedroom, two-bath unit. Signature Place offers a clubhouse, swimming pool, Jacuzzi spa, sauna, exercise room and tennis court, nine-foot ceilings, patios or balconies, walk-in closets and washer/dryer hookups in all units, fireplaces in 208 units, laundry equipment in 64 units, other amenities, and at least 375 surface parking spaces, including 42 garage spaces.

    The overall occupancy rate in the area is approximately 94%. Occupancy at Signature Place was 95% at December 31, 1995. No rental concessions are being offered at this time. The economy in this region is impacted by the presence of the military. The market has been somewhat impacted by base realignments and closures but the overall outlook is cautiously optimistic, as various base realignments should mitigate any base reductions in the area. Approximately 50% of the tenants at Signature Place are employed by the military.

GUARANTEE OF PGLS

    The General Partner agreed pursuant to the Partnership Agreement to guarantee a return to the Partnership, in the aggregate, of the amount of investments in the PGLs for Cross Creek, the Highlands and Signature Place. Pursuant to this guarantee, on the date that dissolution and winding up of the Partnership shall be completed, the General Partner agreed to pay to the Partnership an amount, if any, by which (i) the funds invested by the Partnership in all PGLs exceeds (ii) all cash payments received by the Partnership with respect to all Mortgages, INCLUDING points, Basic Interest, Additional Interest and repayment of principal, but EXCLUDING Basic Interest and repayment of principal of MBSs and other insured/guaranteed Mortgages. As a result of the sale of the Highlands as

                                                                PRELIMINARY COPY
referred to in "Mortgages -- the Highlands" above, the Partnership received cash in excess of the amount of funds invested by the Partnership in all PGLs. Accordingly, the General Partner has no remaining future guarantee obligation with respect to any of the PGLs.

COMPETITION

    The  real  estate  business  is  highly  competitive,  and  the   properties
underlying the Mortgages acquired by the Partnership have active competition for tenants from similar properties in their respective vicinities.

LEGAL PROCEEDINGS

    For a discussion of the Lawsuit, see "Litigation and Proposed Settlement."

                                                                PRELIMINARY COPY

                            SELECTED FINANCIAL DATA

    The following selected audited financial data for the years ended December 31, 1991 through 1995 should be read in conjunction with, and are qualified in their entirety by, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, related notes and other financial information included elsewhere herein.

                                         DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,     DECEMBER 31,
                                             1995            1994            1993            1992             1991
                                        --------------  --------------  --------------  ---------------  ---------------
STATEMENT OF OPERATIONS DATA:
Total income..........................  $    3,268,459  $    2,705,003  $    2,550,740  $     3,739,883  $     3,905,073
Total expenses........................  $      315,427  $      458,288  $      407,966  $       440,041  $       266,511
Net income............................  $    2,953,032  $    2,246,715  $    2,142,774  $     3,299,842  $     3,638,562
NET INCOME ALLOCATED:
Corporate Limited Partner.............  $           71  $           55  $           51  $            79  $           106
General Partner.......................  $       43,654  $       44,934  $       42,856  $        65,997  $        72,771
Unitholders...........................  $    2,909,307  $    2,201,726  $    2,099,867  $     3,233,766  $     3,565,685
Weighted Average net income per
 Unit.................................  $          .36  $          .27  $          .26  $           .40  $           .54
OTHER OPERATING DATA:
Net cash provided by operating
 activities...........................  $    3,514,222  $    2,286,337  $    2,189,890  $     3,208,517  $     3,767,352
Cash provided by (used in) investing
 activities...........................  $    1,221,263  $      108,069  $     (297,709) $    (6,864,431) $   (17,971,142)
Return of capital.....................  $     --        $     --        $     --        $   (42,312,611) $     --
Refund of public offering expenses....  $     --        $     --        $     --        $     3,596,571  $     --
Return of excess working capital
 reserves.............................  $     --        $   (2,008,773) $     --        $     --         $     --
Sales Proceeds........................  $    2,463,060  $     --        $     --        $     --         $     --
Cash distributions to Unitholders.....  $   (4,771,535) $   (4,275,142) $   (2,283,906) $    (3,944,595) $    (3,481,225)
Cash distributions to General
 Partner..............................  $      (47,114) $      (87,250) $      (46,612) $       (80,504) $       (71,049)
Cash distribution to Corporate Limited
 Partner..............................  $         (117) $         (105) $          (56) $           (97) $          (118)
Total cash distributions..............  $   (4,818,766) $   (4,362,497) $   (2,330,574) $    (4,025,196) $    (3,552,392)
Net (decrease) increase in cash and
 cash equivalents.....................  $      (83,281) $   (1,968,091) $     (438,393) $   (46,397,150) $    10,284,516
Cash and cash equivalents at end of
 period...............................  $      867,686  $      950,967  $    2,919,058  $     3,357,451  $    49,754,601
BALANCE SHEET DATA:
Total assets..........................  $   32,117,943  $   34,070,778  $   36,102,009  $    36,259,215  $    75,765,875
Total liabilities.....................  $      101,152  $      188,253  $      103,702  $        73,108  $       138,374
Partners capital:
  General Partner.....................  $      (43,281) $      (39,821) $        2,495  $         6,251  $        20,758
  Corporate Limited Partner...........  $          869  $          915  $          965  $           970  $         2,024
  Unitholders.........................  $   32,059,203  $   33,921,431  $   35,994,847  $    36,178,886  $    75,604,719
  Total Partners capital..............  $   32,016,791  $   33,882,525  $   35,998,307  $    36,186,107  $    75,627,501
Number of Units outstanding...........     8,168,457.7     8,168,457.7     8,168,457.7      8,168,457.7      8,168,457.7
Book value per Unit...................  $         3.92  $         4.15  $         4.41  $          4.43  $          9.26

                                                                PRELIMINARY COPY

                            PRO FORMA FINANCIAL DATA

    The Pro Forma Balance Sheet as of September 30, 1995 and the Pro Forma Statements of Operations for the nine months ended September 30, 1995 and the year ended December 31, 1994, have been prepared to reflect the sale of the Highlands GNMA and the adjustments described in the accompanying notes. The pro forma financial data is based on and should be read in conjunction with the historical financial statements and the notes thereto filed as part of the Partnership's quarterly report on Form 10-Q for the quarter ended September 30, 1995 and the Partnership's annual report on Form 10-K for the fiscal year ended December 31, 1994. The Pro Forma Balance Sheet was prepared as if the sale of the Highlands GNMA occurred on September 30, 1995. The Pro Forma Statements of Operations were prepared as if the sale occurred on January 1, 1994. The pro forma financial data is unaudited and not necessarily indicative of the results that would have actually occurred had the sale been consummated at the beginning of 1994, nor does it purport to represent the financial position and results of operations for future periods.

                            PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 1995
                                  (UNAUDITED)

                                                                                                     PRO FORMA
                                                                                 PRO FORMA          AMOUNTS (AS
                                                           HISTORICAL 1995      ADJUSTMENTS          ADJUSTED)
                                                           ---------------  --------------------  ---------------
ASSETS
Cash and cash equivalents................................  $       900,367  $     13,105,373(A)   $    14,005,740
Interest receivable......................................          221,107           --                   221,107
Investments in PIMs......................................       30,677,598       (12,998,673)(A)       17,678,925
Investments in PGLs......................................          400,100           --                   400,100
                                                           ---------------  --------------------  ---------------
    Total assets.........................................  $    32,199,172  $        106,700      $    32,305,872
                                                           ---------------  --------------------  ---------------
                                                           ---------------  --------------------  ---------------

LIABILITIES AND PARTNERS' CAPITAL
Due to affiliates........................................  $        75,000  $        --           $        75,000
Accrued liabilities......................................           44,384           --                    44,384
                                                           ---------------  --------------------  ---------------
    Total liabilities....................................          119,384           --                   119,384
                                                           ---------------  --------------------  ---------------
Partners' capital:
  Capital contributions net of public offering
   expenses..............................................       36,028,557           --                36,028,557
  Accumulated earnings...................................       16,859,159           106,700(A)        16,965,859
  Cumulative distributions...............................      (20,807,928)          --               (20,807,928)
                                                           ---------------  --------------------  ---------------
Total partners' capital..................................       32,079,788           106,700           32,186,488
                                                           ---------------  --------------------  ---------------
Total liabilities and partners' capital..................  $    32,199,172  $        106,700      $    32,305,872
                                                           ---------------  --------------------  ---------------
                                                           ---------------  --------------------  ---------------

                                                                PRELIMINARY COPY

                       PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                                  (UNAUDITED)

                                                                                                     PRO FORMA
                                                                                 PRO FORMA          AMOUNTS (AS
                                                           HISTORICAL 1995      ADJUSTMENTS          ADJUSTED)
                                                           ---------------  --------------------  ---------------
INCOME
Interest -- cash and cash equivalents....................  $        55,437  $        --           $        55,437
Interest -- Mortgages (net of amortization of acquisition
 costs)..................................................        2,282,186          (751,501)(B)        1,530,685
Other income.............................................          324,000           --                   324,000
                                                           ---------------  --------------------  ---------------
    Total income (loss)..................................        2,661,623          (751,501)           1,910,122
                                                           ---------------  --------------------  ---------------
EXPENSES
General and administrative...............................          150,671           --                   150,671
Asset Management Fees....................................           71,125           --                    71,125
                                                           ---------------  --------------------  ---------------
    Total expenses.......................................          221,796           --                   221,796
                                                           ---------------  --------------------  ---------------
      Net income (loss)..................................  $     2,439,827  $       (751,501)     $     1,688,326
                                                           ---------------  --------------------  ---------------
                                                           ---------------  --------------------  ---------------
NET INCOME (LOSS) ALLOCATED
General Partner..........................................  $        33,390  $        (15,030)(E)  $        18,360
Corporate Limited Partner................................               59               (18)(E)               41
Unitholders..............................................        2,406,378          (736,453)(E)        1,669,925
                                                           ---------------  --------------------  ---------------
                                                           $     2,439,827  $       (751,501)     $     1,688,328
                                                           ---------------  --------------------  ---------------
                                                           ---------------  --------------------  ---------------
Net income (loss) per Unit...............................  $           .29  $           (.09)     $           .20
                                                           ---------------  --------------------  ---------------
                                                           ---------------  --------------------  ---------------
Number of Units..........................................      8,168,457.7       8,168,457.7          8,168,457.7
                                                           ---------------  --------------------  ---------------
                                                           ---------------  --------------------  ---------------

                                                                PRELIMINARY COPY

                       PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

                                                                                                     PRO FORMA
                                                                 HISTORICAL        PRO FORMA        AMOUNTS (AS
                                                                    1995          ADJUSTMENTS        ADJUSTED)
                                                                -------------  ------------------  -------------
INCOME
Interest -- cash and cash equivalents.........................  $      83,971  $       --          $      83,971
Interest -- Mortgages (net of amortization of acquisition
 costs).......................................................      2,620,032        (642,195)(B)      1,977,837
Other income..................................................          1,000          --                  1,000
                                                                -------------  ------------------  -------------
    Total income (loss).......................................      2,705,003        (642,195)         2,062,808
                                                                -------------  ------------------  -------------
EXPENSES
General and administrative....................................        300,121          --                300,121
Asset Management Fees.........................................        158,167         (71,252)(C)         86,915
                                                                -------------  ------------------  -------------
    Total expenses............................................        458,288         (71,252)           387,036
                                                                -------------  ------------------  -------------
      Income (loss) before gain on sale of investment in
       Highlands GNMA.........................................      2,246,715        (570,943)         1,675,772
Gain on sale of investment in Highlands GNMA..................       --                17,165(D)          17,165
                                                                -------------  ------------------  -------------
    Net income (loss).........................................  $   2,246,715  $     (553,778)     $   1,692,937
                                                                -------------  ------------------  -------------
                                                                -------------  ------------------  -------------
NET INCOME (LOSS) ALLOCATED
General Partner...............................................  $      44,934  $      (11,419)(E)         33,515
Corporate Limited Partner.....................................             55             (13)(E)             42
Unitholders...................................................      2,201,726        (542,346)(E)      1,659,380
                                                                -------------  ------------------  -------------
                                                                $   2,246,715  $     (553,778)     $   1,692,937
                                                                -------------  ------------------  -------------
                                                                -------------  ------------------  -------------
Net income (loss) per Unit....................................  $         .27  $         (.07)     $         .20
                                                                -------------  ------------------  -------------
                                                                -------------  ------------------  -------------
Number of Units...............................................    8,168,457.7     8,168,457.7        8,168,457.7
                                                                -------------  ------------------  -------------
                                                                -------------  ------------------  -------------

                                                                PRELIMINARY COPY

                     NOTES AND MANAGEMENT'S ASSUMPTIONS TO
                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                    SEPTEMBER 30, 1995 AND DECEMBER 31, 1994

NOTE 1 -- BASIS OF PRESENTATION

    The accompanying Pro Forma Balance Sheet as of September 30, 1995 is presented as if the sale of the Highlands GNMA occurred on September 30, 1995.

    The accompanying Pro Forma Statements of Operations are presented as if the sale of the Highlands GNMA occurred on January 1, 1994.

    These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto as of September 30, 1995 and December 31, 1994, filed as part of the Partnership's quarterly report on Form 10-Q for the quarter ended September 30, 1995 and the Partnership's annual report on Form 10-K for the fiscal year ended December 31, 1994, respectively. In management's opinion, all adjustments necessary to reflect the effects of the sale of the Highlands GNMA by the Partnership have been made.

    The unaudited pro forma financial statements are not necessarily indicative of the actual financial position as of September 30, 1995 or what the actual results of operations would have been assuming the disposition of the Highlands GNMA had been consummated on January 1, 1994, nor do they purport to represent the financial position and results of operations for future periods.

NOTE 2 -- ADJUSTMENTS TO PRO FORMA FINANCIAL STATEMENTS

(A) To reflect the liquidation proceeds from the sale of the Highlands GNMA at September 30, 1995.

(B) To eliminate the Partnership's share of interest earned on the Highlands GNMA and the Highlands PGL for the nine months ended September 30, 1995 and the year ended December 31, 1994, respectively.

(C) To eliminate the Asset Management Fees paid in connection with the Highlands PGL and the PIM related to the Highlands for the year ended December 31, 1994.

(D) To reflect the gain on the sale of the Highlands GNMA at January 1, 1994.

(E) To reflect the partners' allocation of the effect of the sale of the Highlands GNMA at January 1, 1994.

                                                                PRELIMINARY COPY

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

    The Partnership's cash and cash equivalents balance at December 31, 1995 of $867,686 includes $426,266 of working capital reserves and $441,420 of cash generated from operations net of accrued interest. The Partnership's working capital reserves were invested in short-term obligations of the United States government and other cash equivalents.

    The Partnership derives its income primarily from its investments in MBSs, which are long-term, fixed interest rate GNMA securities, guaranteed as to the timely payment of principal and interest by GNMA and backed by the full faith and credit of the United States government. The Partnership's only operating expenses are general and administrative expenses which include audit and tax return preparation fees, printing and postage costs for quarterly and annual reports, quarterly investor distribution processing, investor K-1 processing, and reimbursement to the General Partner for reimbursable expenses incurred in accordance with the Partnership Agreement. In addition, the Partnership pays an Asset Management Fee to the General Partner of .5% annually of the average aggregate amount invested in the Cross Creek Mortgage and Signature Place Mortgage. As discussed in "Certain Information Concerning the Partnership -- The Mortgages -- The Highlands", in connection with the 1995 sale of the Highlands, the Partnership is no longer entitled to any participation in net cash flow or net appreciation of the Highlands. Accordingly, effective January 31, 1995 the General Partner decided to forego an Asset Management Fee with respect to the aggregate amount invested in the Modified Mortgage. After payment of general and administrative expenses, the Partnership distributes all of its income plus principal repayments on the MBSs to the partners on a quarterly basis.

    The PIMs and PGLs related to Cross Creek and Signature Place entitle the Partnership to participate in the cash flow of the properties above certain levels and in any appreciation upon sale or refinancing. As a result of the repayment of the Highlands PGL upon the sale of the Highlands, which is more fully described above, the Partnership received $2,463,060 representing principal and accrued interest on the PGL as well as a prepayment fee and participations in net cash flow and appreciation, The Partnership distributed such proceeds to Unitholders on May 15, 1995.

    Net cash provided by operating activities for 1995 was $3,514,222. In 1994, net cash provided by operating activities was $2,286,337. As discussed below, this increase was the result of proceeds received in conjunction with the sale of the Highlands as offset by decreased interest income resulting from the repayment of the PGL and the interest rate reduction on the Modified Mortgage. Going forward, the Partnership's cash flow is expected to decline due to the sale of the Highlands GNMA as discussed in "Certain Information Concerning the Partnership -- The Mortgages -- The Highlands." Interest income on MBSs will decrease due to the sale of the Highlands GNMA. Additionally, interest income on cash and cash equivalents will decrease as the Partnership will no longer receive funds associated with the Highlands GNMA which would have been invested in United States Government obligations before being distributed to investors quarterly.

RESULTS OF OPERATIONS

    1995 COMPARED TO 1994

    The Partnership's net income for the year ended December 31, 1995 increased by $706,317 from the prior year primarily as a result of other income recognized in connection with the sale of the Highlands as discussed in "Certain Information Concerning the Partnership -- The Mortgages -- The Highlands", and decreases in general and administrative expenses and Asset Management Fees as offset by decreases in interest income earned on cash and cash equivalents and the Mortgages.

                                                                PRELIMINARY COPY

    Interest income on cash and cash equivalents decreased by $18,980 for the year ended December 31, 1995 as compared to the prior year primarily due to the distribution on November 15, 1994 of excess working capital which had previously been invested in short term obligations of the United States government.

    Interest income on Mortgages for the year ended December 31, 1995 decreased by $573,026 from the prior year due to the repayment of the Highlands PGL and the interest rate reduction on the Modified Mortgage as resulting from the sale of the Highlands as discussed in "Certain Information Concerning the Partnership -- The Mortgages -- The Highlands."

    Other income for the year ended December 31, 1995 increased by $1,155,462 from the prior year due to the receipt of a prepayment charge of $324,000 and participations in net appreciation and cash flow of $832,462 received in connection with the sale of the Highlands as discussed in "Certain Information Concerning the Partnership -- The Mortgages -- The Highlands."

    General and administrative expenses for the year ended December 31, 1995 decreased by $77,549 from the prior year as all legal fees incurred in connection with the sale of the Highlands and the mutual release delivered in connection therewith had been paid or accrued as of December 31, 1994. Partially offsetting this decrease in legal fees was an increase in tax fees and slight increases in costs related to quarterly investor distribution processing and investor K-1 processing.

    Asset Management Fees for the year ended December 31, 1995 decreased by $65,312 from the prior year as the General Partner had decided to forego an asset management fee with respect to the aggregate amount invested in the Highlands GNMA as, in accordance with the Amended and Restated Agreement, the Partnership would no longer be entitled to participations in net cash flow or net appreciation in value of the Highlands.

    1994 COMPARED TO 1993

    The Partnership's net income for the year ended December 31, 1994 increased by $103,941 from the prior year primarily as a result of interest income on the PGLs. Interest income from PGLs increased by $177,708 over 1993, as semi-annual interest payments became due and payable on the Cross Creek and the Highlands PGLs during the latter half of 1993. Accordingly, the Partnership realized 12 months worth of interest income on the Cross Creek and the Highlands PGLs during 1994. In addition, the Partnership's 1994 general and administrative expenses increased from the prior year as a result of professional fees associated with the Highlands litigation previously disclosed in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1995.

    1993 COMPARED TO 1992

    The Partnership's net income for the year ended December 31, 1993 decreased by $1,157,068 from the prior year resulting primarily from a decrease in interest income on cash and cash equivalents. Cash and cash equivalents includes unfunded net proceeds which are invested in short-term obligations. Unfunded net proceeds declined throughout 1992 and the first quarter of 1993 as additional investments in Mortgages were funded. Additionally, there was a decrease in interest income on Mortgages resulting from the reduction of the interest rate on the Signature Place MBS from 10% to 8% upon conversion to permanent status in March 1993. The decrease in income for the year more than offset a 10% decrease in general and administrative expenses.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following discussion briefly addresses what the General Partner believes, based on the advice of tax counsel, Akin, Gump, Strauss, Hauer & Feld, L.L.P., are likely to be the principal federal income tax consequences under current law of a Unitholder's receipt of a Cash Payment pursuant to the Settlement and the winding-up and liquidation of the Partnership. The federal income tax discussion set forth below is a summary included for general information purposes only and does not address all of the potential tax consequences that might be relevant to a particular Unitholder.

                                                                PRELIMINARY COPY

    The United States federal income tax consequences to each Unitholder, including a Unitholder that is a Tax-Exempt Unitholder, of the receipt of a Cash Payment pursuant to the Settlement and of the winding-up and liquidation of the Partnership will vary depending on the Unitholder's particular circumstances. In addition, the views of the General Partner and tax counsel described below are not binding on the Internal Revenue Service (the "IRS") or the courts. It is possible that the IRS could take a different position regarding the federal income tax consequences described below and that a court would sustain the IRS's position, in which case a Unitholder may realize different tax consequences. Accordingly, each Unitholder is strongly urged to consult his, her or its own tax adviser with respect to the specific tax consequences of its receipt of a Cash Payment pursuant to the Settlement and of the winding-up and liquidation of the Partnership, including the effect and applicability of federal, state, local and foreign tax laws.

CASH PAYMENT

    LIQUIDATION ADVANCE. A Settling Unitholder generally should not recognize income on his, her or its receipt of the Liquidation Advance. If the Liquidation Advance received by a Settling Unitholder ultimately exceeds the Liquidating Distribution allocable to such Settling Unitholder (see "-- Winding-Up and Liquidation of the Partnership", below), such excess generally should be treated for federal income tax purposes in the same manner as a Refund received at the time of the liquidation of the Partnership.

    REFUND. The Refund should be treated for federal income tax purposes as a return of capital and should be applied against and reduce a Settling Unitholder's adjusted tax basis in his, her or its Units. To the extent, if any, that the Refund received by a Settling Unitholder exceeds his, her or its adjusted tax basis in his, her or its Units, such excess will constitute taxable income to such Settling Unitholder which may be ordinary income. It is unlikely that Unitholders will receive a Refund in excess of their adjusted tax basis.

    ENHANCEMENT.   The Enhancement should  be treated in the  same manner as the
Refund.

    SPECIAL RULES FOR TAX-EXEMPT UNITHOLDERS. A Tax-Exempt Unitholder which participates in the Settlement generally should not recognize unrelated business taxable income as a result of its receipt of the Refund or Enhancement. However, if such a Tax-Exempt Unitholder has incurred "acquisition indebtedness" within the meaning of the Code with respect to its Units, then such Unitholder may recognize unrelated business taxable income to the extent (if any) the Refund or Enhancement exceeds his, her or its adjusted tax basis in its Units.

    The General Partner and tax counsel believe that property acquired with the proceeds of the Liquidation Advance should not be treated as "debt-financed property" within the meaning of the Code even though it is expected that the General Partner will recoup all or part of the Liquidation Advance from Liquidating Distributions that would otherwise be paid to the Settling
Unitholder. However, there is no clear legal authority on the treatment of payments like the Liquidation Advance for such purposes and it is possible that the IRS could take a different view.

    EACH TAX-EXEMPT UNITHOLDER IS PARTICULARLY URGED TO CONSULT ITS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE RECEIPT OF THE CASH PAYMENT.

WINDING UP AND LIQUIDATION OF THE PARTNERSHIP

    In general, in computing its federal income tax liability for his, her or its tax year in which the assets of the Partnership are sold, each Unitholder will be required to take into account his, her or its allocable share of any gain or loss from the sale of the Partnership's properties. Generally, the amount of any gain should be treated as capital gain except to the extent the gain is attributable to (i) accrued unpaid interest, including original issue discount, (ii) interest based on appreciation in property or (iii) market discount (in certain cases). Any loss from the sale should be treated as capital loss.

                                                                PRELIMINARY COPY

    A Unitholder may deduct losses allocated by the Partnership only to the extent of his, her or its adjusted tax basis in its Units. Because the Refund paid to a Unitholder will reduce his, her or its adjusted tax basis in its Units, a Unitholder who receives a Refund may not be entitled to deduct the full amount of its share of any losses realized by the Partnership.

    Upon the liquidation of the Partnership and the distribution of sale proceeds, a Unitholder could, depending on his, her or its personal tax situation, recognize additional gain or loss, to the extent that the sum of the cash received (and in the case of a Settling Unitholder, any amounts treated as received and used to pay the Liquidation Advance) and the reduction in his, her or its share of Partnership non-recourse liabilities (if any) is greater than or less than his, her or its adjusted tax basis in his, her or its Units. For this purpose, the Unitholder's adjusted basis in its his, her or Units is increased by such Unitholder's share of any gain and reduced by his, her or its share of any loss recognized from the sale of Partnership assets (as well as such Unitholder's receipt of a Refund, as described above).

    As described more fully under the heading "The Proposal and Considerations with Respect to the Proposal -- The Proposal -- Effect of Approval of the Proposal and the Settlement," all or part of the Liquidating Distribution otherwise payable to any Unitholder who has received a Liquidation Advance will be paid to the General Partner as a repayment of the Liquidation Advance. Although the issue is not free from doubt, the General Partner and tax counsel believe that any Unitholder who has received a Liquidation Advance will be treated for federal income tax purposes as having received from the Partnership his, her or its full allocable share of the Liquidating Distribution, and, to the extent such amount is paid to the General Partner, to have applied such proceeds to repay the Liquidation Advance. The General Partner intends that the Partnership's annual information returns will be prepared in a manner consistent with such treatment.

    Any additional gain or loss recognized by a Unitholder on the liquidation of the Partnership generally will be treated as capital gain or loss.

    Any loss reportable by a Unitholder as a result of the transactions contemplated herein, and any suspended passive activity losses from prior years that are attributable to the Partnership, will generally be deductible in the year of sale without regard to the passive activity loss limitations. Any net income or gains reportable by a Unitholder as a result of the transactions contemplated herein should generally be considered "portfolio income" that cannot be offset against passive activity losses from other sources.

    A Tax-Exempt Unitholder may have unrelated business taxable income as a result of the winding up and liquidation of the Partnership if it has incurred "acquisition indebtedness" within the meaning of the Code with respect to his, her or its Units.

    EACH UNITHOLDER IS STRONGLY URGED TO CONSULT HIS, HER OR ITS TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE RECEIPT OF THE CASH PAYMENT AND OF THE WINDING UP AND LIQUIDATION OF THE PARTNERSHIP ON THE UNITHOLDER'S PARTICULAR TAX SITUATION.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    There is no individual known by the General Partner to be the beneficial owner of more than five percent of the Partnership's 8,168,457.7 outstanding Units. The General Partner holds 11,869.86 Units. Any Units held by the Partnership or the General Partner will be voted with respect to the Proposal in the same proportion as the Unitholders vote for or against the Proposal. The ownership interests held by management and its affiliates consist of its General Partner and Corporate Limited Partner interests; no interests are held by executive officers or directors.

                                                                PRELIMINARY COPY

                  INTERESTS OF CERTAIN PERSONS IN TRANSACTION

    If the Proposal is approved by the Unitholders, the Partnership will proceed with the dissolution, termination and winding up of the Partnership pursuant to the Partnership Agreement and any Partnership assets remaining after the sale of the Partnership's properties and the discharge of all of its liabilities, including debts to partners, will be distributed to the partners in accordance with the Partnership Agreement regardless of whether the Settlement is approved by the Court. See "The Proposal -- Liquidating Distributions."

    If the Unitholders approve the Proposal and the Court approves the Settlement and the Settlement becomes final, the General Partner will pay a Liquidation Advance to each Settling Unitholder. The Liquidation Advance will be non-interest bearing and repayable solely out of any Liquidating Distribution payable by the Partnership to the Settling Unitholder. Each Settling Unitholder will grant a security interest in favor of the General Partner in his, her or its Units and Liquidating Distribution up to the amount of such Settling Unitholder's Liquidation Advance to secure the repayment of such Liquidation Advance out of his, her or its Liquidating Distribution. In addition to amounts received by NYLIFE Realty Inc. as the General Partner, as the owner of Units, NYLIFE Realty Inc. will receive a percentage of the Liquidating Distribution to Unitholders corresponding to the percentage of Units owned by NYLIFE Realty Inc. No Liquidation Advance will be made with respect to Units owned by NYLIFE Realty Inc.

    The Proposal may give rise to certain conflicts of interest arising out of the relationships among the Partnership, the General Partner and affiliates of the General Partner. If the Proposal is approved by the Unitholders and the Court approves the Settlement and the Settlement becomes final, the General Partner and certain of its affiliates will be released from certain liabilities as discussed under "Litigation and Proposed Settlement -- Release." As a condition to receipt of a Liquidation Advance from the General Partner, each Settling Unitholder will grant a security interest in favor of the General Partner in his, her or its Units and the Liquidating Distribution up to the amount of such Settling Unitholder's Liquidation Advance to secure the repayment of the Liquidation Advance out of his, her or its Liquidating Distribution. The General Partner is entitled to receive an Asset Management Fees equal to .5% of the total invested assets of the Partnership on a quarterly basis. However, the General Partner has agreed to waive any such future fees if the Proposal is approved.

                      MARKET FOR UNITS AND RELATED MATTERS

    There is no organized trading market for the Units. The Units represent the assigned economic rights attributable to the Unitholder Interests of NYLIFE Depositary Corporation, the Corporate Limited Partner. Each Unit originally represented $10 of depositary interest in the Partnership. The Corporate Limited Partner acts as depositary for and on behalf of the Partnership. Units were issued in registered form only and cannot be issued to nominee holders, except at the sole discretion of the General Partner.

    The Corporate Limited Partner assigned to the extent permitted by the Massachusetts Uniform Limited Partnership Act (the "Act") all of its rights and interest in the Partnership (except its $2,000 Limited Partner Interest) to
Unitholders upon their purchase of the Units. Currently, the rights and interests assignable under the Act by the Corporate Limited Partner include the right to distributions, profits and losses, and liquidating distributions of the Partnership. As to the voting rights and the right to inspect or copy the Partnership's books which are not assignable under the Act, Unitholders are entitled to exercise their rights through the Corporate Limited Partner as if they were limited partners of the Partnership under the Act, pursuant to the Subscription Agreement and the Partnership Agreement. Accordingly, the Corporate Limited Partner is required to exercise its rights and perform its obligations as may be required by the Act solely in favor of, in the interest of, and at the direction of the Unitholders pursuant to the Partnership Agreement. Units may be assigned upon compliance with applicable laws and the terms of the Partnership Agreement. As of December 31, 1995, the Partnership had 5,912 Unitholders. Pursuant to a preliminary injunction issued by the

                                                                PRELIMINARY COPY
Court, Unitholders who have not excluded themselves from the Class have been enjoined from transferring their Units except in certain specified circumstances. If the Proposal is approved by the Unitholders and the Settlement is approved by the Court and becomes final, Settling Unitholders will not be permitted to transfer Units. Settling Unitholders will, however, receive the Cash Payment. See "The Proposal and Considerations with Respect to the Proposal -- Considerations with Respect to the Proposal" and "Litigation and Proposed Settlement -- The Hearing Order and the Settlement Hearings."

    Information regarding cash distributions to the Unitholders is included under "Selected Financial Data."

                               VOTING PROCEDURES

    Each Unitholder shall be entitled to one vote for each Unit owned of record by such Unitholder on the Record Date. Approval of the Proposal requires the affirmative consents of Unitholders holding a majority of the Units (a minimum
of          Units)  outstanding on the Record Date. A duly executed consent card on which a consent or indication of withholding consent is not indicated will be deemed a consent to the Proposal set forth herein, except that broker non-votes (Units held by a broker or nominee for which a consent card is submitted but with respect to which such broker or nominee expressly indicates that it does not have discretionary authority to consent to the Proposal) will be treated as negative votes. Abstentions also will be treated effectively as negative votes.

    The Definitive Solicitation Statement will be accompanied by a separate consent card. Consent cards should be completed, signed and returned promptly to the address specified in the Definitive Solicitation Statement. A self-addressed, prepaid envelope for return of the consent cards will be included with the Definitive Solicitation Statement.

    Any Unitholder delivering a consent card pursuant to the Definitive Solicitation Statement may revoke his, her or its consent with respect to the Proposal at any time prior to the earlier of the Approval Date or the Expiration Date by delivering written notice of such revocation to the General Partner at
    . Such written notice must be received by the General Partner prior to the earlier of the Approval Date or the Expiration Date.

    The Partnership Agreement allows certain costs and expenses incurred by the General Partner, including those in connection with the preparation and mailing of the Solicitation Statement and all papers which accompany or supplement the Solicitation Statement, to be charged to the Partnership. The General Partner, however, has elected to pay all costs and expenses, including legal fees, incurred in connection with the preparation, filing and distribution of this Solicitation Statement and all accompanying or supplementary papers.

    The Proprietary Partnerships have retained the services of King to solicit the written consents of limited partners and unitholders to the dissolution of such Partnerships. Additionally, BFDS has been retained by the General Partner, certain of its affiliates and the Plaintiffs to act as the class action administrator in connection with the Lawsuit. As such, BFDS may assist in the solicitation of written consents. Solicitation of consents also may be undertaken by the directors, officers, employees and agents of the General Partner and New York Life. Solicitation may be made by mail, telephone, telegraph, facsimile transmission or personal interview. The fees and expenses of BFDS and the costs incurred by the General Partner in connection with the solicitation of consents will be borne by the General Partner and certain of its affiliates. The fees of King for the solicitation of consents on behalf of all
Proprietary Partnerships (including the Partnership) is estimated to be $100,000, plus reimbursement for out-of-pocket costs and expenses. The fees of BFDS for its services as class action administrator in connection with the Lawsuit are estimated to be $2,500,000.

                                                                PRELIMINARY COPY

                             ADDITIONAL INFORMATION

    The Partnership is subject to the informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Partnership may be inspected at, and, upon payment of the Commission's customary charges, copies may be obtained from, the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information are also available for inspection and copying at prescribed rates at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

                                                                PRELIMINARY COPY

                           INCORPORATION BY REFERENCE

    The following documents are incorporated by reference in this Preliminary Solicitation Statement:

        1. The Partnership's Annual Report on Form 10-K for the year ended December 31, 1995;

        2.  The Partnership's Current Report on Form 8-K dated March 13, 1996.

    The Partnership will provide without charge to each person to whom a copy of this Preliminary Solicitation Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to NYLIFE Government Mortgage Plus Limited Partnership, 51 Madison Avenue, Suite 1710, New York, New York 10010, Attention: Kevin M. Micucci.

                                          By Order of the General Partner

                                          NYLIFE REALTY INC.

              NYLIFE GOVERNMENT MORTGAGE PLUS LIMITED PARTNERSHIP

                         INDEX TO FINANCIAL STATEMENTS

                                                                   PAGE
                                                                   NO.
                                                                   ----
Report of Independent Accountants................................  F-2

Balance Sheets as of December 31, 1995 and 1994..................  F-3

Statements of Income for the Years Ended December 31, 1995, 1994
 and 1993........................................................  F-4

Statements of Partners' Capital for the Years Ended December 31,
 1995, 1994 and 1993.............................................  F-5

Statements of Cash Flows for the Years Ended December 31, 1995,
 1994 and 1993...................................................  F-6

Notes to Financial Statements....................................  F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners and Unitholders
  of NYLIFE Government Mortgage
  Plus Limited Partnership:

We have audited the accompanying balance sheets of NYLIFE Government Mortgage Plus Limited Partnership (a Massachusetts limited partnership, the "Partnership") as of December 31, 1995 and 1994, and the related statements of income, partners' capital and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As further discussed in Note 9, in connection with the settlement of litigation involving the General Partner of the Partnership, the general partner will solicit consents of the limited partners for the dissolution of the Partnership. The financial statements do not include any adjustments that might result should the Unitholders consent to liquidate the Partnership.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NYLIFE Government Mortgage Plus Limited Partnership as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

New York, New York
March 22, 1996

              NYLIFE GOVERNMENT MORTGAGE PLUS LIMITED PARTNERSHIP
                                 BALANCE SHEETS

                        AS OF DECEMBER 31, 1995 AND 1994

ASSETS                                                       1995          1994
                                                         ------------  ------------
Cash and cash equivalents..............................  $    867,686  $    950,967
Interest receivable....................................       208,392       280,773
Investments in Participating Insured Mortgages.........    29,765,800    29,891,263
Investments in Participating Guaranteed Loans..........       400,100     1,495,900
Deferred acquisition fees and expenses -- net..........       875,965     1,451,875
                                                         ------------  ------------
    Total assets.......................................  $ 32,117,943  $ 34,070,778
                                                         ------------  ------------
                                                         ------------  ------------

LIABILITIES AND PARTNERS' CAPITAL
Due to affiliates......................................  $     21,729  $    100,000
Accrued liabilities....................................        79,423        88,253
                                                         ------------  ------------
    Total liabilities..................................       101,152       188,253
                                                         ------------  ------------
Commitments and contingencies
Partners' capital:
  Capital contributions net of public offering
   expenses............................................    36,028,557    36,028,557
  Accumulated earnings.................................    17,372,364    14,419,332
  Cumulative distributions.............................   (21,384,130)  (16,565,364)
                                                         ------------  ------------
    Total partners' capital............................    32,016,791    33,882,525
                                                         ------------  ------------
    Total liabilities and partners' capital............  $ 32,117,943  $ 34,070,778
                                                         ------------  ------------
                                                         ------------  ------------

   The accompanying notes are an integral part of these financial statements.

              NYLIFE GOVERNMENT MORTGAGE PLUS LIMITED PARTNERSHIP
                              STATEMENTS OF INCOME
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993

                                                            1995        1994        1993
                                                         ----------  ----------  ----------
INCOME
Interest -- cash and cash equivalents..................  $   64,991  $   83,971  $   79,410
Interest -- Mortgages (net of write-off and
 amortization of deferred acquisition costs)...........   2,047,006   2,620,032   2,463,163
Other income...........................................   1,156,462       1,000       8,167
                                                         ----------  ----------  ----------
    Total income.......................................   3,268,459   2,705,003   2,550,740
                                                         ----------  ----------  ----------
EXPENSES
General and administrative.............................     222,572     300,121     250,000
Asset Management Fees..................................      92,855     158,167     157,966
                                                         ----------  ----------  ----------
    Total expenses.....................................     315,427     458,288     407,966
                                                         ----------  ----------  ----------
      Net income.......................................  $2,953,032  $2,246,715  $2,142,774
                                                         ----------  ----------  ----------
                                                         ----------  ----------  ----------
NET INCOME ALLOCATED
General Partner........................................  $   43,654  $   44,934  $   42,856
Corporate Limited Partner..............................          71          55          51
Unitholders............................................   2,909,307   2,201,726   2,099,867
                                                         ----------  ----------  ----------
                                                         $2,953,032  $2,246,715  $2,142,774
                                                         ----------  ----------  ----------
                                                         ----------  ----------  ----------
Net income per Unit....................................  $      .36  $      .27  $      .26
                                                         ----------  ----------  ----------
                                                         ----------  ----------  ----------
Number of Units........................................  8,168,457.7 8,168,457.7 8,168,457.7
                                                         ----------  ----------  ----------
                                                         ----------  ----------  ----------

   The accompanying notes are an integral part of these financial statements.

              NYLIFE GOVERNMENT MORTGAGE PLUS LIMITED PARTNERSHIP
                        STATEMENTS OF PARTNERS' CAPITAL
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993

                                                                            CORPORATE                   TOTAL
                                                                             LIMITED     GENERAL      PARTNERS'
                                                            UNITHOLDERS      PARTNER     PARTNER       CAPITAL
                                                           --------------  -----------  ----------  --------------
Balance at January 1, 1993...............................  $   36,178,886   $     970   $    6,251  $   36,186,107
Net income...............................................       2,099,867          51       42,856       2,142,774
Distributions............................................      (2,283,906)        (56)     (46,612)     (2,330,574)
                                                           --------------  -----------  ----------  --------------
Balance at December 31, 1993.............................  $   35,994,847   $     965   $    2,495  $   35,998,307
Net income...............................................       2,201,726          55       44,934       2,246,715
Distributions............................................      (4,275,142)       (105)     (87,250)     (4,362,497)
                                                           --------------  -----------  ----------  --------------
Balance at December 31, 1994.............................      33,921,431         915      (39,821)     33,882,525
Net income...............................................       2,909,307          71       43,654       2,953,032
Distributions............................................      (4,771,535)       (117)     (47,114)     (4,818,766)
                                                           --------------  -----------  ----------  --------------
Balance at December 31, 1995.............................  $   32,059,203   $     869   $  (43,281) $   32,016,791
                                                           --------------  -----------  ----------  --------------
                                                           --------------  -----------  ----------  --------------

   The accompanying notes are an integral part of these financial statements.

              NYLIFE GOVERNMENT MORTGAGE PLUS LIMITED PARTNERSHIP
                            STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993

                                                            1995         1994         1993
                                                         -----------  -----------  -----------
Cash flows from operating activities:
Net income.............................................  $ 2,953,032  $ 2,246,715  $ 2,142,774
                                                         -----------  -----------  -----------
Adjustments to reconcile net income to net cash flows
 from operating activities:
  Amortization of acquisition costs....................      575,910       17,948       16,494
  Changes in assets and liabilities:
    Decrease (increase) in interest receivable.........       72,381      (62,877)          28
    (Decrease) increase in due to affiliates...........      (78,271)     100,000      --
    (Decrease) increase in accrued liabilities.........       (8,830)     (15,449)      30,594
                                                         -----------  -----------  -----------
      Total adjustments................................      561,190       39,622       47,116
                                                         -----------  -----------  -----------
      Net cash provided by operating activities........    3,514,222    2,286,337    2,189,890
                                                         -----------  -----------  -----------
Cash flows from investing activities:
  Repayment of Participating Insured Mortgages.........      125,463      108,069       94,191
  Investment in Participating Insured Mortgages........      --           --          (391,900)
  Repayment of Participating Guaranteed Loans..........    1,095,800      --           --
                                                         -----------  -----------  -----------
      Net cash provided by (used in) investing
       activities......................................    1,221,263      108,069     (297,709)
                                                         -----------  -----------  -----------
Cash flows from financing activities:
  Distributions to partners............................   (4,818,766)  (4,362,497)  (2,330,574)
                                                         -----------  -----------  -----------
      Net cash used in financing activities............   (4,818,766)  (4,362,497)  (2,330,574)
                                                         -----------  -----------  -----------
Net decrease in cash and cash equivalents..............      (83,281)  (1,968,091)    (438,393)
Cash and cash equivalents at beginning of period.......      950,967    2,919,058    3,357,451
                                                         -----------  -----------  -----------
Cash and cash equivalents at end of period.............  $   867,686  $   950,967  $ 2,919,058
                                                         -----------  -----------  -----------
                                                         -----------  -----------  -----------

   The accompanying notes are an integral part of these financial statements.

                        NYLIFE GOVERNMENT MORTGAGE PLUS
                              LIMITED PARTNERSHIP

                         NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND NATURE OF BUSINESS
    NYLIFE Government Mortgage Plus Limited Partnership (the "Partnership") is a limited partnership which was formed on November 21, 1988 pursuant to the provisions of the Massachusetts Uniform Limited Partnership Act. The Partnership's general partner, NYLIFE Realty Inc. (the "General Partner"), an indirect wholly-owned subsidiary of New York Life Insurance Company ("New York Life"), was issued all of the general partner interests in exchange for a capital contribution of $3,000. The Partnership also issued all of the limited partner interests to NYLIFE Depositary Corporation, an indirect wholly-owned subsidiary of New York Life (the "Corporate Limited Partner"), in exchange for a capital contribution of $2,000.

    Limited partner interests ("Limited Partner Interests") are defined as the interests of any partner having an ownership interest representing an initial capital contribution of $10 together with the obligations of such partner to comply with all terms and provisions of the Partnership Agreement, but excluding any claims which the partner may have as a creditor.

    A unit is defined as the interest of a unitholder in the Partnership (hereafter referred to as "Units" and "Unitholders"). Upon the purchase of Units by Unitholders, the Corporate Limited Partner contributed to the Partnership cash in the amount of the subscription prices paid by the Unitholders and the Unitholders received Limited Partner Interests in return. In addition, the Corporate Limited Partner assigned all of the economic rights attributable to the Limited Partner Interests to the Unitholders to the extent permitted by Massachusetts law, and exercised all rights with respect to such Limited Partner Interests as directed by the Unitholders, pursuant to the Partnership Agreement.

    The offering period for the Partnership's Units expired on September 30, 1991.

    The Partnership Agreement authorizes the Partnership to acquire guaranteed or federally insured or coinsured mortgages on multi-family residential properties or residential care facilities directly or through the purchase of mortgage-backed securities ("MBSs") guaranteed as to principal and Basic Interest issued or originated under or in connection with the housing programs of the department of Housing and Urban Development ("HUD"), or Government
National Mortgage Association ("GNMA"). The Partnership may also acquire uninsured participation interests secured by subordinated mortgages ("Participation Interests"), which may provide for Partnership participation in the operating revenues and residual value, if any, of the underlying properties. In addition, the Partnership may invest in uninsured loans ("Participating Guaranteed Loans" or "PGLs") with respect to the same properties underlying the MBSs, which may also provide for such participations. Although the Participation Interests are not guaranteed or insured by any government agency and the PGLs are not secured by any real estate mortgage, for ease of reference, the MBSs and the Participation Interests are collectively referred to herein as the "Participating Insured Mortgages" or "PIMs" and PIMs and PGLs are collectively referred to herein as the "Mortgages."

    Since its formation, the Partnership has invested in three PIMs consisting of (i) MBSs collateralized by federally coinsured mortgages on multi-family residential properties pursuant to the coinsurance programs of Section 221(d)(4) of the National Housing Act and (ii) participating interests evidenced by additional interest agreements and secured by subordinated mortgages on those properties. Each MBS is guaranteed as to principal and Basic Interest by GNMA. As described in Note 9, one such MBS was sold on February 27, 1996. The Cross Creek and Signature Place PIMs also provide for the Partnership to participate in 50% of the underlying property's net cash flow and appreciation, if any. The Partnership has funded three PGLs with respect to the same properties underlying the

                        NYLIFE GOVERNMENT MORTGAGE PLUS
                              LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1.  ORGANIZATION AND NATURE OF BUSINESS (CONTINUED)
Partnership's PIMs. The General Partner has guaranteed a return to the Partnership, upon liquidation, of funds invested in PGLs, if any, in excess of cash payments received by the Partnership from all mortgages and loans (other than cash payments of principal and Basic Interest on MBSs). The PIMs and PGLs are further described in Note 5.

    "Basic Interest" is defined as interest which is generally payable monthly, and is calculated on the unpaid balance of the underlying mortgage loan or PGL at an annual percentage rate (the "Basic Interest Rate") specified in the documents establishing such mortgage loan or PGL.

    The Partnership terminates on December 31, 2028, unless terminated earlier by the occurrence of certain events as set forth in the Partnership Agreement.

    At January 1, 1992, the Partnership had committed $33,580,000 for investment in MBSs and Participation Interests related to three properties, known as Cross Creek, the Highlands and Signature Place. This represented 48.2% of the funds available for investment by the Partnership. Since it was unable to invest its remaining available net proceeds, the Partnership returned $42,312,611 of its capital to investors during 1992. This amount included $37,020,024 of proceeds which were not committed for Mortgages, as well as $5,292,587 of fees and expense reimbursements previously paid to the General Partner and its affiliates, of which $3,596,572 were credited to capital and $1,696,015 reduced deferred acquisition costs. This distribution represented a $5.18 per unit return of capital. Accordingly, subsequent to such distribution, the Partnership has 8,168,457.7 Units with a capital value of $4.82 per unit.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    The Partnership uses the following accounting policies for financial reporting purposes:

    CASH AND CASH EQUIVALENTS

    Highly liquid debt instruments (including short-term obligations of the United States government) purchased with a maturity of three months or less, are considered cash equivalents and are stated at cost, which approximates market value. Included in cash and cash equivalents is a working capital reserve of $426,266 which may be used to meet the Partnership's operating expenses and liabilities.

    PARTICIPATING INSURED MORTGAGES

    In 1995, mortgage-backed permanent loan certificates ("PLCs") are carried at current market value and are classified as available-for-sale. PLCs were carried at amortized cost in 1994 and were classified as held to maturity (See Note 5).

    PARTICIPATING GUARANTEED LOANS ("PGLS")

    In 1995, PGLs are carried at current market value and are classified as available-for-sale. PGLs were carried at amortized cost and were classified as held to maturity in 1994 (See Note 5). Although interest accrues on the PGLs, the Partnership does not recognize such income on its books until it is realizable.

    DEFERRED ACQUISITION FEES AND EXPENSES

    Acquisition expenses, which were paid upon the receipt of gross offering proceeds, were deferred and, upon conversion of the construction loan certificates ("CLCs") to a PLC, are currently being amortized over the term of the PLC, using the effective interest method. Amounts paid to the

                        NYLIFE GOVERNMENT MORTGAGE PLUS
                              LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Partnership as origination fees relating to the acquisition of Mortgages were netted against acquisition costs, and are also currently being amortized over the term of the PLC using the effective interest method.

    INCOME TAXES

    No provision for income taxes has been made in the financial statements because these taxes are the responsibility of the individual partners rather than the Partnership.

    PUBLIC OFFERING EXPENSES

    Reimbursement to the General Partner for organization and offering expenses and amounts paid to NYLIFE Securities Inc. ("NYLIFE Securities"), pursuant to a sales agent agreement, were charged directly to the capital accounts upon the admission of Unitholders through September 30, 1991. Organization and offering expenses included costs of preparing the Partnership for registration, and thereafter offering and selling Units to the public, and included advertising expenses and any sales commissions paid to broker-dealers relating to the sale of the Units. In 1992 a portion of these public offering expenses were returned to the Partnership (See Note 1).

    OTHER

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

3. CAPITAL CONTRIBUTIONS AND ALLOCATION OF NET INCOME TO THE CORPORATE LIMITED PARTNER AND UNITHOLDERS
    As of December 31, 1995, the Partnership had 8,168,457.7 Units outstanding which originally sold for $81,684,577 and which reflected purchase volume discounts of $143,319.

4.  THE PARTNERSHIP AGREEMENT
    In accordance with the Partnership Agreement, Distributable Cash Flow, as defined below, of the Partnership remaining after payment of the Asset Management Fee, as defined, is distributed quarterly, 98% to the class comprised of the Unitholders (which includes the Corporate Limited Partner) and 2% to the General Partner.

    "Distributable Cash Flow" is defined as i) the net cash provided by the Partnership's normal operations for each fiscal year, or portion thereof, including, without limitation, Basic Interest, Minimum Additional Interest and Shared Income Interest from Mortgages, points, interest from interim investments and from funds held in escrow and amounts released from operating reserve accounts available for distribution, after the general expenses and current liabilities of the Partnership for such period (other than the Asset Management
Fee) are paid, less ii) amounts set aside for reserves.

    "Asset Management Fee" is defined as an amount paid by the Partnership to the General Partner on a quarterly basis equal to .5% per annum of the value of the Total Invested Assets of the Partnership. Under no circumstances may the aggregate of the Asset Management Fee paid since the organization of the Partnership and the distributions to the General Partner of Distributable Cash Flow paid since the organization of the Partnership exceed 10% of the aggregate Distributable Cash Flow since the organization of the Partnership. The General Partner may subcontract all or a portion of the services rendered for the Asset Management Fee.

                        NYLIFE GOVERNMENT MORTGAGE PLUS
                              LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4.  THE PARTNERSHIP AGREEMENT (CONTINUED)
    "Total Invested Assets" is defined as the portion of the net proceeds of the offering which is invested in Mortgages.

    Upon the occurrence of a Capital Transaction, as defined below, the General Partner will apply the proceeds first to the payment of all debts and liabilities of the Partnership then due, and then fund any reserves for contingent liabilities which it deems appropriate. "Capital Transaction" is defined as a principal repayment or Mortgage prepayment to the extent that it is classified as a return of capital for federal income tax purposes.

    The remaining Net Cash Proceeds if any, as defined below, will be distributed as follows: FIRST, to the class comprising the Unitholders until they have received a return of their total Invested Capital; SECOND, to the General Partner until it has received a return of its total Invested Capital; THIRD, 99% to the class comprising the Unitholders and 1% to the General Partner until the class comprising the Unitholders have received any deficiency in their 12% per annum Cumulative Return on Invested Capital through fiscal years ended prior to the date of the Capital Transaction; and FOURTH, as to any remaining proceeds, 90% to the class comprised of the Unitholders and 10% to the General Partner.

    "Net Cash Proceeds" is defined as cash received by the Partnership as a result of a Capital Transaction, less any reinvested amounts, all debts and liabilities of the Partnership required to be paid as a result of the Transaction, and any reserves for contingent liabilities, to the extent deemed reasonable by the General Partner. This is provided that, at the expiration of such period as the General Partner shall deem advisable, the balance of such reserves remaining after payment of such contingencies shall be distributed in the manner provided in this Agreement for Net Cash Proceeds. If the Partnership takes back a mortgage note in connection with a Capital Transaction, all payments received with respect to it shall be included in the Net Cash Proceeds of that Transaction.

    "Invested Capital" means, with respect to the General Partner, its capital contributions (other than capital contributions represented by any Guarantee Payments, as described in Note 5) and, with respect to the Limited Partners and Unitholders, $10.00 for each Limited Partner Interest or Unit, in either case reduced by any amounts received as distributions of Distributable Cash Flow.

    The Cumulative Return is defined as a 12% return per annum on the invested capital of the class made up of the Unitholders calculated from the respective dates on which the Units are deemed to be outstanding through the most recent fiscal year completed prior to the Capital Transaction giving rise to the computation.

    Net income or loss from operations for any fiscal year is allocated 98% to the class comprised of the Unitholders and 2% to the General Partner.

                        NYLIFE GOVERNMENT MORTGAGE PLUS
                              LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5.  INVESTMENTS IN MORTGAGES
    The Partnership's net proceeds of $33,580,000 had been committed for investment in Mortgages. Of this total amount committed, $1,946,594 had been included in the Partnership's working capital reserve and subsequently distributed to its Partners on November 15, 1994 and the following amounts have been funded as of December 31, 1995 and 1994:

                                                              1995 (1)      1994 (1)
                                                           --------------  -----------
Halcyon at Cross Creek........................  -PIM       $  7,226,406    $ 7,226,406
                                                -PGL            400,000        400,000
The Highlands.................................  -PIM         13,037,676(2)  13,154,200
                                                -PGL             --    (2)   1,095,800
Signature Place...............................  -PIM          9,756,900      9,756,900
                                                -PGL                100            100
                                                           --------------  -----------
                                                           $ 30,421,082    $31,633,406
                                                           --------------  -----------
                                                           --------------  -----------

------------------------
(1) As of December 31, 1995 and 1994 cumulative principal repayments on the PIMS of $371,707 and $246,244 have been received, respectively.

(2) Effective January 31, 1995, as part of the sale of the Highlands, as described below, the participation feature of the Highlands PIM was released, a new MBS was issued to the Partnership and the related PGL was repaid. As described in Note 9, the MBS was subsequently sold in 1996.

    MORTGAGE BACKED SECURITIES

    Effective January 1, 1994, the Partnership adopted the provisions of Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"). The Partnership had considered its PIMs and PGLs to be held-to-maturity as defined by SFAS No. 115 in 1994.

    SFAS No. 115 addresses the definition of, accounting for and disclosure of debt and equity securities. In accordance with the statement, securities are classified when purchased as either securities held to maturity, securities available for sale or trading securities.

    In November 1995, the Financial Accounting Standards Board ("FASB") issued a Special Report, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities." Concurrent with the initial adoption of this implementation guidance, but no later than December 31, 1995, the FASB permitted a one-time opportunity to reassess the appropriateness of the classification of all securities. Accordingly, on December 31, 1995, the Partnership reclassified its held-to-maturity investments to available-for-sale, based on a one-time assessment of the portfolio. The impact of the assessment was to transfer securities with an amortized cost of approximately $30,200,000 (which approximates market value of $30,700,000) from held-to-maturity to available-for-sale. Market value has been calculated by management by discounting future cash flows using interest rates based on treasury bills with similar maturities.

    A) CROSS CREEK

    In 1990, the Partnership acquired a PIM (the "Cross Creek PIM") consisting of (i) a MBS collateralized by a first mortgage loan in the principal amount of up to $7,230,000 (the "Cross Creek Mortgage") with respect to a 152 unit garden style apartment complex in Greenville, South Carolina known as Halcyon at Cross Creek ("Cross Creek") and (ii) a participation interest in Cross Creek evidenced by an additional interest agreement and secured by a subordinated mortgage on Cross

                        NYLIFE GOVERNMENT MORTGAGE PLUS
                              LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5.  INVESTMENTS IN MORTGAGES (CONTINUED)
Creek. The borrower is Boiling Springs Apartments Limited (the "Cross Creek Borrower"). In addition, the Partnership agreed to make a PGL to the Cross Creek Borrower's partners ("Individual Cross Creek Borrowers") of up to $600,000.

    PARTICIPATING INSURED MORTGAGE

    To fund the construction of Cross Creek, the Partnership purchased from Love Funding Corporation ("LFC") mortgage-backed pass-through construction loan certificates ("CLCs"), guaranteed as to timely payment of principal and Basic Interest by GNMA, in the maximum principal amount of $7,230,000.

    Upon the maturity of the CLCs at the conclusion of the construction period and upon final endorsement ("Final Endorsement") of the Cross Creek Mortgage Note by HUD, which occurred on January 8, 1992, the Partnership received a mortgage-backed permanent loan certificate ( the "Cross Creek PLC"), guaranteed as to the timely payment of principal and Basic Interest by GNMA. The Cross Creek PLC has a face amount of $7,226,406, and an issue date of February 1, 1992.

    The Cross Creek Mortgage Note bears interest at a Basic Interest Rate of 8.50% during the permanent term. One quarter of one percent (.25%) of the foregoing amount is retained by LFC and GNMA as a servicing and guarantee fee; accordingly, the Cross Creek PLC bears an interest rate of 8.25% per annum. The Cross Creek Borrower is required to make equal monthly payments of principal and interest on the Cross Creek Mortgage Note until maturity on December 15, 2031.

    The Cross Creek Mortgage is coinsured by LFC and HUD under Section 221(d)(4) of the National Housing Act for new construction of multi-family residential properties. The Cross Creek Mortgage Note, which is non-recourse to the Cross Creek Borrower, except under limited circumstances, including fraud, is collateralized by a first mortgage on Cross Creek.

    The Cross Creek Mortgage Note may be prepaid upon 30 days written notice after, but not prior to, the tenth anniversary of the date of Initial Endorsement, with a prepayment charge equal to 1% of the outstanding principal on the Cross Creek Mortgage. Notwithstanding the foregoing, if HUD determines that prepayment will avoid a mortgage insurance claim and is in the best interest of the federal government, the Cross Creek Mortgage Note may be prepaid at any time without the Partnership's consent and without any prepayment charge. The Partnership has the option, upon six months written notice, to require prepayment in full on or after the tenth anniversary of the date of the Initial Endorsement. No prepayment fee shall be imposed if the Partnership exercises this option. Enforcement of this option would require the termination of the coinsurance contract and the surrender of the Cross Creek PLC.

    The Partnership is entitled under the Cross Creek PIM to participations, in addition to monthly pass-through payments of principal and Basic Interest, of:
(i) 50% of any increase in the value of Cross Creek in excess of its base value (i.e., the outstanding principal amounts of the Cross Creek Mortgage and PGL); the increase in value is measured from February 22, 1990 until the sale of Cross Creek, or until the maturity, refinancing or prepayment of the Cross Creek
Mortgage; and (ii) 50% of Cross Creek's monthly net cash flow (subject to certain HUD restrictions and reserve requirements) beginning with the first month after completion of construction. The obligation of the Cross Creek Borrower to pay these participations is evidenced by an additional interest agreement, which is collateralized by a subordinated mortgage on Cross Creek and is non-recourse to the Cross Creek Borrower, except under limited circumstances, including fraud. This obligation is further collateralized by a collateral assignment by the Individual Cross Creek Borrowers of their interests in the Cross Creek Borrower.

                        NYLIFE GOVERNMENT MORTGAGE PLUS
                              LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5.  INVESTMENTS IN MORTGAGES (CONTINUED)
    PARTICIPATING GUARANTEED LOAN

    The Partnership agreed to make a PGL of up to $600,000 to the Individual Cross Creek Borrowers who are jointly and severally liable for this obligation. The PGL, which is non-recourse debt, is collateralized by a collateral assignment by the Individual Borrowers of their partnership interests in the Cross Creek Borrower, constituting a second lien thereon. The promissory note evidencing the PGL provides that the Individual Borrowers will use the proceeds thereof to satisfy obligations of the Cross Creek Borrower.

    Of the maximum loan proceeds to be available under the PGL, $400,000 has been advanced as of December 31, 1995. In addition, up to $200,000 of the maximum loan proceeds was to be advanced at the rate of $10.00 for each $1.00 of net operating income in excess of $750,000 earned by Cross Creek at any time up to and including one year after Final Endorsement of the Cross Creek Mortgage. The one year anniversary of Final Endorsement was January 8, 1993 and no additional amounts were advanced under the PGL. The unfunded loan proceeds of $200,000, which had been included in the Partnership's working capital reserve, were distributed to its Partners on November 15, 1994.

    The PGL bears interest at the rate of 10% per annum, payable semi-annually, and provides that interest shall be accrued up to $100,000 to the extent Surplus Cash distributions (as defined by HUD) to the Individual Borrowers are insufficient to fully pay the interest obligation. Any such accruals will be added to the outstanding principal balance of the PGL and shall bear interest at the same rate. At such time as accruals of interest (including semi-annually compounded interest) exceed $100,000, the Individual Borrowers shall pay interest on the outstanding principal amount semi-annually, whether or not Surplus Cash is available. Accrued interest reached $100,000 on September 25, 1993. Accordingly, accrued interest became due and payable on October 1, 1993. Semi-annual interest payments of $25,000 will be due and payable on each April 1 and October 1. Principal and unpaid interest, if any, shall be due and payable on February 21, 2005.

    No prepayments of the PGL will be permitted prior to the tenth anniversary of the Initial Endorsement of the Cross Creek Mortgage. Thereafter, the PGL may be prepaid in whole, but not in part, subject to a prepayment fee equal to 1% of the principal amount prepaid. Also, commencing on the tenth anniversary date, the Partnership will have the right to call the PGL, in which case no prepayment fee shall be paid.

    The terms of the PGL entitle the Partnership to participations in addition to Basic Interest equal to: (i) 15% of any increase in the value of the Individual Borrowers' partnership interest in the Cross Creek Borrower (determined by reference to the value of Cross Creek) over the base value of the Individual Borrowers' partnership interest (based on the outstanding principal amount of the Cross Creek Mortgage and the PGL), such increase to be determined upon the sale of Cross Creek or upon the refinancing, prepayment or maturity of the PGL; and (ii) 15% of the Individual Borrowers' interest in Cross Creek's net cash flow (subject to certain HUD restrictions and reserve requirements). The aforesaid 15% participations in the PGL are over and above the 50% participations in the Cross Creek Mortgage. The obligation of the Individual Borrowers to pay these participations is evidenced by a supplemental interest agreement, and is non-recourse to the Individual Borrowers, except under limited circumstances, including fraud. These obligations are collateralized by a collateral assignment by the Individual Borrowers of their partnership interests in the Cross Creek Borrower (constituting a second lien thereon).

                        NYLIFE GOVERNMENT MORTGAGE PLUS
                              LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5.  INVESTMENTS IN MORTGAGES (CONTINUED)
    B) THE HIGHLANDS

    In 1990, the Partnership acquired a PIM consisting of (i) an MBS collateralized by a mortgage loan in the principal amount of up to $13,154,200 (the "Highlands Mortgage") secured by a first mortgage on a 272 unit garden style apartment complex located outside Tampa, Florida (the "Highlands") and
(ii) a participation interest in the Highlands evidenced by an additional interest agreement and secured by a subordinated mortgage on the Highlands. The original borrower under the Highlands Mortgage was Highland Oaks Associates Limited (the "Original Highlands Borrower").

    PARTICIPATING INSURED MORTGAGE

    To fund the construction of the Highlands, the Partnership entered into a purchase agreement with Related Mortgage Corporation ("RMC"), pursuant to which it agreed to purchase CLCs, guaranteed as to timely payment of principal and Basic Interest by GNMA, in the maximum principal amount of up to $13,154,200.

    Upon the maturity of the CLCs at the conclusion of the construction period and upon Final Endorsement of the Highlands Mortgage Note by HUD, which occurred on May 31, 1992, the Partnership received a PLC guaranteed as to the timely payment of principal and Basic Interest by GNMA. The PLC had a face amount of $13,154,200 and an issue date of June 1, 1992.

    Effective January 31, 1995, the Original Highlands Borrower sold the Highlands to Richland Properties, Inc. (the "New Highlands Borrower") for $16,300,000 in accordance with the terms and conditions of the Purchase and Sale Agreement dated October 14, 1994. The sale closed in escrow pending the receipt by the Partnership of a new GNMA certificate in the principal amount of $13,037,676, and bearing interest at 7.625% per annum. The new GNMA certificate was received by the Partnership on February 15, 1995, at which time the sale was completed and the Partnership received the payments described below, together with the other closing documents. In addition, a mutual release was delivered, effective January 31, 1995, pursuant to which all obligations of, and claims against, the Highlands Borrower and its general partners were released by the Partnership and Related Mortgage Corporation ("RMC"), and all obligations of, and claims against, the Partnership and RMC were released by the Highlands Borrower and its general partners.

    The Partnership retained its beneficial interest in the Highlands Mortgage ("Modified Mortgage") and related promissory note ("Modified Note"), which were modified to provide for (a) prepayment at any time with a prepayment charge payable to RMC, equal to 1% of the outstanding principal, and (b) a reduction in the interest rate from 8.5% to 7.875% per annum, one-quarter of one percent of which is retained by RMC and GNMA as a servicing and guarantee fee. Accordingly, the Partnership earns an interest rate of 7.625% per annum. The New Highlands Borrower is required pursuant to the Modified Note and Modified Mortgage to make equal monthly payments of principal and interest until maturity on May 15, 2032. The Modified Mortgage is coinsured by RMC and HUD under Section 221(d)(4), of the National Housing Act for new construction of multi-family residential properties.

    The Partnership has the option, upon six months written notice, to require prepayment in full of the Modified Note on or after January 31, 2005. No prepayment fee will be imposed if the Partnership exercises this option. Enforcement of this option would require the termination of the coinsurance contract and the surrender of the new GNMA certificate.

    The Additional Interest Agreement has been amended and restated ("Amended and Restated Agreement") to provide that the Partnership will no longer be entitled to any participations in net cash flow or net appreciation in value of the Highlands.

                        NYLIFE GOVERNMENT MORTGAGE PLUS
                              LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5.  INVESTMENTS IN MORTGAGES (CONTINUED)
    Concurrent with the sale of the Highlands as described above, the Highlands PGL was repaid as the Partnership received $2,463,060, which included $1,095,800 of principal, $210,798 of accrued interest, a prepayment fee of $324,000 and participations of $832,462. Such prepayment fee and participation are included in other income for the year ended December 31, 1995. The Partnership distributed these proceeds to its partners on May 15, 1995. In addition, the Supplemental Interest Agreement was terminated, and the Partnership and the New Highlands Borrower entered into an Amended and Restated Subordinated Mortgage and Security Agreement to secure the Partnership's call option, as described above.

    As described in Note 9, the Highlands GNMA was sold on February 27, 1996.

    Also on January 31, 1995, the Partnership and the Original Highlands Borrower (together with its partners) entered into a Special Closing Agreement, pursuant to which two letters of credit held by the Partnership were each reduced from $75,000 to $17,500. The two letters of credit were being held as security for the obligations of the Original Highlands Borrower and its partners under the Special Closing Agreement, pursuant to which the Original Highlands Borrower agreed to pay a portion of any additional taxes determined to be due in connection with the recording of the original loan documents to the State of Florida. In 1996, the recording tax claim was settled with the State of Florida as described in Note 9.

    During the year ended December 31, 1995, the Partnership received interest totaling $999,170.10 related to the Highlands GNMA, which has been distributed to investors in connection with the Partnership's regular quarterly distributions in accordance with the Partnership's partnership agreement.

    C) SIGNATURE PLACE

    On May 8, 1991, the Partnership agreed to acquired a PIM (the "Signature Place PIM") consisting of (i) an MBS collateralized by a federally coinsured mortgage loan in the maximum principal amount of up to $9,800,000 (the "Signature Place Mortgage") and (ii) a Participation Interest evidenced by an additional interest agreement and secured by a subordinated mortgage on Signature Place. The borrower of the Signature Place Mortgage is HG Partners Limited Partnership (the "Signature Place Borrower"), which used the funds to finance the construction of a 232-unit multi-family residential apartment complex in Hampton, Virginia known as Signature Place ("Signature Place"). In addition, the Partnership agreed to make a PGL to each of the Individual Borrowers in the aggregate amount of up to $1,200,000.

    PARTICIPATING INSURED MORTGAGES

    The Partnership entered into a GNMA purchase agreement with LFC, pursuant to which it agreed to purchase CLCs, guaranteed as to timely payment of principal and Basic Interest by GNMA, in the maximum principal amount of $9,800,000. The proceeds of the Signature Place Mortgage were disbursed to the Signature Place Borrower in stages during the construction of Signature Place.

    Upon the maturity of the CLCs at the conclusion of the construction period and upon Final Endorsement of the Signature Place Mortgage note by HUD, which occurred on February 9, 1993, the Partnership received a PLC (the "Signature Place PLC"), guaranteed as to timely payment of principal and Basic Interest by GNMA. The Signature Place PLC has a face amount of $9,756,900, and an issue date of February 1, 1993.

    The Signature Place Mortgage Note bears interest at a Basic Interest Rate of 8.25% during the permanent term. One quarter of one percent (.25%) of the foregoing amount is retained by LFC and

                        NYLIFE GOVERNMENT MORTGAGE PLUS
                              LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5.  INVESTMENTS IN MORTGAGES (CONTINUED)
GNMA as a servicing and guarantee fee; accordingly the Signature Place PLC bears an interest rate of 8% per annum. The Signature Place Borrower will make equal monthly payments of principal and interest until maturity on January 15, 2033.

    The Signature Place Mortgage is coinsured by LFC and HUD under Section 221(d)(4) of the National Housing Act for new construction of multi-family residential properties. The Signature Place Mortgage note, which is non-recourse to the Signature Place Borrower, except under limited circumstances, including fraud, is secured by a first mortgage on Signature Place.

    The Signature Place Mortgage Note may be prepaid in full upon 45 days written notice after (but not prior to) the tenth anniversary of Initial Endorsement with a prepayment charge equal to 1% of the principal amount prepaid, plus any additional interest due thereon. Notwithstanding the foregoing, if HUD determines that prepayment will avoid a mortgage insurance claim and is in the best interest of the federal government, the Signature Place Mortgage Note may be prepaid at any time without the Partnership's consent and without any prepayment charge. The Partnership has the option, upon six months written notice, to require prepayment in full of the Signature Place Mortgage Note on or after the tenth anniversary of Initial Endorsement. No prepayment fee shall be imposed if the Partnership exercises this option. Enforcement of this option would require the termination of the coinsurance contract and the surrender of the Signature Place PLC.

    The Partnership is entitled to participations under the Signature Place PIM in addition to monthly pass-through payments of principal and Basic Interest, equal to: (i) 50% of the net appreciation in the value of Signature Place from Initial Endorsement until the sale of Signature Place or the maturity, refinancing or prepayment of the Signature Place Mortgage; and (ii) 50% of Signature Place's net cash flow (subject to certain HUD restrictions and reserve requirements) beginning after completion of construction. The obligation of the Signature Place Borrower to pay these participations is evidenced by an additional interest agreement, which is collateralized by a subordinated mortgage on Signature Place and is non-recourse to the Signature Place Borrower, except under limited circumstances, including fraud and environmental noncompliance.

    PARTICIPATING GUARANTEED LOAN

    The Partnership has also agreed to make a PGL in the aggregate amount of up to $1,200,000 to the Individual Borrowers, jointly and severally, in the form of a personal loan collateralized by the pledge of 100% of their partnership interests in the Signature Place Borrower. Of the maximum loan proceeds to be available under the PGL, $100 was funded as of December 31, 1995. In addition, up to $499,900 of the loan proceeds were to be advanced at the rate of $6.25 for each $1.00 of net operating income in excess of $960,000 per annum, and up to an additional $700,000 of loan proceeds were to be advanced at the rate of $9.50 for each $1.00 of net operating income in excess of $1,040,000 per annum, earned by the Signature Place Borrower at any time up to and including eighteen months after Final Endorsement of the Signature Place Mortgage (the "Earn-Out"). The Earn-Out period expired on August 8, 1994 and no additional amounts were advanced under the PGL. The unfunded loan proceeds of $1,199,900, which had been included in the Partnership's working capital reserve, were distributed to its Partners on November 15, 1994.

    The PGL bears interest at the rate of 15% per annum, payable semi-annually, and provides that interest shall be accrued up to $100,000 to the extent Surplus Cash (as defined by HUD) is insufficient to fully pay the interest obligation. Any such accruals will be added to the outstanding principal balance of the PGL and shall bear interest at the same rate. At such time as accruals of interest (including semi-annually compounded interest) exceed $100,000 or commencing with the second

                        NYLIFE GOVERNMENT MORTGAGE PLUS
                              LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5.  INVESTMENTS IN MORTGAGES (CONTINUED)
anniversary of Final Endorsement (regardless of the balance of such accruals), whichever occurs first, the Individual Borrowers shall pay interest on the outstanding principal amount semi-annually, whether or not Surplus Cash is available. Principal and accrued interest, if any, shall be due and payable on May 8, 2006.

    Since less than $250,000 was funded under the PGL, $249,900 (the difference between $250,000 and the total amount funded) shall be considered additional equity ("Additional Equity") contributed by the Individual Borrowers. To the extent the Individual Borrowers' share of cash flow provides less than a 10% cumulative annual return on the outstanding balance of Additional Equity
(compounded semi-annually) over the holding period of the investment, the shortfall shall be paid out of the proceeds from the sale or refinancing of the Signature Place Mortgage. All participations earned by the Partnership shall be calculated after deducting interest and principal paid on the PIM, PGL and the Additional Equity.

    No prepayments of the PGL will be permitted prior to the tenth anniversary of Initial Endorsement of the Signature Place Mortgage. Thereafter, the PGL may be prepaid in whole, but not in part, upon 90 days prior written notice to the Partnership subject to a prepayment fee equal to 1% of the principal amount prepaid. On the tenth anniversary date, the Partnership will have the right to call the PGL by six months prior written notice to the Individual Borrowers, in which case no prepayment fee shall be paid.

    The terms of the PGL entitle the Partnership to participations in addition to Basic Interest equal to: (i) 10% of any increase in the value of the partnership interests in the Signature Place Borrower (determined by references to the value of Signature Place) over the base value of the partnership interests (based on the outstanding principal amount of the Signature Place Mortgage and the PGL), such increase to be determined upon the sale of Signature Place or upon the refinancing, prepayment or maturity of the PGL; and (ii) 10% of the Individual Borrowers' interest in Signature Place's net cash flow (subject to certain HUD restrictions and reserve requirements). The aforesaid 10% participations in the PGL are over and above the 50% participations in the Signature Place Mortgage. The obligation of the Individual Borrowers' to pay these participations is evidenced by a Supplemental Interest Agreement, and is non-recourse to such partners, except under limited circumstances, including fraud.

6.  THE GUARANTEE OF PGLS (ALL PROPERTIES)
    The General Partner has agreed to guarantee a return to the Partnership, in the aggregate, of all amounts invested in PGLs. Pursuant to the Guarantee, on the date that dissolution and winding-up of the Partnership shall be completed, the General Partner agreed to pay to the Partnership an amount, if any, by which
(i) the funds invested by the Partnership in PGLs exceeds (ii) all cash payments received by the Partnership with respect to all Mortgages, INCLUDING points, Basic Interest, Additional Interest and repayment of principal, but EXCLUDING Basic Interest and repayment of principal of MBSs and other insured/guaranteed Mortgages. As a result of the sale of the Highlands as referred to in "Mortgages-the Highlands" above, the Partnership received cash in excess of the amount of funds invested by the Partnership in PGLs. Accordingly, the General Partner has no remaining future obligation with respect to any of the PGLs.

                        NYLIFE GOVERNMENT MORTGAGE PLUS
                              LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7.  TRANSACTIONS WITH THE GENERAL PARTNER AND AFFILIATES
    The following is a summary of the fees earned and reimbursements paid or payable to the General Partner and its Affiliates for the years ended December 31, 1995, 1994 and 1993, pursuant to the Partnership Agreement:

                                                                            1995         1994         1993
                                                                         -----------  -----------  -----------
(1)        Asset Management Fees.......................................  $    92,855  $   158,167  $   157,966
(2)        Reimbursement of general and administrative expenses to the
            General Partner............................................      100,000      100,000      125,000
                                                                         -----------  -----------  -----------
                                                                         $   192,855  $   258,167  $   282,966
                                                                         -----------  -----------  -----------
                                                                         -----------  -----------  -----------

------------------------
(1) For services rendered in managing the business of the Partnership, the Partnership is obligated to pay on a quarterly basis to the General Partner an Asset Management Fee equal to 0.5% per annum of the value of the Total Invested Assets of the Partnership.

(2) The Partnership Agreement allows the Partnership to reimburse the General Partner for certain general and administrative expenses paid in connection with the management of the Partnership.

8.  DEFERRED ACQUISITION FEES
    Deferred acquisition fees as of December 31, 1995 and 1994 consisted of:

                                                                              1995          1994
                                                                           -----------  -------------
Acquisition expenses.....................................................  $   908,701  $   1,945,006
Loan origination fees....................................................      --            (451,600)
Accumulated amortization.................................................      (32,736)       (41,531)
                                                                           -----------  -------------
Net deferred acquisition fees............................................  $   875,965  $   1,451,875
                                                                           -----------  -------------
                                                                           -----------  -------------

9.  SUBSEQUENT EVENTS

    A) DISTRIBUTIONS TO PARTNERS

    On February 15, 1996, the Partnership distributed $547,798 to the Partners, which represented the Partnership's Distributable Cash Flow for the three months ended December 31, 1995. The distribution to other Unitholders, the Corporate Limited Partner and the General Partner was $536,829, $13 and $10,956, respectively.

    B) THE HIGHLANDS

    RECENT DEVELOPMENTS

    On February 27, 1996, the Partnership sold the Highlands GNMA for cash in the amount of $13,105,373.01. The Highlands GNMA was sold through Utendahl Capital Partners, an unaffiliated broker dealer, pursuant to which the Highlands Borrower agreed to pay a portion of any additional taxes determined by the State of Florida to be due in connection with the recording of the original loan documents. The State of Florida claimed that $136,800 in additional recording taxes were due. On March 12, 1996, the Partnership settled the recording tax claim of the State of Florida discussed in Note 5 through a payment made on behalf of the Partnership in the amount of $64,000 ($53,850 of which was funded by the General Partner and $10,150 of which was funded by the Original Highlands Borrower). The Partnership has recently received the signed Closing Agreement settling the claim from the State of Florida and the letters of credit discussed in Note 5 will be returned to the Original Highlands Borrower. The sales price represents principal in the amount of $12,976,812.45, accrued interest in the amount of $71,462.59 and a premium of $57,097.97. The Partnership was not charged any separate fees or commissions in connection with the sale. The General Partner of the Partnership

                        NYLIFE GOVERNMENT MORTGAGE PLUS
                              LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

9.  SUBSEQUENT EVENTS (CONTINUED)
decided to sell the Highlands GNMA to take advantage of what it perceived to be a favorable market in which the Highlands GNMA could be sold at a premium. The Partnership intends to distribute such proceeds to its partners on May 15, 1996, the next scheduled distribution date.

    The sale of the Highlands GNMA, together with the 1995 sale of the Highlands
and   the  related  modification  of  the  Highlands  Mortgage,  terminated  the
Partnership's beneficial interest in the Highlands Mortgage and the Highlands.

    C) CLASS ACTION LAWSUIT

    Two class action lawsuits were filed against the General Partner and certain affiliates of the General Partner in the District Court of Harris County, Texas on January 11, 1996, styled GRIMSHAWE V. NEW YORK LIFE INSURANCE CO., ET AL. (No. 96-001188) and SHEA V. NEW YORK LIFE INSURANCE CO., ET AL. (No. 96-001189) alleging misconduct in connection with the original sale of investment units in various partnerships (the "Proprietary Partnerships"), including violation of various federal and state laws and regulations and claims of continuing fraudulent conduct. The plaintiffs have asked for compensatory damages for their lost original investment, plus interest, costs (including attorneys fees), punitive damages, disgorgement of any earnings, compensation and benefits received by the defendants as a result of the alleged actions and other unspecified relief to which plaintiffs may be entitled. These suits were amended and refiled in a consolidated action in the United States District Court for the Southern District of Florida (the "Court") on March 18, 1996. In the federal action, the plaintiffs added the General Partner as a defendant and included allegations concerning the Partnership. The Partnership is not a defendant in the litigation.

    The defendants expressly deny any wrongdoing alleged in the complaint and concede no liability or wrongdoing in connection with the sale of the Units or the structure of the Proprietary Partnerships. Nevertheless, to reduce the burden of protracted litigation, the defendants have entered into a Stipulation of Settlement ("Settlement Agreement") with the plaintiffs because in their opinion such Settlement would (i) provide substantial benefits to the limited partners in a manner consistent with New York Life's position that it had previously determined to wind up most of the Proprietary Partnerships, including the Partnership, through orderly liquidation as the continuation of the business no longer serves the intended objectives of either the limited partners or the defendants and to offer the limited partners an enhancement to the liquidating distribution they would otherwise receive and (ii) provide an opportunity to wind up such partnerships on a schedule favorable to the limited partners and resolve the issues raised by the lawsuit.

    In connection with the proposed settlement (the "Settlement"), the General Partner will solicit consents of the Unitholders for the dissolution of the Partnership.

    Under the terms of the Settlement Agreement, any settling Unitholders will receive at least a complete return of their original investment, less distributions received prior to the final settlement date, in exchange for a release of any and all claims a Unitholder may have against the defendants in connection with the Proprietary Partnership, including the Partnership, and all activities related to the dissolution and liquidation of such partnerships.

    Preliminary approval of the Settlement Agreement was given by the Court on March 19, 1996. The Settlement Agreement is further conditioned upon final approval by the Court as well as certain other conditions and is subject to certain rights of termination detailed in the consent solicitation material being mailed to the Unitholders.

                        NYLIFE GOVERNMENT MORTGAGE PLUS
                              LIMITED PARTNERSHIP

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

9.  SUBSEQUENT EVENTS (CONTINUED)
    If the necessary consents of Unitholders for dissolution are obtained, the Partnership will be dissolved even if all necessary approvals for the Settlement Agreement are not obtained or the Settlement Agreement is otherwise terminated. In general, upon the dissolution of the Partnership, tax consequences will accrue to the partners. If the necessary consents of the Unitholders for dissolution are not obtained, the Partnership will continue to own the Mortgages and will continue to receive payments thereon.

    The financial statements do not include any adjustments that might result should the Unitholders vote to liquidate the Partnership.

                                                                PRELIMINARY COPY

                             (FORM OF CONSENT CARD)

(Side 1)


              NYLIFE GOVERNMENT MORTGAGE PLUS LIMITED PARTNERSHIP

    THIS CONSENT IS SOLICITED ON BEHALF OF NYLIFE GOVERNMENT MORTGAGE PLUS LIMITED PARTNERSHIP BY ITS GENERAL PARTNER, NYLIFE REALTY INC. THIS SOLICITATION
OF CONSENTS EXPIRES ON             , 1996 UNLESS EXTENDED OR TERMINATED EARLIER.

    The Units represented by this Consent, when properly executed, will be recorded as directed by the Unitholder. If no direction is given, the Units will be counted as giving CONSENT to the Proposal (as defined below). Please note that abstentions (including failure to vote by brokers or other nominees) will be counted as being AGAINST the Proposal.

    The undersigned, acting with regard to all Units of depository receipts held in NYLIFE Government Mortgage Plus Limited Partnership (the "Partnership") with respect to which the undersigned is entitled to give his, her or its consent on the Record Date, hereby consents, denies consent or abstains from consenting, all as indicated on the reverse side hereof, to approve the proposal (the "Proposal") to dissolve, terminate and wind up the Partnership as described in
the Definitive Solicitation Statement  dated                 , 1996, receipt  of
which, together with all amendments and supplements thereto, if any, is hereby acknowledged. Delivery of this Consent, when properly executed, will revoke any consent, failure to consent or abstention heretofore given with respect to such Units.

                     (Please Date and Sign on Reverse Side)

                                                                PRELIMINARY COPY

                             (FORM OF CONSENT CARD)

(Side 2)

PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT PROMPTLY, USING THE ENCLOSED ENVELOPE.

THE BOARD OF DIRECTORS OF THE GENERAL PARTNER MAKES NO RECOMMENDATION TO THE UNITHOLDERS AS TO THE PROPOSAL.

    TO APPROVE THE DISSOLUTION, TERMINATION AND WINDING UP OF THE PARTNERSHIP (check one box)

           / /  Consent           / /  Against           / /  Abstain

    Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: -----------------, 1996        ----------------------------
                                      Signature

                                      -----------------------------
                                      Signature (if held jointly)

                                      ------------------------------
                                      Title

PLEASE MARK, SIGN,  DATE AND  RETURN THIS  CONSENT PROMPTLY  USING THE  ENCLOSED
PRE-PAID  ENVELOPE OR DELIVER TO: NYLIFE Realty Inc., c/o               . If you
have any questions, please call 1-800-278-4117. Facsimile copies of the  Consent
Card, properly completed and duly executed, will be accepted at          .

                              INDEX TO EXHIBITS

                                                                Sequentially
     Exhibit                                                   Numbered Page
     -------                                                   -------------

      1.    Letter from Chairman of the Board to Investors

      2.    Notice of Class Action

      3.    Investor Questions and Answers

                      [LETTERHEAD]

To Our Valued Customers:

    We are sending you the enclosed materials because you may be eligible to receive benefits under the proposed settlement of a class action lawsuit. The lawsuit against New York Life and various other defendants has been brought on behalf of individuals who invested in certain limited partnerships during the period from January 1, 1985 through March 18, 1996. THE PRIMARY PURPOSE OF THE PROPOSED SETTLEMENT IS TO PROVIDE CLASS MEMBERS AN OPPORTUNITY TO RECEIVE, THROUGH A COMBINATION OF PRIOR DISTRIBUTIONS AND SETTLEMENT PAYMENTS, AT LEAST 100% OF THEIR ORIGINAL INVESTMENTS IN THE LIMITED PARTNERSHIPS.

    The lawsuit alleges a variety of claims relating to the manner in which interests in the limited partnerships were marketed, sold or transferred during the period from January 1985 through March 18, 1996. (The limited partnerships that are part of this settlement are identified in Section III.B of the Notice accompanying this letter.) New York Life and its affiliates vigorously dispute the claims.

    Before the lawsuit was filed, however, New York Life had concluded that it would be in the best interests of the limited partners to liquidate various of the limited partnerships and that, in connection with the liquidation of those partnerships, New York Life would add to the payments that investors would receive from the liquidation. Because of this decision, and Plaintiffs' counsels' experience in this type of litigation, the parties to the lawsuit were able to negotiate a settlement that both sides find favorable to investors. Both New York Life and counsel for plaintiffs believe the proposed settlement will provide substantial monetary benefits to present and former owners of interests in the partnerships and, at the same time, assure the ability of New York Life and the other defendants to conduct their businesses without the disruption caused by expensive and time consuming litigation.

    Accompanying this letter you will find materials relating to the settlement, which include:

       -A NOTICE OF  CLASS ACTION, PROPOSED  SETTLEMENT, SETTLEMENT HEARING  AND
        RIGHT TO APPEAR that describes the lawsuit, the terms of the settlement and an upcoming court hearing about the settlement.

       -A QUESTION-AND-ANSWER BROCHURE designed to answer questions you may have about the proposed settlement and how it may affect you.

       -A STATEMENT OF ELIGIBILITY that identifies, according to records available to New York Life, the Limited Partnership(s) included in the litigation in which you own or owned units, the investment amount, the amount of any prior distributions to you and, where possible, an estimate of the amount of the payment to which you would be entitled under the proposed settlement.

    If you currently own Units in a limited partnership, you will also find a PRELIMINARY CONSENT SOLICITATION STATEMENT describing the solicitation of the limited partners' consent to liquidate the partnership and, in some cases, to amend the partnership agreements to effectuate the settlement. Final consent materials, including a consent card, will be sent to you at a later date.

    PLEASE REVIEW THE ENCLOSED MATERIALS CAREFULLY TO MAKE SURE THAT YOU UNDERSTAND BOTH YOUR RIGHTS UNDER THE PROPOSED SETTLEMENT AND THE DECISIONS YOU NEED TO MAKE. IF YOU HAVE QUESTIONS AFTER READING THE ENCLOSED SETTLEMENT MATERIALS, YOU CAN CALL 1-800-278-4117 FOR FURTHER INFORMATION.

RELIEF UNDER THE PROPOSED SETTLEMENT

    If the Court approves the proposed settlement, and if the liquidation of a particular limited partnership and any required amendments to its partnership agreement are approved by the requisite vote of its limited partners, then each Class Member who currently owns units in the limited partnership will receive:

    1. A LIQUIDATION ADVANCE from the New York Life Defendants of his, her or its PRO RATA share of the approximate current value of the limited partnership's assets and any excess working capital PLUS

    2. One of the following payments:

       -OUT-OF-POCKET LOSS (THE "REFUND"): A cash payment calculated to provide each class member with 100% of his or her total original investment in the limited partnership, taking into account any prior distributions, any values received from selling or transferring units, and the Liquidation Advance described above. In no case will this payment be less than $200.

            OR

       -THE ENHANCEMENT: A cash payment for EACH limited partnership in which the Class Member invested. The payment will be based on the total number of investment units purchased by the Class Member but in no case will be less than $200.

    Class Members who no longer own units in a particular limited partnership, or who own units in a partnership whose limited partners do not vote to liquidate the partnership or to approve any proposed modifications to the partnership agreements, will be eligible to receive only the Refund or the Enhancement, but not the Liquidation Advance described above.

    The relief to be made available through the proposed settlement is described in more detail in Section IV of the attached Notice.

SETTLEMENT DECISIONS YOU NEED TO MAKE NOW

    The enclosed materials relating to the proposed settlement describe certain choices now available to Class Members. These choices include:

       -To remain in the Class and be eligible to receive the benefits under the proposed settlement, you need not take any action at this time.

       -To remain in the Class but file with the Court a written objection to any aspect of the proposed settlement. To do so, you must comply with the requirements described in Section IX (page 20) of the attached Notice.

       -To exclude yourself from the Class and not receive the settlement benefits. To do so, you must comply with the requirements described in
        Section VIII (page 19) of the attached Notice.

    The deadline for objections and exclusions is June 12, 1996.

LIQUIDATING THE LIMITED PARTNERSHIP(S)

    If you currently own Units in a limited partnership, a Preliminary Consent Solicitation Statement accompanies these materials. It provides information with respect to the general partners' solicitation of the limited partners' consent to liquidate the partnership and in some cases to amend the relevant partnership agreements in order to effectuate the proposed settlement. Although you should read the preliminary consent statement carefully, you need not respond to it at this time.

    A final and definitive consent solicitation statement, including a consent card, will be sent to you at a later date. When you receive the definitive statement, we urge you to read it carefully and complete and return the accompanying consent card. You will be entitled to receive the full benefits available under the settlement only if the liquidation and any proposed modifications to the partnership agreements are approved by the requisite number of limited partners of your partnership. New York Life reserves the right to terminate the settlement as to any partnership that does not vote to liquidate at this time.

STATUS OF THE PROPOSED SETTLEMENT

    The Court has not yet approved the proposed settlement and will not rule on it before the hearing on July 3, 1996. The hearing is described in Section IX of the attached Notice.

    If you choose to remain in the Class, you will receive a check for the benefits described above -- and described in greater detail in the accompanying Notice -- if and when the proposed settlement becomes final.

    UNLESS YOU HAVE QUESTIONS ABOUT THE TERMS OF THE PROPOSED SETTLEMENT, YOU NEED NOT TAKE ANY ACTION AT THIS TIME TO RECEIVE THE BENEFITS OF THE PROPOSED SETTLEMENT. If you do have questions, call 1-800-278-4117 to speak to a representative regarding your benefits under the proposed settlement. PLEASE DO NOT CALL THE COURT OR THE CLERK OF THE COURT.

    We hope that you will be pleased with the steps New York Life has taken to address the concerns underlying the lawsuit.

                                          Very truly yours,

                                                   [SIGNATURE]
                                          HARRY G. HOHN
                                          CHAIRMAN OF THE BOARD

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF FLORIDA
-----------------------------------------x
EVELYN SHEA, ANN GRIMSHAWE and          :
on behalf of themselves and all others  :
similarly situated,                     :
                                        :         Case No. 96-0746-
                       Plaintiffs,      :               CIV-NESBITT
                                        :         CLASS ACTION
             v.                         :
                                        :
NEW YORK LIFE INSURANCE COMPANY,        :
NYLIFE INC., NYLIFE EQUITY INC.,        :
NYLIFE SECURITIES INC., NYLIFE          :
REALTY INC., CNP REALTY INVESTMENT,     :
INC., AMERICAN EXPLORATION COMPANY      :
and AMERICAN EXPLORATION                :
PRODUCTION COMPANY,                     :
                                        :
                       Defendants.      :
-----------------------------------------x


                  NOTICE OF CLASS ACTION, PROPOSED SETTLEMENT,
                     SETTLEMENT HEARING AND RIGHT TO APPEAR

                    PLEASE READ THIS ENTIRE NOTICE CAREFULLY.
               IT DESCRIBES A CLASS ACTION THAT MIGHT INVOLVE YOU.
                    YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL
                          PROCEEDINGS DESCRIBED BELOW.

                    THIS IS NOT NOTICE OF A SUIT AGAINST YOU.
              RATHER, YOU MAY BE ELIGIBLE FOR SUBSTANTIAL MONETARY
                     BENEFITS FROM THE PROPOSED SETTLEMENT.


I.   OVERVIEW.

     A. WHY YOU WERE SENT THIS NOTICE. You have been sent this Notice because you may be eligible to receive cash payments under a proposed settlement of a class action lawsuit brought on behalf of people who purchased or otherwise assumed rights and title to interests in four series of limited partnership programs that the New York Life entities helped to organize, generally known as:

     NEW YORK LIFE OIL AND GAS PRODUCING PROPERTIES
          PROGRAM
     NYLIFE ENERGY INVESTORS
     NYLIFE REALTY INCOME PARTNERS
     NYLIFE GOVERNMENT MORTGAGE PLUS

          The objective of the proposed settlement is to provide investors in these limited partnership programs an opportunity to receive an amount of money that, together with the distributions and any other payments they have previously received, will at least equal 100% of the amount they invested in any particular partnership. If all eligible Class Members in all eligible Limited Partnerships participate in the Settlement, and all of the Limited Partnerships are authorized to liquidate, the aggregate settlement payments will comprise two components: $90 million to guarantee a return of principal to investors, and approximately $97 million in pre-payments of liquidation proceeds (which the New York Life Defendants will attempt to recover from the proceeds when the Partnership assets are actually sold). The amount of the payment you may be entitled to receive is described in more detail below under "CALCULATION OF BENEFITS" in Section IV.A of this Notice. The right to, or amount of, settlement benefits with respect to any particular partnership will depend on whether authorization to liquidate the partnership has been obtained by the time the settlement proceedings are concluded. If you currently own an interest, please be sure to read Section I.B below and the preliminary consent solicitation materials that accompany this Notice.

          YOU DO NOT HAVE TO DO ANYTHING NOW IF YOU WISH TO SHARE IN THE PROPOSED BENEFITS OF THE SETTLEMENT. If you purchased or assumed rights and title to an interest in any of the limited partnerships identified in
Section III.B of this Notice (the "Limited Partnerships") between January 1, 1985 and March 18, 1996 (the "Class Period"), and you do not affirmatively act to exclude yourself, you will automatically be included in the Class and will be eligible to receive the benefits of the settlement, provided that it is approved by the Court.

          If you do not want to share in the proposed benefits, you may request exclusion from the Class by following the procedures set out under the heading "EXCLUSION FROM THE CLASS" as described in Section VIII at Page 19 below. If you exclude yourself from the Class, you will not share in any of the benefits of the proposed settlement, you will not be bound by any of the orders and judgments that may be entered in the action, and your Limited Partnership rights, if any, will continue to be determined by your Limited Partnership agreement. REQUESTS FOR EXCLUSION MUST BE POSTMARKED BY JUNE 12, 1996.

          You also have the right to remain part of the Class but to object to any portion of the proposed settlement. To do so, you must follow the procedures described under Section IX below. If you object, you will remain part of the Class and be bound by all orders and judgments entered in the Action, even if the Court rejects your objections. OBJECTIONS MUST BE POSTMARKED BY JUNE 12, 1996.

          The Court has not yet finally ruled on the fairness of the proposed settlement. The Court has determined, however, that this Notice should be distributed to all Class Members so that they may make their own decisions about whether or not to remain in the Class and participate in the proposed settlement. Unless you specifically act to exclude yourself from the Class according to the procedures described below, you will be bound by the terms of the settlement, and will be eligible to receive its benefits, if it is approved by the Court and becomes final. As described below, the Court will hold a hearing on the proposed settlement on July 3, 1996.

          NEW YORK LIFE AND THE PLAINTIFFS HAVE ASSIGNED REPRESENTATIVES TO ANSWER ANY QUESTIONS YOU MAY HAVE ABOUT THE PROPOSED SETTLEMENT. IF YOU HAVE QUESTIONS AFTER READING THIS NOTICE, PLEASE CALL 1-800-278-4117.

     B. WHY YOU MAY HAVE RECEIVED PRELIMINARY CONSENT SOLICITATION MATERIALS WITH THIS NOTICE. Investors will be assured a full return of the money invested in a particular Limited Partnership only if authorization to liquidate the partnership has been obtained by the time the settlement proceedings are concluded. If authorization has not been obtained, you will still receive a cash payment unless New York Life exercises its option to terminate the settlement as to that partnership. If authorization to liquidate is timely received, the Defendants will assume the risk that insufficient funds are received upon actual liquidation to cover the Liquidation Advance, as defined below.

          Preliminary consent solicitation materials are being sent to current investors with this Notice in order to permit the liquidation process to go forward and to adopt any amendments to the partnership agreements necessary to permit the settlement proposal to be carried out. You need not respond to these materials at this time.

     IF YOU HAVE RECEIVED PRELIMINARY CONSENT SOLICITATION MATERIALS, YOU SHOULD READ THEM CAREFULLY. FINAL AND DEFINITIVE CONSENT SOLICITATION MATERIALS WILL BE SENT TO YOU AT A LATER DATE. AT THAT TIME, YOU WILL BE ABLE TO GIVE YOUR APPROVAL OR DISAPPROVAL TO THE MATTERS ON WHICH YOUR CONSENT IS SOUGHT.

YOU ARE ADVISED TO READ BOTH THIS NOTICE AND THE PRELIMINARY CONSENT SOLICITATION STATEMENT(S), IF APPLICABLE, IN THEIR ENTIRETY. READING ONE IS NOT A SUBSTITUTE FOR READING THE OTHER. EACH PROVIDES IMPORTANT INFORMATION THAT THE OTHER DOES NOT PROVIDE. If you currently own an interest in one of the Limited Partnerships but did not receive the preliminary consent solicitation materials, you should call 1-800-278-4117 to ask for a copy of the materials.


II.  DESCRIPTION OF THE LAWSUIT.

          This action began as two class action lawsuits filed against the Defendants on January 11, 1996 in the District Court of Harris County Texas, captioned GRIMSHAWE V. NEW YORK LIFE INSURANCE CO., ET AL. (No. 96-001188) and SHEA V. NEW YORK LIFE INSURANCE CO., ET AL. (No. 96-001189) (the "Texas Actions"). On March 18, 1996, this class action (the "Action") was filed in the United States District Court for the Southern District of Florida (the "Court"). Among other things, it presents federal and state law claims and consolidates and amplifies the allegations in the Texas Actions. Plaintiffs have agreed, as part of the settlement of this Action, to the dismissal with prejudice of the Texas Actions.

          In this Action, the Plaintiffs claim that the Defendants, in selling interests in the Limited Partnerships to Class Members, provided materially false statements and omitted to provide material information concerning (i) the amount that would be realized from or paid out by the Limited Partnerships, (ii) the rate of return on investments in the Limited Partnerships, (iii) cash distributions made or projected to be made by the Limited Partnerships, (iv) the safety of investors' principal, (v) the "suitability" of the investment for risk-averse investors, (vi) the reasonableness of the assumptions underlying projected rates of return, (vii) the economic viability of Limited Partnerships,
(viii) the nature of the Limited Partnerships and how they would be operated,
(ix) the assets purchased, acquired or sold by and/or for the Limited Partnerships, (x) the way in which partnership assets were used or applied, and
(xi) decisions about how and when to wind up the partnerships.

          The Defendants categorically deny all of the Plaintiffs' allegations. Defendants believe that the manner in which interests in the Limited Partnerships were sold to Class Members was not only lawful but entirely fair and appropriate, and that Defendants have used their best efforts to operate the Limited Partnerships in a manner that would benefit investors.

III. PROPOSED SETTLEMENT.

     A.   SETTLEMENT NEGOTIATIONS.

          The proposed settlement described in this Notice is the result of extensive arm's-length negotiations involving Plaintiffs and their lawyers, and Defendants and their lawyers, and is subject to Court approval.

          Plaintiffs' counsel have conducted, and continue to conduct, an extensive investigation into the matters at issue in this action. The investigation includes both formal and informal discovery, the review of hundreds of thousands of pages of documents, interviews and sworn depositions of key officials of Defendants and other witnesses, and review and analysis by various experts. Based on their investigation and evaluation of the facts and law to date, Plaintiffs and their counsel believe that the lawsuit should be settled upon the terms of the proposed settlement in view of the substantial monetary benefits to be paid to Class Members and their conclusion that it is fair, reasonable and in the best interests of the Class. The settlement will be concluded only if, at the completion of their investigation, Plaintiffs and their counsel continue to believe the settlement to be fair, reasonable and in the best interests of the Class.

          Throughout this litigation, New York Life has taken the position that:

     - The New York Life Defendants had, before the filing of the lawsuits, decided to exit the proprietary partnership business.

     - The New York Life Defendants had, prior to the commencement of this action, determined that it would be in the best interests of the limited partners to wind up various of the Limited Partnerships and that they would provide investors in those partnerships an additional payment upon liquidation.

     - The New York Life employees responsible for the sales of interests in the Limited Partnerships worked honestly and conscientiously when describing and selling the Limited Partnerships to the persons who invested in them, including the Class Members, and Defendants have used their best efforts to operate the Limited Partnerships in a manner that would benefit the Limited Partners.

          Notwithstanding that the Defendants believe that Plaintiffs' allegations are without merit and that Defendants would prevail at trial, New York Life and the other defendants wish to conduct their businesses without the continued disruption and distraction that would inevitably be caused by this litigation. Accordingly, the Defendants are willing to enter into the proposed settlement and to have the claims dismissed by the Court because they believe the proposed settlement (i) serves the interests of all of the parties to the litigation, (ii) provides substantial benefits to the Class, and (iii) is fair, reasonable and adequate in every respect.

          The Defendants and the Plaintiffs also acknowledge that litigation, particularly in complex cases such as this one, creates uncertainty, risks and delays, and that the proposed settlement offers the chance finally to resolve these matters in a manner that is certain, prompt, and not unduly expensive.

     B.   THE SETTLEMENT CLASS.

          By Order dated March 19, 1996 the Court, for settlement purposes, formally certified the Class as comprising all persons or entities who purchased or otherwise assumed rights and title to any Proprietary Investment Units during the period from January 1, 1985 through March 18, 1996, but NOT INCLUDING persons or entities who signed a document that released all New York Life Defendants from any further claims concerning the Proprietary Investment Units they owned. A "Proprietary Investment Unit" is defined as a unit of Limited Partnership interest in any of the following partnerships:

          1.   NEW YORK LIFE OIL AND GAS PRODUCING
               PROPERTIES PROGRAM ("NYLOG")


                       NYLOG 1A          NYLOG 2A          NYLOG 3AX
                       NYLOG 1B          NYLOG 2B          NYLOG 3AN
                       NYLOG 1C          NYLOG 2C          NYLOG 3BX
                       NYLOG 1D          NYLOG 2D          NYLOG 3BN
                                         NYLOG 2E          NYLOG 3CX
                                         NYLOG 2F          NYLOG 3CN
                                         NYLOG 2G          NYLOG 3DX
                                                           NYLOG 3DN
                                                           NYLOG 3EX
                                                           NYLOG 3EN
                                                           NYLOG 3FX
                                                           NYLOG 3FN
                                                           NYLOG 3GX
                                                           NYLOG 3GN
                                                           NYLOG 3HX
                                                           NYLOG 3HN

          2.   NYLIFE ENERGY INVESTORS ("NEI")

          NEI 86         NEI 87-II      NEI IV         NEI VI
          NEI 87         NEI III        NEI V


          3.   NYLIFE REALTY INCOME PARTNERS


          4.   NYLIFE GOVERNMENT MORTGAGE
               PLUS LIMITED PARTNERSHIP

     C.   CHOICES YOU NEED TO MAKE NOW.

          If you are a Class Member as defined above, you have the following choices with respect to the proposed settlement:

     - YOU MAY REMAIN IN THE CLASS AND BE ELIGIBLE TO PARTICIPATE IN THE BENEFITS OF THE PROPOSED SETTLEMENT. IF THIS IS WHAT YOU CHOOSE TO DO, YOU NEED NOT TAKE ANY ACTION AT THIS TIME. YOUR INTERESTS WILL BE REPRESENTED WITHOUT COST TO YOU BY COUNSEL FOR THE CLASS. Once the settlement is approved by the Court, you will be contacted again and will be told specifically how and when you will receive the benefits of the proposed settlement. Please keep in mind that, if you remain in the Class, (i) you will be bound by all orders and judgments entered in this case, whether favorable or unfavorable, (ii) you cannot transfer any Units you may own without complying with the Court's orders, and (iii) you will not be able to maintain, continue or commence any other claim, lawsuit or proceeding against the Defendants relating to the Proprietary Investment Units.

     - IF YOU REMAIN IN THE CLASS, YOU MAY FILE WITH THE COURT A WRITTEN OBJECTION TO ANY ASPECT OF THE PROPOSED SETTLEMENT, POSTMARKED BY JUNE 12, 1996. To do so, you must comply with the requirements described below in Section IX. In addition, you (or an attorney acting on your behalf at your expense) may appear before the Court to voice your objection to the extent allowed by the Court. If the Court does not agree with your objections, you nevertheless will be bound by the orders and judgments in this case.

     - YOU MAY EXCLUDE YOURSELF FROM THE CLASS BY SENDING A FORMAL, WRITTEN REQUEST FOR EXCLUSION THAT COMPLIES WITH THE REQUIREMENTS DESCRIBED BELOW IN SECTION VIII POSTMARKED BY JUNE 12, 1996. If you request exclusion and are excluded, (i) you lose all rights to receive any of the relief being made available under the proposed settlement, (ii) you may not file any objection to the proposed settlement, and (iii) you will not be bound by the final order or judgment in this case, and your Limited Partnership rights, if any, will be determined by your Limited Partnership agreement. PLEASE NOTE THAT, IF YOU CHOOSE TO BE EXCLUDED FROM THE CLASS WITH RESPECT TO ANY UNIT OF INTEREST IN A LIMITED PARTNERSHIP ("PROPRIETARY INVESTMENT UNIT"), YOU WILL BE EXCLUDED ENTIRELY FROM THE CLASS WITH RESPECT TO ALL PROPRIETARY INVESTMENT UNITS YOU OWN OR OWNED IN ALL LIMITED PARTNERSHIPS.

Please keep these three choices in mind as you read this Notice. Choices you may have as a current Unit owner with respect to the proposals on liquidating your Limited Partnership or amending the relevant partnership agreements are described in the accompanying preliminary consent solicitation materials.

     D.   DISMISSAL OF TEXAS LAWSUITS.

          As part of the proposed settlement of this Action, the Texas Actions described in Section II above, GRIMSHAWE V. NEW YORK LIFE INSURANCE CO., ET AL. (No. 96-001188) and SHEA V. NEW YORK LIFE INSURANCE CO., ET AL. (No. 96-001189), will be dismissed with prejudice.


IV.  PROPOSED SETTLEMENT RELIEF FOR CLASS MEMBERS.

     A.   CALCULATION OF BENEFITS.

          The proposed settlement has been structured by counsel for all parties to avoid lengthy and costly litigation and to quickly and efficiently resolve this case by offering each Class Member on the Final Settlement Date(1) the opportunity to have received, in the aggregate, an amount equal to at least 100% of the total Investment



--------------------
(1) In general, the Final Settlement Date is the date on which the Court's order approving the settlement is final and no longer subject to appeal.

Principal paid for each Proprietary Investment Unit (taking into account prior distributions by the Limited Partnership to the Class Member).

          The amount of the cash payment you may be entitled to receive under the proposed settlement depends on a number of factors, including

          (i) how much you paid when you bought or acquired the Unit (or what value it had, if you did not pay cash);

          (ii) how much money the Partnership has returned to you through distributions;

          (iii) how much you received if you sold or transferred the Unit (or what value it had, if you did not receive cash); and

          (iv) if you still own the Unit, (a) how much the assets of the Partnership are worth when the settlement becomes final, and (b) whether the required number of limited partners have voted to approve liquidation of the Partnership.

          To understand what the settlement may be worth to you, evaluate the following factors for each Limited Partnership in which you invested. As you do so, you should refer to the information provided on the Statement of Eligibility included with this Notice, which, where possible, includes a calculation of your estimated settlement benefits.

          1.   FOR CLASS MEMBERS WHO SOLD OR TRANSFERRED
               THEIR UNIT(S) IN A PARTICULAR LIMITED PARTNERSHIP.

          FIRST, determine what your INVESTMENT is. Your Investment is the amount you paid for the Unit when you acquired it. If you received the Unit as a gift, as part of an inheritance, as part of a settlement in a divorce or for little or no cash, then your Investment will be the value that you and the person from whom you acquired it agree upon in good faith. If a good faith agreed value is not possible, then a Settlement Administrator retained by the Plaintiffs and Defendants will set the value.

          SECOND, add up all of the payments that were made to you by the Partnership. These are your DISTRIBUTIONS.

          THIRD, if you have sold or transferred the Unit, determine how much you were paid. Again, if you transferred the Unit as a gift, as part of an inheritance, as part of a settlement in a divorce or for little or no cash, then the value will be what you and the person who acquired it agree upon in good faith or, if a good faith agreed value is not possible, the value as determined by the Administrator. This amount is called the TRANSFER PROCEEDS.

          IF YOU HAVE SOLD OR TRANSFERRED THE UNIT, then your cash payment under the settlement proposal is calculated as follows:

          INVESTMENT MINUS DISTRIBUTIONS MINUS TRANSFER PROCEEDS
                                             = OUT-OF-POCKET LOSS

          IF YOUR INVESTMENT IS GREATER THAN YOUR DISTRIBUTIONS AND YOUR TRANSFER PROCEEDS COMBINED, then you will receive a cash payment (the "Refund") equal to your Out-of-Pocket Loss. Under the terms of the settlement, the minimum Refund you will receive for any single partnership is $200.

          IF YOU HAVE NO OUT-OF-POCKET LOSS (because your Distributions plus Transfer Proceeds exceed your Investment), then you will receive an amount equal to the Enhancement. The Enhancement is discussed further below.

          2.  CLASS MEMBERS WHO ARE CURRENT UNIT OWNERS.

          As part of the settlement, the New York Life Defendants have agreed to pay to all Class Members who are current Unit owners in any Partnership WHOSE LIMITED PARTNERS HAVE VOTED TO APPROVE LIQUIDATION an amount equal to an approximation of the value of their interest in the Partnership's assets, calculated as if the Partnership had been liquidated at the time the settlement becomes final. In effect, these Class Members will receive, as part of their settlement payment, an advance payment against what they would receive when the Partnership later makes a liquidating distribution. This portion of the settlement payment is called the LIQUIDATION ADVANCE.(2)





--------------------------
(2) The amount of the Liquidation Advance will be determined based on an approximation of the particular Partnership's asset values and excess working capital. Those values will be determined by reference to certain valuations and appraisals as of December 31, 1995, which will then be adjusted to take account of Partnership activity between December 31, 1995 and the Final Settlement Date.

     FOR THOSE WHO CURRENTLY OWN UNITS IN LIQUIDATING PARTNERSHIPS, an amount equal to the Liquidation Advance PLUS either their Refund or an Enhancement will be paid. If you are a current Unit owner, your Out-of-Pocket-Loss will be calculated as follows:

          INVESTMENT MINUS DISTRIBUTIONS MINUS LIQUIDATION ADVANCE
                                             = OUT-OF-POCKET LOSS

          If you currently own Units in a partnership and have previously sold or transferred other Units in that partnership, your formula will be:

          TOTAL INVESTMENT MINUS DISTRIBUTIONS MINUS TRANSFER PROCEEDS MINUS LIQUIDATION ADVANCE (FOR CURRENTLY-OWNED UNITS)
                                             = OUT-OF-POCKET LOSS

          IF YOUR INVESTMENT IS GREATER THAN YOUR DISTRIBUTIONS PLUS LIQUIDATION ADVANCE COMBINED, then you will receive a cash payment equal to your Out-of-Pocket Loss (the"Refund") plus your Liquidation Advance. Under the terms of the settlement, the minimum Refund you will receive for any single partnership is $200.

          IF YOU HAVE NO OUT-OF-POCKET LOSS (because your Distributions plus Liquidation Advances exceed your Investment), then you will receive a payment equal to the Enhancement. The Enhancement is discussed below.

          WHEN THE PARTNERSHIP'S ASSETS ARE FINALLY SOLD AND THE PARTNERSHIP IS LIQUIDATED, the money and other funds in the Partnership will be used, FIRST, to set up a reserve to pay any remaining liabilities of the Partnership; and THEN, any remaining funds will be distributed to the current Unit owners in proportion to their interest in the Partnership. At the time of this distribution, the Limited Partnership will repay the New York Life Defendants from the amount otherwise payable to each Class Member who received a Liquidation Advance. Each Class Member who received a Liquidation Advance will be deemed to have authorized and instructed the general partners to make such repayment. After New York Life is repaid, the amount remaining, if any, will be distributed to those Class Members. Finally, after the general partners conclude that all liabilities have been satisfied, any remaining reserve will be distributed in the same manner.

          If the amount of money available from the Limited Partnership is not sufficient to provide the New York Life Defendants with an amount equal to the Liquidation Advances paid with respect to that Partnership, then the New York Life Defendants will absorb the difference. In no event will a Class Member be required to repay out of his or her pocket any of the Liquidation Advance even if the actual liquidation proceeds are less than anticipated.

          3.   CLASS MEMBERS IN NON-LIQUIDATING PARTNERSHIPS.

          IF YOU ARE OR WERE A UNIT OWNER IN A PARTNERSHIP THAT HAS NOT BEEN AUTHORIZED BY ITS LIMITED PARTNERS TO LIQUIDATE or make any amendments to the Partnership agreements necessary to carry out the settlement, the Defendants have the right to exclude your Partnership from the settlement, and therefore to exclude you from participation in the settlement with respect to any Units you own in that Partnership. If the Defendants instead decide to allow you to participate with respect to such a non-liquidating Partnership, then you will receive a payment based on a calculation that assumes (if you are a current owner) that you have received the Liquidation Advance, even though you will not actually receive the Liquidation Advance as part of your settlement payment. In that case, your settlement payment will be calculated as follows:

          INVESTMENT MINUS DISTRIBUTIONS MINUS ASSUMED LIQUIDATION ADVANCE (FOR CURRENTLY OWNED UNITS)
                                        = OUT-OF-POCKET LOSS

          IF YOU HAVE NO OUT-OF-POCKET LOSS, calculated in this fashion, you will receive the Enhancement, as calculated below. In addition, since the Limited Partnership will have voted not to liquidate, you will continue to be a limited partner, and will share in any distributions the Partnership may make in the future.

          4.  ENHANCEMENT.

          If the calculations above show that you are entitled under the settlement to an ENHANCEMENT, the amount of your Enhancement will depend upon the particular Partnership as to which the Enhancement will be paid.

     - For each Partnership that is part of the NYLOG I series, the Enhancement will be equal to the greater of either $10 for each Unit, or $200.

     - For each Partnership that is part of the NYLOG II and III series, and for the NYLIFE Realty Income Partnership, the Enhancement will be equal to the greater of either 40 cents for each Unit, or $200.

     - For the NYLIFE Government Mortgage Plus Limited Partnership, the Enhancement will be equal to the greater of 20 cents for each Unit, or $200.

The varying amounts of the Enhancement to be paid for the different Limited Partnerships reflect differences in the original cost of purchasing Units in these partnerships.

          5.  CONDITIONS OF RELIEF.

          The cash settlement payments described above are conditioned upon entry of a court order and judgment approving the settlement that is final and no longer subject to appeal.

          In partial return for the payments described above, Class Members who currently own Proprietary Investment Units, under the Final Order and Judgment, will be deemed to authorize and irrevocably direct the General Partners of the respective Limited Partnership to pay to NYLIFE Equity Inc. or NYLIFE Realty Inc. out of the actual Liquidation Proceeds an amount equal, if available, to the Liquidation Advance which that Class Member received as part of the settlement payments made following the Final Settlement Date. By negotiating your settlement check, you will grant New York Life a security interest in your Unit(s) and in your share of your Limited Partnership's liquidation proceeds, up to the amount of your Liquidation Advance. In addition, current owners who do not request exclusion from the Class have now been barred and, upon the final settlement, will be forever barred and enjoined from selling or otherwise transferring any Proprietary Investment Unit that they own as of March 18, 1996 unless they comply with the provisions of the Court's order of March 19, 1996, as described in Section VII below.

     UNLESS YOU WISH TO REQUEST EXCLUSION FROM THE CLASS, OR TO FILE AN OBJECTION OR COMMENT WITH THE COURT, YOU DO NOT NEED TO TAKE ANY ACTION AT THIS TIME TO PARTICIPATE IN THIS SETTLEMENT.


V.   INCOME TAX CONSEQUENCES.

          Your receipt of benefits resulting from the proposed settlement as described above is likely to have tax consequences for you. Those tax consequences may vary, depending upon your individual circumstances. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR TO DETERMINE ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE RECEIPT OF RELIEF IN YOUR PARTICULAR CIRCUMSTANCES.

          If you elect not to receive any of the settlement benefits, the settlement should not have any tax consequences for you, although a liquidation of any Limited Partnership in which you own Proprietary Investment Units may have tax consequences.

VI.  RELEASE OF CLASS MEMBERS' CLAIMS.

          If the proposed settlement is approved by the Court and the settlement becomes final and effective, all claims relating to a broad variety of matters in connection with the Limited Partnerships and your investment in them that have been, could have been, may be or could be alleged or asserted now or in the future by a Class Member against the Defendants and other released parties will be dismissed on the merits and with prejudice. None of those claims may
thereafter be asserted in any lawsuit, or other proceeding.   If Plaintiffs and
Class Members do not properly request exclusion (as described below in Section VIII, Plaintiffs and Class Members will be deemed to have released and discharged any and all claims described below, and to have agreed not to sue the Defendants and other Released parties on those claims. BECAUSE THE RELEASE IS A CRITICAL ELEMENT OF THE PROPOSED SETTLEMENT, IT HAS BEEN INCLUDED HERE IN ITS ENTIRETY EXCEPT FOR SOME DEFINED TERMS THAT APPEAR ELSEWHERE IN THE NOTICE. YOU SHOULD READ IT VERY CAREFULLY BECAUSE IT WILL AFFECT YOUR RIGHTS IF YOU REMAIN IN THE CLASS.

                               RELEASE AND WAIVER

          I.   DEFINITIONS.  FOR PURPOSES OF THE PROPOSED RELEASE AND WAIVER:

               A. "DEFENDANTS" MEANS NEW YORK LIFE INSURANCE COMPANY, NYLIFE INC., NYLIFE EQUITY INC., NYLIFE REALTY INC., CNP REALTY INVESTMENT, INC., AND NYLIFE SECURITIES INC., ALL PREDECESSORS AND SUCCESSORS OF EACH OF THEM, AND THE AMERICAN EXPLORATION COMPANY, AND AMERICAN EXPLORATION PRODUCTION COMPANY.

               B. "RELEASEES" MEANS THE DEFENDANTS, THE LIMITED PARTNERSHIPS, AND THEIR PARENTS, SUBSIDIARIES, AFFILIATES, PREDECESSORS, SUCCESSORS AND ASSIGNS, AND EACH OF THEIR RESPECTIVE PAST, PRESENT AND FUTURE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, BROKERS, CO-VENTURERS, PARTNERSHIP OPERATORS AND MANAGERS, REGISTERED REPRESENTATIVES, ATTORNEYS, ACCOUNTANTS, INVESTMENT BANKERS, ADVISERS, HEIRS, ADMINISTRATORS, EXECUTORS, PREDECESSORS, SUCCESSORS AND ASSIGNS, OR ANY OF THEM.

               C. "RELEASED TRANSACTIONS" MEANS THE CREATION, SPONSORSHIP, FORMATION, MARKETING, SOLICITATION, SALE, PURCHASE, OPERATION, RETENTION, SERVICING, MANAGEMENT, ADMINISTRATION, LIQUIDATION, AND DISPOSITION, SELECTION, PURCHASE OR SALE OF ASSETS OF, AND BORROWING OR INVESTMENT OF PROCEEDS FOR, THE LIMITED PARTNERSHIPS, THE PROPRIETARY INVESTMENT UNITS, THE GENERAL PARTNERSHIPS OR ANY OTHER INTEREST IN A LIMITED PARTNERSHIP, AND ALL ACTIONS TAKEN OR TO BE TAKEN IN CONNECTION WITH THE DISSOLUTION, LIQUIDATION AND/OR WINDING UP OF THE LIMITED PARTNERSHIPS AND THE SETTLEMENT OF THIS ACTION.

               D. "ASSETS" MEANS THE REAL OR PERSONAL, TANGIBLE OR INTANGIBLE, PROPERTIES OR THINGS OWNED BY A LIMITED PARTNERSHIP, INCLUDING OIL AND GAS PRODUCED IN THE ORDINARY COURSE.

               E. "COLLATERALIZED VALUE" MEANS THE LESSER OF THE AMOUNT OF THE LIMITED PARTNER'S SHARE IN THE LIQUIDATION PROCEEDS PLUS THE RESERVE, OR THE AMOUNT OF THE LIQUIDATION ADVANCE.

               F. "EXISTING LIMITED PARTNERS" ARE LIMITED PARTNERS WHO OWN PROPRIETARY INVESTMENT UNITS AS OF THE DATE THE RELEASE BECOMES EFFECTIVE.

               G. "GENERAL PARTNERS" MEANS NYLIFE EQUITY INC., NYLIFE REALTY INC., AMERICAN EXPLORATION PRODUCTION COMPANY OR CNP REALTY INVESTMENTS, INC., FORMERLY LINCLAY INVESTMENT PROPERTIES, INC., AS APPLICABLE.

               H. "LIMITED PARTNERS" MEANS ANY PERSON OR ENTITY WHO IS OR WAS A LIMITED PARTNER IN ANY LIMITED PARTNERSHIP AS DETERMINED BY THE RELEVANT LIMITED PARTNERSHIP AGREEMENT.

               I. "LIMITED PARTNERSHIP[S]" MEANS A LIMITED PARTNERSHIP OR OTHER DIRECT INVESTMENT PROGRAM CREATED, SPONSORED, MARKETED, SOLD, OPERATED OR MANAGED BY THE DEFENDANTS DURING THE PERIOD FROM JANUARY 1, 1985 THROUGH MARCH 18, 1996, INCLUSIVE, AND LISTED IN SECTION III.B. ABOVE.

          1. RELEASE AND COVENANT NOT TO SUE. PLAINTIFFS AND ALL CLASS MEMBERS HEREBY EXPRESSLY AGREE THAT THEY SHALL FOREVER RELEASE AND DISCHARGE THE RELEASEES FROM ANY AND ALL CAUSES OF ACTION, CLAIMS, DAMAGES, EQUITABLE, LEGAL AND ADMINISTRATIVE RELIEF, INTEREST, DEMANDS OR RIGHTS, WHETHER BASED ON FEDERAL, STATE OR LOCAL STATUTE OR ORDINANCE, REGULATION, CONTRACT, COMMON LAW, OR ANY OTHER SOURCE, INCLUDING ANY CLAIMS RELATING TO FEDERAL OR STATE SECURITIES LAW, THAT HAVE BEEN, COULD HAVE BEEN, MAY BE OR COULD BE ALLEGED OR ASSERTED NOW OR IN THE FUTURE BY PLAINTIFFS OR ANY CLASS MEMBER AGAINST THE RELEASEES IN THE ACTION OR IN ANY OTHER COURT ACTION OR BEFORE ANY ADMINISTRATIVE BODY (INCLUDING ANY FEDERAL OR STATE REGULATORY COMMISSION), TRIBUNAL, ARBITRATION PANEL OR SELF-REGULATORY ORGANIZATION ON THE BASIS OF, CONNECTED WITH, ARISING OUT OF, OR RELATED TO, IN WHOLE OR IN PART, ANY LIMITED PARTNERSHIP OR OTHER DIRECT INVESTMENT PROGRAM CREATED, SPONSORED, MARKETED, SOLD, OPERATED OR MANAGED BY THE DEFENDANTS, INCLUDING WITHOUT LIMITATION:

   (i)    THE RELEASED TRANSACTIONS;

   (ii) ANY OR ALL OF THE ACTS, OMISSIONS, FACTS, MATTERS, TRANSACTIONS OR OCCURRENCES THAT WERE DIRECTLY OR INDIRECTLY ALLEGED, ASSERTED, DESCRIBED, SET FORTH OR REFERRED IN, OR RELATED TO, THE ACTION OR THE TEXAS ACTIONS;

   (iii) ANY OR ALL OF THE ACTS, OMISSIONS, FACTS, MATTERS, TRANSACTIONS, OCCURRENCES, SCHEMES, ARTIFICES OR ANY ORAL OR WRITTEN STATEMENTS OR REPRESENTATIONS ALLEGEDLY MADE IN CONNECTION WITH, OR DIRECTLY OR INDIRECTLY RELATING TO, THE RELEASED TRANSACTIONS INCLUDING, WITHOUT LIMITATION, ANY ACTS, OMISSIONS, SCHEMES, ARTIFICES, FACTS, MATTERS, TRANSACTIONS, OCCURRENCES, OR ORAL OR WRITTEN STATEMENTS OR REPRESENTATIONS RELATING TO OR IN CONNECTION WITH:

          (a) THE PURCHASE, SALE OR RETENTION OF ANY PROPRIETARY INVESTMENT UNIT OR OTHER INTEREST IN OR RELATING TO THE LIMITED PARTNERSHIPS;

          (b) THE AMOUNT THAT WOULD BE REALIZED ON OR PAID WITH RESPECT TO THE PROPRIETARY INVESTMENT UNITS;

          (c) THE RATE OF RETURN THAT WOULD BE EARNED ON THE PROPRIETARY INVESTMENT UNITS;

          (d)  CASH DISTRIBUTIONS MADE OR PROJECTED;

          (e) THE NATURE, CHARACTERISTICS, TERMS, APPROPRIATENESS, SUITABILITY, DESCRIPTIONS AND OPERATION OF THE PROPRIETARY INVESTMENT UNITS;

          (f)  THE ASSETS PURCHASED, ACQUIRED OR SOLD FOR THE LIMITED
               PARTNERSHIPS;

          (g) THE OPERATORS, ADMINISTRATORS AND AGENTS RETAINED BY THE DEFENDANTS FOR THE LIMITED PARTNERSHIPS AS WELL AS THE CONDUCT AND ACTIVITIES OF SUCH OPERATORS, ADMINISTRATORS AND AGENTS;

          (h) THE PROPRIETY OF THE WAY IN WHICH PARTNERSHIP FUNDS OR ASSETS WERE USED OR APPLIED;

          (i) ACTUAL OR ANTICIPATED TAX EFFECTS OF THE LIMITED PARTNER'S INVESTMENT.

   (iv) ANY OR ALL ACTS, OMISSIONS, FACTS, MATTERS, TRANSACTIONS, OCCURRENCES OR ORAL OR WRITTEN STATEMENTS OR REPRESENTATIONS IN CONNECTION WITH OR DIRECTLY OR INDIRECTLY RELATING TO THE ADMINISTRATION, MANAGEMENT OR OPERATION OF THE LIMITED PARTNERSHIPS AND ANY ACTIVITIES OF THE GENERAL PARTNERS IN CONNECTION THEREWITH; AND

   (V) ANY OR ALL ACTS, OMISSIONS, FACTS, MATTERS, TRANSACTIONS, OCCURRENCES OR ORAL OR WRITTEN STATEMENTS OR REPRESENTATIONS IN CONNECTION WITH OR DIRECTLY OR INDIRECTLY RELATING TO THE SETTLEMENT AGREEMENT OR THE SETTLEMENT OF THE ACTION, OR THE DISSOLUTION, LIQUIDATION AND/OR WINDING UP OF THE AFFAIRS, OF THE LIMITED PARTNERSHIPS (INCLUDING, WITHOUT LIMITATION, RELATING TO ANY AND ALL AMENDMENTS OF THE LIMITED PARTNERSHIP AGREEMENTS, THE SOLICITING OF CONSENTS, VOTES, AND AUTHORIZATIONS FROM EXISTING LIMITED PARTNERS, THE SALE AND LIQUIDATION OF ASSETS ON A "WHERE IS, AS IS" BASIS, THE SALE OF ASSETS FROM ONE LIMITED PARTNERSHIP TOGETHER WITH THE ASSETS OF OTHER LIMITED PARTNERSHIPS OR THEIR SALE TO ANY AMERICAN EXPLORATION DEFENDANTS, AND THE PAYMENT OF THE COLLATERALIZED VALUE TO NYLIFE EQUITY INC. AND NYLIFE REALTY INC. AS PROVIDED IN SECTION B.4(D) OF THE STIPULATION OF SETTLEMENT), EXCEPT TO THE EXTENT PROVIDED IN PARAGRAPH 6 BELOW.

          2. WITHOUT IN ANY WAY LIMITING THE SCOPE OF THE RELEASE, THIS RELEASE COVERS, WITHOUT LIMITATION, ANY AND ALL CLAIMS FOR ATTORNEYS' FEES, COSTS OR DISBURSEMENTS INCURRED BY LEAD PLAINTIFFS' COUNSEL OR ANY OTHER COUNSEL REPRESENTING PLAINTIFFS OR CLASS MEMBERS, OR BY PLAINTIFFS OR THE CLASS MEMBERS, OR ANY OF THEM, IN CONNECTION WITH OR RELATED IN ANY MANNER TO THE ACTION, THE SETTLEMENT OF THE ACTION, THE ADMINISTRATION OF SUCH SETTLEMENT AND/OR THE RELEASED TRANSACTIONS EXCEPT TO THE EXTENT PROVIDED IN SECTION I OF THE STIPULATION OF SETTLEMENT.

          3. PLAINTIFFS AND CLASS MEMBERS EXPRESSLY UNDERSTAND THAT SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR. TO THE EXTENT THAT, NOTWITHSTANDING THE CHOICE OF LAW PROVISIONS IN THE SETTLEMENT AGREEMENT, CALIFORNIA OR OTHER LAW MAY BE APPLICABLE, PLAINTIFFS AND THE CLASS MEMBERS HEREBY AGREE THAT THE PROVISIONS OF SECTION 1542 AND ALL SIMILAR FEDERAL OR STATE LAWS, RIGHTS, RULES, OR LEGAL PRINCIPLES OF ANY OTHER JURISDICTION WHICH MAY BE APPLICABLE HEREIN, ARE HEREBY KNOWINGLY AND VOLUNTARILY WAIVED AND RELINQUISHED BY PLAINTIFFS AND THE CLASS MEMBERS, AND PLAINTIFFS AND THE CLASS MEMBERS HEREBY AGREE AND ACKNOWLEDGE THAT THIS IS AN ESSENTIAL TERM OF THIS RELEASE.

          4. IN CONNECTION WITH THIS RELEASE, PLAINTIFFS AND THE CLASS MEMBERS ACKNOWLEDGE THAT THEY ARE AWARE THAT THEY MAY HEREAFTER DISCOVER CLAIMS PRESENTLY UNKNOWN OR UNSUSPECTED, OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH THEY NOW KNOW OR BELIEVE TO BE TRUE WITH RESPECT TO THE MATTERS RELEASED HEREIN. NEVERTHELESS, IT IS THE INTENTION OF PLAINTIFFS AND THE CLASS MEMBERS IN EXECUTING THIS RELEASE FULLY, FINALLY AND FOREVER TO SETTLE AND RELEASE ALL SUCH MATTERS, AND ALL CLAIMS RELATING THERETO, WHICH EXIST, HEREAFTER MAY EXIST, OR MIGHT HAVE EXISTED (WHETHER OR NOT PREVIOUSLY OR CURRENTLY ASSERTED IN ANY ACTION).

          5. THE PLAINTIFFS AND THE CLASS MEMBERS EXPRESSLY AGREE THAT THEY, ACTING INDIVIDUALLY OR TOGETHER, SHALL NOT SEEK TO INSTITUTE, MAINTAIN OR ASSERT IN ANY ACTION OR PROCEEDING ANY CLAIM THAT IS BASED UPON OR RELATES TO ANY OF THE MATTERS DESCRIBED IN THE COMPLAINT OR ADDRESSED BY THE RELEASE TO BE GIVEN IN CONNECTION WITH THE SETTLEMENT OF THIS ACTION.

          6. NOTHING IN THE RELEASE SHALL (I) PRECLUDE ANY ACTION TO ENFORCE THE TERMS OF THE SETTLEMENT AGREEMENT; OR (II) PRECLUDE ANY CLASS MEMBER (OR ANY ATTORNEY ACTING ON BEHALF OF SUCH CLASS MEMBER) FROM RESPONDING TO ANY INQUIRY ABOUT THIS SETTLEMENT OR ITS UNDERLYING FACTS BY THE SECURITIES AND EXCHANGE COMMISSION, THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR ANY OTHER GOVERNMENTAL OR SELF-REGULATORY ORGANIZATION.


VII. PLEASE NOTE THAT THE COURT HAS ENTERED AN
     INJUNCTION THAT AFFECTS YOUR RIGHTS.

          The Court's March 19, 1996 Order enjoins Class Members who do not exclude themselves from the Class from filing any lawsuit or prosecuting any lawsuit, action or arbitration in any jurisdiction based on or relating to the facts and circumstances underlying the claims and causes of action in this case or the Released Transactions described above. It also enjoins all persons from contacting or otherwise organizing Class Members who have not excluded themselves from the Class into a separate class for purposes of asserting as a purported class action any claim (including by seeking to amend a pending complaint to include class allegations, or seeking class certification in a pending action) based on or relating to the claims and causes of action, or the facts and circumstances relating thereto, in this Action and/or the Released Transactions, as described above. Finally, the Court has enjoined current Unit owners who do not exclude themselves from the Class from selling or otherwise transferring their interest in any Unit to another person except as may occur by operation of law. You may transfer your Unit(s) only if you agree in writing to be bound by the Release and to waive any benefits under the settlement. The person to whom you transfer the Unit(s) will be eligible to receive the same benefits you would have received if you had not transferred the Unit(s).

          If you already have pending (or wish to initiate) a claim, lawsuit or proceeding against the Defendants or other Releasees, or any of them, relating to a Proprietary Investment Unit and/or to any claims at issue in this lawsuit, and you do not want to resolve your individual claims through this proposed settlement, you must file a timely written request for exclusion from the Class or you will be bound by the orders and judgments entered in this Action.

    VIII. EXCLUSION FROM THE CLASS.

          IF YOU REQUEST EXCLUSION, YOU WILL NOT BE ELIGIBLE TO RECEIVE THE BENEFITS OF THE SETTLEMENT. YOU MAY NOT REQUEST EXCLUSION WITH REGARD TO SOME PROPRIETARY INVESTMENT UNITS AND REMAIN IN THE CLASS WITH RESPECT TO OTHERS. IF YOU REQUEST EXCLUSION WITH REGARD TO ANY PROPRIETARY INVESTMENT UNIT(S), YOU WILL BE EXCLUDED FROM THE CLASS WITH REGARD TO ALL UNITS IN ALL LIMITED PARTNERSHIPS.

          IF YOU ELECT TO BE EXCLUDED FROM THE CLASS, YOU MUST COMPLY WITH THE REQUIREMENTS DESCRIBED IN THIS SECTION.

               If you fall within the Class definition but wish to exclude yourself from the Class, you must send a formal, WRITTEN REQUEST FOR EXCLUSION to the Clerk of the Court at the following address:

                    Clerk
                    United States District Court
                    Southern District of Florida
                    New York Life Limited Partnership
                      Class Action Settlement
                    P.O. Box 8418
                    Boston, MA  02266-8418

          PLEASE BE SURE TO WRITE "EXCLUSION NOTICE" ON THE LOWER LEFT-HAND CORNER OF THE FRONT OF THE ENVELOPE.

YOUR WRITTEN AND COMPLETE REQUEST FOR EXCLUSION MUST BE POSTMARKED BY NO LATER THAN JUNE 12, 1996. OTHERWISE, YOUR REQUEST WILL BE UNTIMELY, YOU WILL BE DEEMED TO HAVE WAIVED ANY REQUEST FOR EXCLUSION, AND YOU WILL BE BOUND BY ALL PROCEEDINGS, ORDERS AND JUDGMENTS IN THE ACTIONS, EVEN IF YOU ALREADY HAVE PENDING, OR LATER SEEK TO INITIATE, LITIGATION AGAINST ANY OF THE DEFENDANTS OR OTHER RELEASED PARTIES RELATING TO THE LIMITED PARTNERSHIPS OR THE CLAIMS RELEASED IN THIS ACTION.

          Your written request for exclusion must (i) identify all Proprietary Investment Units in which you have or had an interest, (ii) state that you want to be excluded from the Class, and (iii) include your name, your Social Security or Tax Identification Number, your address, your telephone number, the name and caption of this lawsuit, and your signature. Again, if you have an ownership interest in more than one Proprietary Investment Unit, you may not choose to remain a Class Member with respect to some Proprietary Investment Units but to exclude yourself from the Class with respect to other Proprietary Investment Units.

     IF TWO OR MORE INDIVIDUALS OR ENTITIES SHARE OWNERSHIP IN ONE PROPRIETARY INVESTMENT UNIT AND ANY ONE OF THEM EXCLUDES HIMSELF, HERSELF OR ITSELF, THE OTHERS WILL ALSO BE EXCLUDED.

          If you exclude yourself from the Class, you will NOT be permitted to participate in the proposed settlement or to receive any benefits of any settlement approved by the Court. If you do not exclude yourself from the Class, and if the Court approves the proposed settlement, then you will receive the settlement benefits to which you are entitled under the terms of the proposed settlement. YOU WILL NOT NEED TO PAY ANY ATTORNEYS' FEES TO PARTICIPATE IN THE BENEFITS OF THE PROPOSED SETTLEMENT.


IX.  HEARING ON PROPOSED SETTLEMENT, RIGHT TO OBJECT
     TO PROPOSED SETTLEMENT AND RIGHT TO APPEAR.

          The Court will hold a hearing to consider whether to approve the proposed settlement and to approve the subsequent agreement related to the payment of fees and expenses entered into between the New York Life Defendants
and Plaintiffs' counsel.   THE HEARING WILL BE HELD ON JULY 3, 1996, AT 9:30
A.M., IN THE COURTROOM OF THE HONORABLE LENORE NESBITT, UNITED STATES DISTRICT COURT, LOCATED AT 301 N. MIAMI AVENUE, MIAMI, FLORIDA 33128-7788.

          If you choose to remain in the Class, but want to object to any aspect of the settlement, you must file with the Court and serve upon counsel a written objection to any aspect of the proposed settlement.

          Any Class Member who has NOT filed a written request for exclusion and who complies with the procedures described in this section, may object to the fairness, reasonableness or adequacy of the proposed settlement or the application for an award of attorneys' fees and expenses to counsel for the Class. Class Members may do so either on their own or through an attorney hired at their own expense. If you hire an attorney to represent you, your attorney must (i) file a Notice of Appearance with the Clerk of the

Court no later than June 12, 1996, (ii) send a copy to Plaintiffs' counsel and Defendants' counsel at the addresses provided below no later than June 12, 1996 and, (iii) if access to the deposition transcripts and exhibits described below is sought, sign the confidentiality agreement governing those documents.

          If you wish to submit written objections to the proposed settlement, you or your attorney must prepare and submit to Plaintiffs' counsel and Defendants' counsel at the addresses provided below, postmarked no later than June 12, 1996, a written statement of the objections, as well as the specific reasons, if any, for each objection, including any legal support you wish to bring to the Court's attention and any evidence you wish to introduce in support of your objection. Objections postmarked after that date will NOT be considered by the Court and will be deemed to have been waived. You will remain a member of the Class and will be bound by the orders and judgments in this action regardless of how the Court rules on your objections. Any Class Member who submits written objections, as described above, may appear at the hearing, either in person or through personal counsel, after filing a Notice of Appearance with the Clerk of the Court, and serving such Notice of Appearance on Plaintiffs' counsel and Defendants' counsel at the addresses provided below, no later than June 12, 1996. Class Members making an appearance will be heard to the extent allowed by the Court.

          If you intend to request permission to address the Court at the hearing, you must also simultaneously file and serve a notice from you (or your attorney) requesting permission to address the Court at the hearing.

     YOU MUST SERVE ANY PAPERS AND EVIDENCE WITH THE ATTORNEYS FOR THE PARTIES AT THE ADDRESSES PROVIDED BELOW NO LATER THAN JUNE 12, 1996.

          Class Members may obtain access, at their own expense, to the deposition transcripts and deposition exhibits generated in this lawsuit by entering into the confidentiality agreement governing these documents. These transcripts and depositions will be made available at the offices of Defendants' counsel, Steel, Hector & Davis.

          The Court may adjourn the hearing on the proposed settlement to a new date and time without further notice to you or other Class Members. You (or your personal attorney) therefore should check with the Clerk of the Court before appearing at the hearing.

     The names and addresses of Plaintiffs' counsel and Defendants' counsel appear below:

          Michael A. Hanzman, Esq.
          Michael E. Criden, Esq.
          Hanzman Criden Korge & Chaykin, P.A.
          200 South Biscayne Blvd., Suite 2100
          Miami, Florida  33131
               Counsel for Plaintiffs and the Class

          Lewis F. Murphy, P.A.
          Steel Hector & Davis
          200 South Biscayne Blvd., Suite 4000
          Miami, Florida  33131
               Defendants' Counsel


     YOU ARE NOT REQUIRED TO FILE ANY PAPERS WITH THE COURT OR TO APPEAR AT THE HEARING TO BE ELIGIBLE TO RECEIVE THE BENEFITS THAT WILL BE OFFERED TO CLASS MEMBERS IF THE PROPOSED SETTLEMENT IS APPROVED.

          The Court has not determined whether the lawsuits have any merit, nor will it be asked to decide the question if it approves the proposed settlement. This Notice and the proposed settlement do not imply that the Defendants have or have not engaged in any wrongdoing, that any of the alleged claims and defenses are or are not true, or that Plaintiffs or the Class would or would not be able to recover anything from the Defendants if this lawsuit were not settled.

          If the Court does not approve the proposed settlement, the Settlement Agreement will terminate, the order certifying the Class for settlement purposes will be vacated, you will retain whatever rights (if any) you might have against the Defendants.


X.   COUNSEL FOR THE SETTLEMENT CLASS.

          The Court has designated the law firms of Hanzman Criden Korge & Chaykin, P.A., 200 South Biscayne Blvd., Suite 2100, Miami, Florida 33131 and Goodkind Labaton Rudoff & Sucharow, LLP, 100 Park Avenue, 12th Floor, New York, NY 10017 together, to serve as Lead Counsel for Plaintiffs and the Class for purposes of the settlement of this lawsuit. YOU WILL NOT BE CHARGED FOR THE SERVICES OF THOSE LAW FIRMS.

          You have the right to retain your own attorney to represent you in this matter. If you do so, however, you will be responsible for paying your own attorneys' fees and expenses. You also have the right to represent yourself before the Court without an attorney, subject to the procedures set forth above.

XI.  ATTORNEYS' FEES AND EXPENSES.

          Pursuant to the terms of the Stipulation of Settlement, the New York Life Defendants were obligated to pay to Plaintiffs' counsel any attorneys' fees and costs awarded by the Court in accordance with applicable law. In order to avoid litigating this issue, and to eliminate the resulting uncertainties and risk, the parties agreed that the New York Life Defendants will pay Plaintiffs' counsel the sum of Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) for attorneys' fees and expenses incurred in this matter. This agreement was negotiated and reached after the Stipulation of Settlement was executed by all parties. This settlement of the attorneys' fees issue will be presented to the Court for approval at the hearing.

          PAYMENT OF ATTORNEYS' FEES AND EXPENSES TO PLAINTIFFS' COUNSEL WILL NOT REDUCE ANY FUNDS OR BENEFITS BEING MADE AVAILABLE TO CLASS MEMBERS UNDER THE PROPOSED SETTLEMENT, AND CLASS MEMBERS WILL NOT BE REQUIRED TO PAY ANY PORTION OF PLAINTIFFS' COUNSEL'S FEES AND EXPENSES.


XII. TERMINATION OF PROPOSED SETTLEMENT.

          Plaintiffs have the right to terminate the proposed settlement if, upon the completion of discovery, they do not continue to believe that the settlement is fair, reasonable and adequate. Defendants have the right to terminate the proposed settlement if the Court does not approve it in full, without modification, or if any appellate court modifies or disapproves the terms of the Settlement Agreement or the Court's orders.

          The proposed settlement also contains certain other conditions under which the parties might have the right to terminate fully or partially the proposed settlement. If the proposed settlement is terminated, all Class Members will be restored to the positions they occupied before the parties entered into the proposed settlement, and their rights will not be affected in any way by the parties' actions in connection with the proposed settlement.


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


XIII. ADDITIONAL INFORMATION.

          This Notice is only a summary of the proposed settlement, which is set forth in a more detailed legal document. The full Stipulation of Settlement is on file with the Clerk of the Court, and you may inspect it at the Clerk's Office at any time during normal business hours. For a more detailed statement of the matters involved in the litigation, Plaintiffs and Defendants also refer you to the complaint filed in this case and to the other papers and court orders on file in the Clerk's Office, which you may inspect from Monday through Friday, between the hours of 9:00 a.m. and 3:00 p.m., ET.

          Because you may find certain aspects of the proposed settlement somewhat complicated, the parties have prepared a Question and Answer brochure as part of this notice. The parties have also assigned representatives to answer any questions you may have about the settlement. If you still have questions after you have read this notice and the Question and Answer brochure, please call 1-800-278-4117, Monday through Friday (excluding holidays), between the hours of 9:00 a.m. and 6:00 p.m., ET.

          You may also write to the Settlement Administrator:

               Settlement Administrator
               P.O. Box 8417
               Boston, MA  02266-8417

     PLEASE DO NOT CALL THE COURT OR THE CLERK OF THE COURT.

Dated: March 29, 1996

                                        Carlos Juenke
                                        Clerk, United States District Court
                                        Southern District of Florida

                       ANSWERS TO QUESTIONS YOU MAY HAVE
                         ABOUT THE PROPOSED SETTLEMENT

GENERAL FACTS ABOUT THE SETTLEMENT

WHY DID I RECEIVE THIS NOTICE?

In January and March 1996, class action lawsuits were filed against New York Life and several other defendants concerning a number of limited partnerships. (The limited partnerships at issue are identified in Section III.B of the Notice accompanying this brochure.) You have been identified as having purchased or otherwise acquired an ownership interest in one or more of these limited partnerships. As a result, you may be eligible to receive a payment under a proposed settlement of the class action litigation.

AM I BEING SUED?

No. Because the lawsuits have been brought on your behalf, you are in effect a plaintiff, not a defendant. The defendants are New York Life Insurance Company and its affiliates, NYLIFE Inc., NYLIFE Equity Inc., NYLIFE Securities Inc., CNP Realty Investment, Inc. and NYLIFE Realty Inc. (the "New York Life Defendants") and American Exploration Company and American Exploration Production Company.

WHAT LIMITED PARTNERSHIPS ARE INVOLVED?

All of the limited partnerships sold in connection with four programs that the New York Life Defendants helped to organize are part of the litigation and the proposed settlement. Those four series of limited partnerships are:

    New York Life Oil & Gas Producing Properties ("NYLOG")
    NYLIFE Energy Investors
    NYLIFE Realty Income Partners
    NYLIFE Government Mortgage Plus

WHAT ARE THE ALLEGATIONS AGAINST THE DEFENDANTS?

The plaintiffs make a number of claims about the sale and management of the limited partnerships. More specifically, the lawsuit raises allegations that the defendants misled investors concerning (i) the amount that would be realized from or paid out by the limited partnerships, (ii) the rate of return on investments in the limited partnerships, (iii) cash distributions made or projected to be made by the limited partnerships, (iv) the safety of investors'

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
principal, (v) the "suitability" of the investment for risk-averse investors,
(vi) the reasonableness of the assumptions underlying projected rates of return,
(vii) the economic viability of limited partnerships, (viii) the nature of the limited partnerships and how they would be operated, (ix) the assets purchased, acquired or sold by and/or for the limited partnerships, (x) the way in which partnership assets were used or applied, and (xi) decisions about how and when to wind up the partnerships.

WHAT IS NEW YORK LIFE'S RESPONSE TO THESE ALLEGATIONS?

New York Life denies all of the allegations in this lawsuit and believes that the manner in which the limited partnerships were sold and managed was entirely proper and fair, and that investors have been kept fully and fairly informed about their investments.

WHY IS NEW YORK LIFE SETTLING THIS LAWSUIT?

Settlement of the lawsuit provides New York Life with a vehicle for exiting various limited partnerships. Prior to this lawsuit, New York Life had already concluded that it would be in the best interests of the limited partners to liquidate various limited partnerships and to provide investors with some enhancement to their liquidation payments. With this settlement, New York Life can achieve these goals and make substantial additional monetary benefits available to class members, as well as avoid time consuming and expensive litigation.

THE SETTLEMENT RELIEF

WHAT ARE THE BENEFITS OF THE SETTLEMENT?

The benefits to be made available under the proposed settlement will depend on several factors, including (1) whether you currently own units in a limited partnership, (2) whether you have already recovered your original investment in the limited partnership, and (3) whether the required number of limited partners in your limited partnership votes to approve the liquidation and any proposed modifications to the partnership agreements.

CLASS MEMBERS WHO CURRENTLY OWN INVESTMENT UNITS

I CURRENTLY OWN UNITS IN ONE OF THE LIMITED PARTNERSHIPS. WHAT WILL I RECEIVE?

If the Court approves the proposed settlement, and the required number of limited partners in your limited partnership votes to approve liquidation and any proposed modifications to the partnership agreements, then you will receive:

1. A LIQUIDATION ADVANCE from the New York Life Defendants of your PRO RATA share of the approximate current value of your limited partnership's assets and any excess working capital PLUS

2. One of the following payments:

  - OUT-OF-POCKET LOSS (THE "REFUND"): A cash payment calculated to provide you with 100% of your total original investment in the limited partnership, taking into account any prior distributions and the Liquidation Advance described above, provided that no payment will be less than $200.

    OR

  - THE ENHANCEMENT: A cash payment for EACH limited partnership in which you invested. The payment will be based on the total number of investment units that you purchased but in no case will be less than $200.

IF I AM ELIGIBLE FOR A REFUND, HOW WILL THE REFUND BE CALCULATED?

The amount of the Refund is simply the amount by which your original investment exceeds the sum of any prior distributions to you plus the Liquidation Advance.

EXAMPLE: Assume that you still own your original investment, that you originally invested $10,000 in a particular limited partnership, and that you have thus far received $6,000 in distributions from the partnership. If the value of your Liquidation Advance is calculated to be $2,000, then the settlement check that you receive will be $4,000, consisting of: $2,000 for the Liquidation Advance PLUS $2,000 for the Refund. This calculation is based on the assumption that the required number of limited partners in your partnership vote to liquidate. If the required number do not vote to liquidate, and if New York Life decides to allow investors in that partnership to participate in the settlement, then you would receive the $2,000 Refund, but not the Liquidation Advance.

If you do not still own your original investment, then see the next Section, "Class Members Who Sold or Transferred Their Investment Units."

The settlement relief is described in more detail in Section IV of the accompanying Notice.

HOW WILL NEW YORK LIFE CALCULATE MY ENHANCEMENT?

If the payment to you of the Liquidation Advance WOULD allow you to recover the full amount of your original investment (or if you have already recovered your investment), then you will be eligible to receive the Enhancement. The amount of the Enhancement will vary depending on the partnership. For the NYLOG, NYLIFE Realty Income and NYLIFE Government Mortgage Plus programs, Class Members will receive:

(1) A cash payment based on a calculation that varies depending on the original cost of the investment unit

    OR

(2) $200, WHICHEVER IS GREATER.

- Investment units costing originally $250 (I.E., the NYLOG Series I) will be credited with a $10 enhancement per unit.

- Investment units originally costing $10 (I.E., NYLOG Series II and III, and NYLIFE Realty Income) will be credited with a $.40 enhancement per unit.

- Investment units originally costing $10, but approximately half of which was returned shortly after the offering (I.E., NYLIFE Government Mortgage Plus) will be credited with a $.20 enhancement per unit.

EXAMPLE: Assume that you still own your original investment, that you paid
  $10,000 to purchase 40 investment units at $250 each, that you have received $9,000 in distributions to date, and that your Liquidation Advance would be $2,000, giving you a total return at settlement of $11,000. Your settlement check would be equal to: $2,000 (the Liquidation Advance) and an Enhancement of $400 ($10 x 40 units), for a total check of $2,400. (If the calculation of the Enhancement were to result in a sum of less than $200, you would receive the minimum of $200.)

If you do not still own your original investment, then see the next Section, "Class Members Who Sold or Transferred Their Investment Units."

WHY ARE SOME CLASS MEMBERS ELIGIBLE FOR A REFUND AND OTHERS FOR AN ENHANCEMENT?

Whether you receive a Refund or an Enhancement will depend on whether you have received a full repayment of your original investment taking into account the Liquidation Advance. If you will have not received a full repayment, then you will receive a Refund. If you will have received a full repayment, then you will receive an Enhancement.

WHAT WILL HAPPEN IF THE REQUIRED NUMBER OF LIMITED PARTNERS IN MY LIMITED PARTNERSHIP DO NOT VOTE TO APPROVE THE PROPOSED LIQUIDATION AND ANY PROPOSED MODIFICATIONS TO THE PARTNERSHIP AGREEMENTS?

If the required number of limited partners in your limited partnership do not vote in favor of the proposals, but the Court nonetheless approves the settlement, New York Life has the option of not making any payments to investors relating to that Partnership, although payments would be made to those investors for any other partnership in which they may have invested. If New York Life instead chooses to make payments despite the rejection of the liquidation proposal, then you will receive the Refund or the Enhancement, but not the Liquidation Advance since the partnership will not be liquidated. Because your partnership will not have been liquidated, you will continue to receive whatever distributions the partnership may make in the future.

WHEN WILL I GET MY SETTLEMENT CHECK?

The Court has not yet approved the proposed settlement and will not rule on it before the hearing to be held on July 3, 1996. (See Section IX of the accompanying Notice for a description of the hearing.) If and when the proposed settlement is final, AND THE REQUIRED NUMBER OF LIMITED PARTNERS IN EACH LIMITED PARTNERSHIP HAS VOTED TO APPROVE THE PROPOSALS CONTAINED IN THE CONSENT SOLICITATION MATERIALS, several things will happen. New York Life will send you a cash payment for the amount of either the Refund or the Enhancement. In addition, if you still own your investment units, your cash payment will include the amount of your Liquidation Advance. (This will be the FIRST check to current limited partners.) This cash payment will be mailed within 30 days of the date the settlement is final, or as soon as possible thereafter.

WHAT WILL HAPPEN AFTER THE LIMITED PARTNERSHIP IS LIQUIDATED?

The general partners will use the liquidation proceeds to (i) establish a reserve for purposes of meeting any liabilities or obligations that remain following liquidation of the limited partnerships, and

(ii) distribute the remaining amounts, if any, to limited partners on a PRO RATA basis. (With respect to Class Members who received the Liquidation Advance, New York Life will be reimbursed for the Liquidation Advance from this distribution. Remaining amounts, if any, will be distributed in a SECOND check to such Class Members.) Finally, once a general partner has determined that ALL of a limited partnership's outstanding liabilities and obligations have been satisfied, any amounts that remain will be distributed to limited partners on a PRO RATA basis, assuming New York Life has already been fully reimbursed. (Any such distribution will come in a THIRD check to Class Members who are limited partners in that limited partnership.)

WHY IS IT CALLED A LIQUIDATION ADVANCE? DO I HAVE TO REPAY IT?

Under no circumstances will New York Life look to you to return any portion of the settlement payment you received. Instead, the Liquidation Advance will be repaid from your share of the proceeds and/or other funds the partnership has at the time it is dissolved. By signing and cashing your settlement check, you will grant New York Life a security interest in your Units and your share of the partnership's liquidation proceeds up to the amount of the Liquidation Advance. If your share of the liquidation proceeds is not sufficient to repay New York Life, then New York Life will absorb the difference.

CLASS MEMBERS WHO SOLD OR TRANSFERRED THEIR INVESTMENT UNITS

I NO LONGER OWN UNITS IN ONE OF THE LIMITED PARTNERSHIPS. AM I STILL ELIGIBLE FOR RELIEF?

Assuming that the settlement is approved by the Court, you will still be eligible for relief even if you no longer own units in a limited partnership. Once the Court's order approving the settlement is final and no longer subject to appeal, you will receive a check for either the Refund or the Enhancement, as described above, but NOT the Liquidation Advance.

IF I SOLD MY INVESTMENT UNITS, HOW WILL MY SETTLEMENT PAYMENT BE CALCULATED?

In calculating your settlement payment, New York Life will take into account the amount for which you sold your investment units (the "Transfer Proceeds"). You will be sent a Statement of Transfer form to report information about any sale. If the sum of all prior distributions to you PLUS any Transfer Proceeds falls short of your original investment, then you will be eligible for a Refund. If this sum exceeds your original investment, then you will be eligible for an Enhancement.

IF I DID NOT SELL MY INVESTMENT UNITS BUT GAVE THEM AWAY AS A GIFT (OR RECEIVED THEM AS A GIFT), WILL I STILL BE ELIGIBLE FOR RELIEF?

Yes, you will still be eligible for either a Refund or an Enhancement. In order to determine which of these two forms of relief you will receive, the parties will send you a Statement of Transfer form once the settlement is final. The Statement of Transfer will ask you to ascribe a value to the units at the time of transfer. The individual or entity to whom you transferred your units will also be asked to complete a Statement of Transfer. If the value you report in good faith agrees with that reported in good faith by the person who received them, then New York Life will use that value as the Transfer Proceeds. If not, then the value of the units will be determined by an administrator who is jointly retained by counsel for plaintiffs and defendants.

WHAT IF I TRANSFERRED SOME UNITS AND KEPT OTHERS?

With respect to any investment that you may have made in a limited partnership, if you have transferred some units but have kept others, then the calculation of your settlement payment is slightly more complicated but based on the same essential concepts already discussed above. Your settlement payment will be equal to your original investment, minus all prior distributions, minus any Transfer Proceeds (as defined above), and minus the Liquidation Advance for the units that you do still hold. If you transferred some or all of your units, it may take longer to receive your settlement check.

CAN I SELL OR TRANSFER MY UNITS NOW?

No. The Court has issued an order prohibiting any voluntary sales or transfers of units by investors who have not excluded themselves from the settlement. You may transfer your Units only if you agree in writing to be bound by the settlement release and to waive any benefits under the settlement. The person to whom you transfer will be entitled to the same relief that you would have received if you had not transferred the Units.

REQUESTING EXCLUSION FROM THIS SETTLEMENT

MAY I EXCLUDE MYSELF FROM THE SETTLEMENT?

Yes. Please bear in mind that if you exclude yourself, you will not receive the substantial monetary benefit provided to class members. In addition, you may NOT request exclusion from the settlement with respect to one partnership, or to certain investment units, and remain eligible for relief with respect to others. Any request for exclusion that you submit will AUTOMATICALLY exclude you from the settlement class for EVERY partnership and EVERY unit and prevent you from receiving the Refunds, Enhancements and Liquidation Advances to be made available under the proposed settlement.

If you wish to be excluded from the settlement, you must follow the procedures described in Section VIII of the Notice. Please note that any request for exclusion must be in writing and be postmarked no later than June 12, 1996. Be sure to include with your request ALL information required in Section VIII of the Notice.

IF I EXCLUDE MYSELF FROM THE SETTLEMENT, BUT MY LIMITED PARTNERSHIP IS LIQUIDATED, WHAT WILL I RECEIVE?

If you exclude yourself from the settlement and your limited partnership is subsequently liquidated, you will receive the amounts to which you are entitled under the terms of your limited partnership agreement, as amended. Please refer to the preliminary consent solicitation materials for more detailed information.

I AM (OR WAS) A JOINT OWNER OF PARTNERSHIP UNITS. CAN I REMAIN A CLASS MEMBER IF ONE OF THE OTHER JOINT OWNERS ASKS TO BE EXCLUDED?

No. The decision of any single joint owner to request exclusion will automatically result in the exclusion of all other joint owners.

FOR MORE INFORMATION ABOUT THIS SETTLEMENT

If you still have questions after reading the Notice and the materials accompanying it, you may call 1-800-278-4117, and a representative will answer your questions. The telephone lines will be open Monday through Friday (excluding holidays), from 9:00 a.m. until 6:00 p.m., ET.